EXECUTED COPY

                         POOLING AND SERVICING AGREEMENT

                          Dated as of November 1, 1997

                                  by and among

               Prudential Securities Secured Financing Corporation
                                   (Depositor)

                                       and

                          Irwin Home Equity Corporation
                                   (Servicer)

                                       and

                            The Chase Manhattan Bank
                                    (Trustee)

                   Irwin Home Equity Corporation Trust 1997-2

                       Mortgage Pass-Through Certificates,

                                  Series 1997-2

               Class A and Class R and the Additional Certificate

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                                TABLE OF CONTENTS
                                -----------------

                                                                            Page
                                                                            ----

ARTICLE I DEFINITIONS..........................................................1

  SECTION 1.1     CERTAIN DEFINED TERMS........................................1
  SECTION 1.2     PROVISIONS OF GENERAL APPLICATION...........................40

ARTICLE II ESTABLISHMENT OF THE TRUST SALE AND CONVEYANCE OF THE TRUST FUND...42

  SECTION 2.1     SALE AND CONVEYANCE OF TRUST FUND; PRIORITY AND
  SUBORDINATION OF OWNERSHIP INTERESTS; ESTABLISHMENT OF THE TRUST............42
  SECTION 2.2     POSSESSION OF MORTGAGE FILES; ACCESS TO MORTGAGE FILES......42
  SECTION 2.3     DELIVERY OF MORTGAGE LOAN DOCUMENTS.........................43
  SECTION 2.4     ACCEPTANCE BY TRUSTEE OF THE TRUST FUND; CERTAIN
  SUBSTITUTIONS; CERTIFICATION BY TRUSTEE.....................................46
  SECTION 2.5     DESIGNATIONS UNDER REMIC PROVISIONS; DESIGNATION OF STARTUP
  DATE              ..........................................................49
  SECTION 2.6     EXECUTION OF CERTIFICATES...................................49
  SECTION 2.7     APPLICATION OF PRINCIPAL AND INTEREST.......................49
  SECTION 2.8     GRANT OF SECURITY INTEREST..................................50
  SECTION 2.9     FURTHER ASSURANCES; POWERS OF ATTORNEY......................50
  SECTION 2.10    CONVEYANCE OF THE SUBSEQUENT MORTGAGE LOANS.................51

ARTICLE III REPRESENTATIONS AND WARRANTIES....................................56

  SECTION 3.1     REPRESENTATIONS OF THE SERVICER.............................56
  SECTION 3.2     REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE DEPOSITOR..58
  SECTION 3.3     PURCHASE AND SUBSTITUTION...................................59
  SECTION 3.4     SERVICER COVENANTS..........................................61

ARTICLE IV THE CERTIFICATES...................................................62

  SECTION 4.1     THE CERTIFICATES............................................62
  SECTION 4.2     REGISTRATION OF TRANSFER AND EXCHANGE OF CERTIFICATES.......62
  SECTION 4.3     MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES...........70
  SECTION 4.4     PERSONS DEEMED OWNERS.......................................70

ARTICLE V ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS..................71

  SECTION 5.1     APPOINTMENT OF THE SERVICER.................................71
  SECTION 5.2     SUBSERVICING AGREEMENTS BETWEEN THE SERVICER AND
  SUBSERVICERS      ..........................................................74
  SECTION 5.3     COLLECTION OF CERTAIN MORTGAGE LOAN PAYMENTS; COLLECTION
  ACCOUNT           ..........................................................75
  SECTION 5.4     PERMITTED WITHDRAWALS FROM THE COLLECTION ACCOUNT AND
  TRUSTEE COLLECTION ACCOUNT..................................................77
  SECTION 5.5     PAYMENT OF TAXES, INSURANCE AND OTHER CHARGES...............79
  SECTION 5.6     MAINTENANCE OF CASUALTY INSURANCE...........................80
  SECTION 5.7     SERVICER ACCOUNT............................................81
  SECTION 5.8     FIDELITY BOND; ERRORS AND OMISSIONS POLICY..................81
  SECTION 5.9     COLLECTION OF TAXES, ASSESSMENTS AND OTHER ITEMS............82
  SECTION 5.10    PERIODIC FILINGS WITH THE SECURITIES AND EXCHANGE
  COMMISSION; ADDITIONAL INFORMATION..........................................82
  SECTION 5.11    ENFORCEMENT OF DUE-ON-SALE CLAUSES; ASSUMPTION AGREEMENTS...83
  SECTION 5.12    REALIZATION UPON DEFAULTED MORTGAGE LOANS...................84
  SECTION 5.13    TRUSTEE TO COOPERATE; RELEASE OF MORTGAGE FILES.............86
  SECTION 5.14    SERVICING FEE; SERVICING COMPENSATION.......................87
  SECTION 5.15    REPORTS TO THE TRUSTEE; COLLECTION ACCOUNT STATEMENTS.......88
  SECTION 5.16    ANNUAL STATEMENT AS TO COMPLIANCE...........................88


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  SECTION 5.17    ANNUAL INDEPENDENT PUBLIC ACCOUNTANTS' SERVICING REPORT.....89
  SECTION 5.18    REPORTS TO BE PROVIDED BY THE SERVICER......................89
  SECTION 5.19    ADJUSTMENT OF SERVICING COMPENSATION IN RESPECT OF
  PREPAID MORTGAGE LOANS......................................................90
  SECTION 5.20    PERIODIC ADVANCES...........................................90
  SECTION 5.21    INDEMNIFICATION; THIRD PARTY CLAIMS.........................91
  SECTION 5.22    MAINTENANCE OF CORPORATE EXISTENCE AND LICENSES; MERGER
  OR CONSOLIDATION OF THE SERVICER............................................92
  SECTION 5.23    ASSIGNMENT OF AGREEMENT BY SERVICER; SERVICER NOT TO RESIGN.92
  SECTION 5.24    SERVICER PURCHASE OF CERTAIN MORTGAGE LOANS.................93

ARTICLE VI DISTRIBUTIONS AND PAYMENTS.........................................94

  SECTION 6.1 ESTABLISHMENT OF CERTIFICATE ACCOUNT, ADDITIONAL CERTIFICATE ACCOUNT, CAPITALIZED INTEREST ACCOUNT AND PRE-FUNDING ACCOUNT; DEPOSITS TO
  THE CERTIFICATE ACCOUNT, THE ADDITIONAL CERTIFICATE ACCOUNT,  CAPITALIZED
  INTEREST ACCOUNT AND THE PRE-FUNDING ACCOUNT................................94
  SECTION 6.2     PERMITTED WITHDRAWALS FROM THE CERTIFICATE ACCOUNT AND THE
  ADDITIONAL CERTIFICATE ACCOUNT..............................................96
  SECTION 6.3     COLLECTION OF MONEY.........................................97
  SECTION 6.4     THE RESERVE ACCOUNT AND THE CERTIFICATE INSURANCE POLICIES..97
  SECTION 6.5     DISTRIBUTIONS..............................................100
  SECTION 6.6     INVESTMENT OF ACCOUNTS.....................................103
  SECTION 6.7     REPORTS BY TRUSTEE.........................................104
  SECTION 6.8     ADDITIONAL REPORTS BY TRUSTEE AND BY SERVICER..............107
  SECTION 6.9     COMPENSATING INTEREST......................................107
  SECTION 6.10    EFFECT OF PAYMENTS BY THE CERTIFICATE INSURER; SUBROGATION.107
  SECTION 6.11    PRE-FUNDING ACCOUNT........................................108
  SECTION 6.12    CAPITALIZED INTEREST ACCOUNT...............................108

ARTICLE VII DEFAULT..........................................................110

  SECTION 7.1     EVENTS OF DEFAULT..........................................110
  SECTION 7.2     TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR...................111
  SECTION 7.3     WAIVER OF DEFAULTS.........................................114
  SECTION 7.4     MORTGAGE LOANS, TRUST FUND AND ACCOUNTS HELD FOR BENEFIT
  OF THE CERTIFICATE INSURER.................................................114

ARTICLE VIII TERMINATION.....................................................115

  SECTION 8.1     TERMINATION................................................115
  SECTION 8.2     ADDITIONAL TERMINATION REQUIREMENTS........................117
  SECTION 8.3     ACCOUNTING UPON TERMINATION OF SERVICER....................118

ARTICLE IX THE TRUSTEE.......................................................119

  SECTION 9.1     DUTIES OF TRUSTEE..........................................119
  SECTION 9.2     CERTAIN MATTERS AFFECTING THE TRUSTEE......................124
  SECTION 9.3     NOT LIABLE FOR CERTIFICATES OR MORTGAGE LOANS..............126
  SECTION 9.4     TRUSTEE MAY OWN CERTIFICATES...............................126
  SECTION 9.5     TRUSTEE'S FEES AND EXPENSES; INDEMNITY.....................126
  SECTION 9.6     ELIGIBILITY REQUIREMENTS FOR TRUSTEE.......................127
  SECTION 9.7     RESIGNATION AND REMOVAL OF THE TRUSTEE.....................127
  SECTION 9.8     SUCCESSOR TRUSTEE..........................................128
  SECTION 9.9     MERGER OR CONSOLIDATION OF TRUSTEE.........................129
  SECTION 9.10    APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE..............129
  SECTION 9.11    TAX RETURNS; OLD INTEREST REPORTING........................131
  SECTION 9.12    RETIREMENT OF CERTIFICATES.................................131

ARTICLE X MISCELLANEOUS PROVISIONS...........................................132

  SECTION 10.1    LIMITATION ON LIABILITY OF THE DEPOSITOR AND THE SERVICER..132


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  SECTION 10.2    ACTS OF CERTIFICATEHOLDERS; CERTIFICATEHOLDERS' RIGHTS.....132
  SECTION 10.3    AMENDMENT OR SUPPLEMENT....................................133
  SECTION 10.4    RECORDATION OF AGREEMENT...................................134
  SECTION 10.5    DURATION OF AGREEMENT......................................134
  SECTION 10.6    NOTICES....................................................134
  SECTION 10.7    SEVERABILITY OF PROVISIONS.................................135
  SECTION 10.8    NO PARTNERSHIP.............................................135
  SECTION 10.9    COUNTERPARTS...............................................135
  SECTION 10.10   SUCCESSORS AND ASSIGNS.....................................135
  SECTION 10.11   HEADINGS...................................................135
  SECTION 10.12   THE CERTIFICATE INSURER DEFAULT............................135
  SECTION 10.13   THIRD PARTY BENEFICIARY....................................135
  SECTION 10.14   INTENT OF THE PARTIES......................................136
  SECTION 10.15   APPOINTMENT OF TAX MATTERS PERSON..........................136
  SECTION 10.16   GOVERNING LAW CONSENT TO JURISDICTION; WAIVER OF JURY
  TRIAL......................................................................136


                                      iii
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                                    EXHIBITS
                                    --------

EXHIBIT A-1       Specimen Class A-1 Certificate Insurance Policy

EXHIBIT A-2       Specimen Group II Certificate Insurance Policy

EXHIBIT B-1       Specimen Class A-1 Certificate

EXHIBIT B-2       Specimen Class A-2 Certificate

EXHIBIT B-3       Specimen Class A-3 Certificate

EXHIBIT B-4       Specimen Class A-4 Certificate

EXHIBIT B-5       Specimen Class R Certificate

EXHIBIT B-6       Specimen Additional Certificate

EXHIBIT C         Contents of Mortgage File

EXHIBIT D         Mortgage Loan Schedule

EXHIBIT E         Trustee's Certificate as to Mortgage Files

EXHIBIT F         Form of Initial Certification of Trustee

EXHIBIT G         Form of Final Certification of Trustee

EXHIBIT H         Form of Request for Release of Mortgage Files

EXHIBIT I         Form of Transfer Affidavit and Agreement

EXHIBIT J         Form of Transferor's Certificate

EXHIBIT K         Form of ERISA Investment Representation Letter

EXHIBIT L         Delinquency Collection Policies and Procedures

EXHIBIT M         Form of Officer's Certificate of the Seller: Prepaid Loans

EXHIBIT N         Form of Transferee's Letter

EXHIBIT O         Form of Subsequent Transfer Agreement

EXHIBIT P         Specimen Letters of Credit

EXHIBIT Q         Instructions Regarding Letters of Credit


                                       iv
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            This Pooling and Servicing Agreement, relating to Irwin Home Equity
Corporation Trust 1997-2, dated as of November 1, 1997 by and among Prudential Securities Secured Financing Corporation, a Delaware corporation, in its capacity as depositor of the Trust (the "Depositor"), Irwin Home Equity Corporation, an Indiana corporation, in its capacity as servicer (the "Servicer"), and The Chase Manhattan Bank, a banking corporation organized under the laws of the State of New York, in its capacity as trustee (the "Trustee).

                              W I T N E S S E T H:

            WHEREAS, the Depositor wishes to establish a trust which provides for the allocation and sale of the beneficial interests therein and the maintenance and distribution of the trust estate;

            WHEREAS, the Depositor also wishes to provide for the issuance from time to time of a separate certificate (the "Additional Certificate") representing interests in Additional Balances (as herein defined), the rights with respect to which will be determined pursuant to this Agreement;

            WHEREAS, the Servicer has agreed to service the Mortgage Loans, which constitute the principal assets of the trust estate;

            WHEREAS, The Chase Manhattan Bank is willing to serve in the capacity of Trustee hereunder; and

            WHEREAS, MBIA Insurance Corporation (the "Certificate Insurer") is intended to be a third-party beneficiary of this Agreement and is hereby recognized by the parties hereto to be a third-party beneficiary of this Agreement.

            NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Depositor, the Servicer and the Trustee hereby agree as follows:

                                   ARTICLE I

                                   Definitions

            Section 1.1 Certain Defined Terms. Whenever used herein the following words and phrases, unless the context otherwise requires, shall have the following meanings.

            "Accepted Servicing Practices" shall mean the Servicer's normal servicing practices in servicing and administering mortgage loans for its own account, which in general will conform to the mortgage servicing practices of prudent mortgage lending institutions which service for their own account mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are


                                       1
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located and will give due consideration to the Certificate Insurer's and the
Certificateholders' reliance on the Servicer; provided, further, that with respect to any Mortgage Loan for which the related Monthly Payment has not been received by the related Due Date, Accepted Servicing Practices shall also include the policies and procedures set forth in the Delinquency Collection Policies and Procedures.

            "Account" shall mean any Eligible Account established hereunder.

            "Accrual Period" shall mean (i) with respect to the Class A-1 Certificates and any Remittance Date, the period commencing on the 15th day of the month immediately preceding the month in which such Remittance Date occurs or, in the case of the first Remittance Date, the Closing Date, and ending on the 14th day of the month in which such Remittance Date occurs and (ii) with respect to the Group II Certificates and any Remittance Date, the period commencing on the 1st day of the month immediately preceding the month in which such Remittance Date occurs and ending on the last day of the month immediately preceding the month in which such Remittance Date occurs.

            "Addition Notice" shall mean, with respect to the transfer of Subsequent Mortgage Loans to the Trust pursuant to Section 2.10 of this Agreement, notice, which shall be given not later than five Business days prior to the related Subsequent Transfer Date, of the Depositor's designation of Subsequent Mortgage Loans to be sold to the Trust and (stating separately for the HELOCs and the HELs) the aggregate principal balance and the weighted average Mortgage Interest Rate and Gross Margin, if any, of such Subsequent Mortgage Loans. Such Addition Notice shall include an electronic data file in a form agreeable to the Trustee and the Certificate Insurer.

            "Additional Balance" shall mean any amounts added, from time to time, to the principal balance of a HELOC after the Cut-Off Date as a result of the Mortgagor on the related Mortgage Note exercising the right to borrow additional amounts under such Mortgage Loan.

            "Additional Balance Factor" shall mean, as of any date of determination, and for any HELOC, the quotient of the Additional Balance of such HELOC and the Principal Balance of such HELOC.

            "Additional Certificate" shall mean the certificate in the form of Exhibit B-6 issued hereunder representing an undivided interest in the Trust Fund in an amount equal to the Additional Balances of the HELOCs. The identification of such Additional Balances shall be indicated, from time to time, on one or more amended Mortgage Loan Schedules delivered from time to time that shall specify that the interest in such Additional Balances has been assigned to the Additional Certificate.


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            "Additional Certificate Account" shall mean the Additional
Certificate Account(s) established in accordance with Section 6.1(b) hereof and maintained by the Trustee.

            "Additional Certificate Allocation" shall mean with respect to any payment on, or monies collected in respect of, a HELOC, the sum of (a) Interest Collections less the REMIC Daily Interest, plus (b) with respect to the Principal Collections other than Liquidation Proceeds, zero, until the Trust Balance of the related Mortgage Loan is reduced to zero, and thereafter, all Principal Collections with respect to such Mortgage Loan, plus (c) with respect to Liquidation Proceeds the product of such Liquidation Proceeds and the Additional Balance Factor applicable to such HELOC plus (d) with respect to daily interest or investment earnings on proceeds, collections, recoveries or other amounts received in respect of a particular Mortgage Loan and on deposit in the Collection Account or Trustee Collection Account, the product of such day's interest or investment earnings and the Additional Balance Factor for such HELOC.

            "Additional Certificateholders" shall include any Holder of an Additional Certificate.

            "Additional Loan Group" shall mean the segregated pool of Additional Balances. The Additional Loan Group shall be a sub-trust of the Trust. The Additional Loan Group shall not be part of the 1997-2 REMIC.

            "Administrative Costs" shall mean with respect to any Remittance Date, the sum of the Trustee Fee, the applicable Certificate Insurance Premium Amount and the Servicing Fee for such Remittance Date.

            "Adverse REMIC Event" shall have the meaning set forth in Section 5.1(c).

            "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Agreement" shall mean this Pooling and Servicing Agreement, including the Exhibits hereto, as amended or supplemented from time to time in accordance herewith.

            "Aggregate Trust Balance" shall mean the aggregated sum of the Trust Balances of each of the Mortgage Loans as of any date of determination.


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            "Aggregate HEL Trust Balance" shall mean the aggregated sum of the
Trust Balances of each of the HELs as of any date of determination.

            "Aggregate HELOC Trust Balance" shall mean the aggregated sum of the Trust Balance of each of the HELOCs as of any date of determination.

            "Appraised Value" shall mean the appraised value of any Mortgaged Property, based upon the appraisal made at the time the related Mortgage Loan is originated.

            "Assignment of Mortgage" shall mean, with respect to each Mortgage Loan, an assignment of the Mortgage, notice of transfer or equivalent instrument sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage to the Trustee for the benefit of the Certificateholders, the Certificate Insurer and the Additional Certificateholder.

            "Authorized Denominations" shall mean, in the case of the Class A Certificates, $1,000 or integral multiples of $1,000 in excess thereof; provided, however, that one Class A-1 Certificate, one Class A-2 Certificate, one Class A-3 Certificate and one Class A-4 Certificate each is issuable in a denomination equal to an amount less than $1,000 such that the aggregate denomination of all Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates or Class A-4 Certificates, as the case may be, shall be equal to the applicable Original Class A-1 Principal Balance, Original Class A-2 Principal Balance, Original Class A-3 Principal Balance or Original Class A-4 Principal Balance and, in the case of Additional Certificate, in any denomination necessary to reflect the then outstanding Additional Balances.

            "Available Amount" shall mean each of the Group I Available Amount and the Group II Available Amount.

            "Available Funds Excess" shall have the meaning ascribed thereto in
Section 6.5.

            "Business Day" shall mean any day other than (a) a Saturday or Sunday, or (b) a day on which banking institutions in the States of California, Illinois or New York are authorized or obligated by law or executive order to be closed.

            "Capitalized Interest Account" shall mean the Account created pursuant to Section 6.1(c) hereof.

            "Capitalized Interest Deposit Amount" shall mean for any Remittance Date the sum of (i) the amount by which the product of (a) the sum of the Class A-1 Pass-Through Rate, the Class A-1 Premium Percentage and the rate at which the Trustee Fee is calculated and (b) the Group I Pre-Funded Amount as of the


                                       4
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first day of the related Remittance Period exceeds investment earnings, if any on the Group I Pre-Funded Amount and (ii) the amount by which the product of (a) the sum of the Weighted Average Group II Pass-Through Rate, the Group II Premium Percentage and the rate at which the Trustee Fee is calculated and (b) the Group II Pre-Funded Amount as of the first day of the related Remittance Period exceeds investment earnings, if any on the Group II Pre-Funded Amount; provided, that such amount shall not exceed the difference between (i) the amount necessary to make the allocations, disbursements and transfers required under Sections 6.5(a)(i) - (vi) and (ii) the amount on deposit in the Certificate Account on such Remittance Date.

            "Capitalized Interest Requirement" shall mean the sum of the Group I Capitalized Interest Requirement and the Group II Capitalized Interest Requirement.

            "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980.

            "Certificate" shall mean any Series 1997-2 Class A Certificate or Series 1997-2 Class R Certificate executed by the Trustee on behalf of the Trust Fund and authenticated by the Trustee.

            "Certificate Account" shall mean the Certificate Account established in accordance with Section 6.1(a) hereof and maintained by the Trustee.

            "Certificateholder" shall mean, except as provided in Article X, each Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of giving any consent (except any consent required to be obtained pursuant to Section 10.2), waiver, request or demand pursuant to this Agreement, any Certificate registered in the name of the Servicer or any Subservicer or the Seller, or any Affiliate of any of them, shall be deemed not to be outstanding and the undivided interest in the related REMIC evidenced thereby shall not be taken into account in determining whether the requisite percentage of Certificates necessary to effect any such consent, waiver, request or demand has been obtained. For purposes of any consent, waiver, request or demand of Certificateholders pursuant to this Agreement, upon the Trustee's request, the Servicer and the Seller shall provide to the Trustee a notice identifying any of their respective Affiliates or the Affiliates of any Subservicer that is a Certificateholder as of the date(s) specified by the Trustee in such request. Any Certificates on which payments are made under either Certificate Insurance Policy shall be deemed to be outstanding and held by the Certificate Insurer to the extent of such payment.

            "Certificate Insurance Agreement" shall mean that certain agreement between the Certificate Insurer, the Depositor and the parties named therein.


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

            "Certificate Insurance Policy" shall mean each of the Class A-1 Certificate Insurance Policy and the Group II Certificate Insurance Policy.

            "Certificate Insurance Premium Amount" shall mean each of the Class A-1 Certificate Insurance Premium Amount and the Group II Certificate Insurance Premium Amount.

            "Certificate Insurer" shall be MBIA Insurance Corporation, a stock insurance company organized and created under the laws of the State of New York, and any successors thereto.

            "Certificate Insurer Default" shall mean the failure, and continuance of such failure, by the Certificate Insurer to make a payment required under the Certificate Insurance Policy in accordance with its terms.

            "Certificate Register" shall have the meaning described in Section 4.2(a).

            "Civil Relief Act" shall mean the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

            "Class" shall mean any designated Class of Certificates of this Series or of any new Series issued hereunder.

            "Class A Certificate" shall mean any Class A-1 Certificate, any Class A-2 Certificate, any Class A-3 Certificate or any Class A-4 Certificate.

            "Class A-1 Certificate" shall mean any Certificate designated as a "Class A-1 Certificate" on the face thereof, in the form of Exhibit B-1 hereto, and authenticated by the Trustee in accordance with the procedures set forth herein.

            "Class A-1 Certificateholder" shall mean a Holder of a Class A-1 Certificate.

            "Class A-1 Certificate Insurance Policy" shall mean the certificate guaranty insurance policy no. 25184, and all endorsements thereto dated the Closing Date, issued by the Certificate Insurer for the benefit of the Class A-1 Certificateholders, a copy of which is attached hereto as Exhibit A-1. The Certificate Insurance Policy shall not benefit the Additional Certificate.

            "Class A-1 Certificate Insurance Premium Amount" shall mean, the product of the Class A-1 Premium Percentage and the Class A-1 Principal Balance for the related Remittance Date.

            "Class A-1 Credit Enhancement Distribution Amount" shall mean the excess, if any, of the Class A-1 Formula Distribution Amount over the Group I Available Amount.


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

            "Class A-1 Distribution Amount" shall mean, with respect to the Class A-1 Certificates for any Remittance Date, the amount distributed to the Holders of the Class A-1 Certificates on such Remittance Date pursuant to Sections 6.5(a)(iii) and (iv) hereof, which amount shall be the lesser of (a) the Class A-1 Formula Distribution Amount for such Remittance Date and (b) the amount (including any applicable portion of any Insured Payment) available for distribution on account of the Class A-1 Certificates for such Remittance Date.

            "Class A-1 Final Scheduled Maturity Date" shall mean the January 2019 Remittance Date.

            "Class A-1 Formula Distribution Amount" shall mean, with respect to the Class A-1 Certificates for any Remittance Date, the sum of (a) the Class A-1 Interest Distribution Amount for such Remittance Date plus (b) the amount described in clause (b) of the definition of Class A-1 Principal Distribution Amount for such Remittance Date plus (c) any Class A-1 Formula Distribution Amount remaining unpaid from any prior Remittance Date.

            "Class A-1 Insured Payment" shall mean, the sum of (i) with respect to any Remittance Date, the related Deficiency Amount plus (ii) any unpaid Preference Amount.

            "Class A-1 Interest Distribution Amount" shall mean, with respect to the Class A-1 Certificates for any Remittance Date an amount equal to the aggregate of interest accrued at the Class A-1 Pass-Through Rate during the Accrual Period on the Class A-1 Principal Balance excluding (i) any Mortgage Loan Interest Shortfall and (ii) any reductions in interest resulting from the application of the Civil Relief Act, in each case as of such Remittance Date.

            "Class A-1 Pass-Through Rate" shall be equal to 5.85063%, in the case of the first Remittance Date, and with respect to each Remittance Date thereafter, shall be equal to a per annum rate (calculated on the basis of actual days elapsed divided by 360) equal to the lesser of (a) the sum of (i) LIBOR on the Interest Determination Date plus (ii)0 21%, and (b) the Weighted Average Rate Cap.

            "Class A-1 Premium Percentage" shall have the meaning assigned thereto in the Certificate Insurance Agreement.

            "Class A-1 Principal Balance" shall mean, as of any date of determination, the Original Class A-1 Principal Balance less any amount distributed with respect to principal on the Class A-1 Certificates on all prior Remittance Dates.

            "Class A-1 Principal Distribution Amount" shall mean, with respect to the Class A-1 Certificates for any Remittance Date, the lesser of:


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

            (a) the excess of the Group I Available Amount, plus any Class A-1 Insured Payment over the Class A-1 Interest Distribution Amount; and

            (b) the sum, without duplication, of:

               (1) that portion of all scheduled installments of principal in respect of the HELOCs allocable to the Trust Balances of such HELOCs which is received (or advanced) during the related Due Period together with all unscheduled recoveries of principal (including Prepayments, Curtailments and Deficient Valuations) allocable to the Trust Balances of such HELOCs actually collected by the Servicer during the prior calendar month,

               (2) the Trust Balance of each HELOC that either was, effective on such Remittance Date, repurchased by the Seller or by the Depositor or purchased by the Servicer during the preceding Due Period, but only to the extent the amount equal to such Trust Balance is actually received by the Trustee,

               (3) any Substitution Adjustment amounts delivered by the Depositor on the related Remittance Date in connection with a substitution of a HELOC, to the extent such Substitution Adjustments are actually received by the Trustee,

               (4) with respect to each HELOC that became a Liquidated Mortgage Loan during the prior calendar month, the Trust Balance of such HELOC immediately prior to the time when such HELOC became a Liquidated Mortgage Loan,

               (5) any amount allocated to Group I remaining on deposit in the Pre-Funding Account at the end of the Pre-Funding Period, and

               (6) the proceeds received by the Trust Fund following any termination of the 1997-2 REMIC carried out in accordance with a plan of complete liquidation pursuant to Section 8.2 hereof or pursuant to the optional termination of any of the Trust Fund, the 1997-2 REMIC or Group I by either the Servicer or Certificate Insurer in accordance with Section 8.1 hereof, up to the then outstanding Class A-1 Principal Balance.

            "Class A-2 Certificate" shall mean any Certificate designated as a "Class A-2 Certificate" on the face thereof, in the form of Exhibit B-2 hereto, and authenticated by the Trustee in accordance with the procedures set forth herein.

            "Class A-2 Certificateholder" shall mean a Holder of a Class A-2 Certificate.

            "Class A-2 Distribution Amount" shall mean, with respect to the Class A-2 Certificates for any Remittance Date, the amount distributed to the Holders of the Class A-2

Certificates on such Remittance Date pursuant to Sections 6.5(a)(iii) and (iv) hereof, which amount shall be the lesser of (a) the portion of the Group II Formula Distribution Amount allocable to the Class A-2 Certificates for such Remittance Date and (b) the amount (including any applicable portion of any Insured Payment) available for distribution on account of the Class A-2 Certificates for such Remittance Date.

            "Class A-2 Final Scheduled Maturity Date" shall mean the July 2004 Remittance Date.

            "Class A-2 Interest Distribution Amount" shall mean, with respect to the Class A-2 Certificates for any Remittance Date an amount equal to the aggregate of interest accrued at the Class A-2 Pass-Through Rate during the Accrual Period on the Class A-2 Principal Balance excluding (i) any Mortgage Loan Interest Shortfall and (ii) any reductions in interest resulting from the application of the Civil Relief Act, in each case as of such Remittance Date.

            "Class A-2 Pass-Through Rate" with respect to any Remittance Date, will be equal to a 6.425% per annum rate (calculated on the basis of an assumed month of 30 days and an assumed year of 360 days).

            "Class A-2 Principal Balance" shall mean, as of any date of determination, the Original Class A-2 Principal Balance less any Group II Principal Distribution Amount distributed with respect to principal on the Class A-2 Certificates on all prior Remittance Dates.

            "Class A-3 Certificate" shall mean any Certificate designated as a "Class A-3 Certificate" on the face thereof, in the form of Exhibit B-3 hereto, and authenticated by the Trustee in accordance with the procedures set forth herein.

            "Class A-3 Certificateholder" shall mean a Holder of a Class A-3 Certificate.

            "Class A-3 Distribution Amount" shall mean, with respect to the Class A-3 Certificates for any Remittance Date, the amount distributed to the Holders of the Class A-3 Certificates on such Remittance Date pursuant to Sections 6.5(a)(iii) and (iv) hereof, which amount shall be the lesser of (a) the portion of the Group II Formula Distribution Amount allocable to the Class A-3 Certificates for such Remittance Date and (b) the amount (including any applicable portion of any Insured Payment) available for distribution on account of the Class A-3 Certificates for such Remittance Date.

            "Class A-3 Final Scheduled Maturity Date" shall mean the May 2007 Remittance Date.

            "Class A-3 Interest Distribution Amount" shall mean, with respect to the Class A-3 Certificates for any Remittance Date an amount equal to the aggregate of interest accrued at the Class A-3 Pass-Through Rate during the Accrual Period on the Class A-3 Principal Balance excluding (i) any Mortgage Loan Interest Shortfall and (ii) any reductions in interest resulting from the application of the Civil Relief Act, in each case as of such Remittance Date.

            "Class A-3 Pass-Through Rate" with respect to any Remittance Date, will be equal to a 6.420% per annum rate (calculated on the basis of an assumed month of 30 days and an assumed year of 360 days).

            "Class A-3 Principal Balance" shall mean, as of any date of determination, the Original Class A-3 Principal Balance less any Group II Principal Distribution Amounts distributed with respect to principal on the Class A-3 Certificates on all prior Remittance Dates.

            "Class A-4 Certificate" shall mean any Certificate designated as a "Class A-4 Certificate" on the face thereof, in the form of Exhibit B-4 hereto, and authenticated by the Trustee in accordance with the procedures set forth herein.

            "Class A-4 Certificateholder" shall mean a Holder of a Class A-4 Certificate.

            "Class A-4 Distribution Amount" shall mean, with respect to the Class A-4 Certificates for any Remittance Date, the amount distributed to the Holders of the Class A-4 Certificates on such Remittance Date pursuant to Sections 6.5(a)(iii) and (iv) hereof, which amount shall be the lesser of (a) the portion of the Group II Formula Distribution Amount allocable to the Class A-4 Certificates for such Remittance Date and (b) the amount (including any applicable portion of any Insured Payment) available for distribution on account of the Class A-4 Certificates for such Remittance Date.

            "Class A-4 Final Scheduled Maturity Date" shall mean the January 2014 Remittance Date.

            "Class A-4 Interest Distribution Amount" shall mean, with respect to the Class A-4 Certificates for any Remittance Date an amount equal to the aggregate of interest accrued at the Class A-4 Pass-Through Rate during the Accrual Period on the Class A-4 Principal Balance excluding (i) any Mortgage Loan Interest Shortfall and (ii) any reductions in interest resulting from the application of the Civil Relief Act, in each case as of such Remittance Date.

            "Class A-4 Pass-Through Rate", with respect to any Remittance Date prior to the date on which the sum of the Class A-2 Principal Balance, the Class A-3 Principal Balance and the

Class A-4 Principal Balance is less than 10% of the sum of (i) the aggregate Trust Balances of the Mortgage Loans in Group II as of the Cut-Off Date and (ii) the Original Group II Prefunded Amount, will be equal to a 6.770% per annum rate, and with respect to any Remittance Date after the next succeeding Remittance Date , will be equal to a 7.270% per annum rate (each rate calculated on the basis of an assumed month of 30 days and an assumed year of 360 days).

            "Class A-4 Principal Balance" shall mean, as of any date of determination, the Original Class A-4 Principal Balance less any Group II Principal Distribution Amounts distributed with respect to principal on the Class A-4 Certificates on all prior Remittance Dates.

            "Class R Certificate" shall mean any Certificate denominated as a Class R Certificate and subordinate to the Class A Certificates in right of payment to the extent set forth herein, which Certificate shall be in the form of Exhibit B-3 hereto.

            "Class R Certificateholder" shall mean a Holder of a Class R Certificate.

            "Closing Date" shall mean November 18, 1997.

            "Code" shall mean the Internal Revenue Code of 1986, as amended.

            "Collection Account" shall mean the Eligible Account established and maintained by the Servicer for the benefit of the Certificateholders, the Holder of the Additional Certificate and the Certificate Insurer pursuant to Section 5.3(a) hereof.

            "Combined Loan-to-Value Ratio" shall mean, (i) the sum of (x) any outstanding first mortgage balance as of the date of origination of the related Mortgage Loan plus (y) the maximum available credit under the HELOC or the Trust Balance of the HEL, as applicable as of the Cut-Off Date, divided by (ii) the Appraised Value of such Mortgaged Property.

            "Commission" shall mean the Securities and Exchange Commission.

            "Compensating Interest" shall have the meaning defined in Section
6.9 hereof.

            "Curtailment" shall mean, with respect to a Mortgage Loan, any payment of principal received during a Due Period as part of a payment that is in excess of the amount of the Monthly Payment due for such Due Period and which is neither intended to satisfy the Mortgage Loan in full, intended as an advance payment of an amount due in a subsequent Due Period, nor intended to cure a delinquency.

            "Custodian" shall have the meaning defined in Section 2.2(c).

            "Cut-Off Date" shall mean with respect to the Mortgage Loans transferred to the Trust on the Closing Date, the close of business on October 31, 1997 and, with respect to Subsequent Mortgage Loans transferred to the Trust on any Subsequent Transfer Date, the last day of the calendar month preceding such Subsequent Transfer Date.

            "Debt Service Reduction" shall mean, with respect to any Mortgage Loan, a reduction by a court of competent jurisdiction of the Monthly Payment due on such Mortgage Loan in a proceeding under the Bankruptcy Code, except such a reduction that constitutes a Deficient Valuation or a permanent forgiveness of principal.

            "Deficiency Amount" shall mean, for any Remittance Date, (i) with respect to the Class A-1 Certificates and the Class A-1 Insured Payment, the excess of the Class A-1 Credit Enhancement Distribution Amount over the amount then on deposit in and available to be withdrawn from the Reserve Account (including amounts available to be drawn under any Eligible Letter of Credit) on such Remittance Date and (ii) with respect to the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates and the Group II Insured Payment, the excess of the Group II Credit Enhancement Distribution Amount over the amount then on deposit in and available to be withdrawn from the Reserve Account (including amounts available to be drawn under any Eligible Letter of Credit) on such Remittance Date.

            "Deficient Valuation" shall mean, with respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the United States Bankruptcy Code.

            "Deleted Mortgage Loan" shall mean a Mortgage Loan replaced by a Qualified Substitute Mortgage Loan or repurchased pursuant to Sections 2.4(b) or
3.3 hereof.

            "Delinquency Calculation Amount" means, for any Remittance Date, the sum of (i) the product of 0.25 and the aggregate Principal Balance of all Mortgage Loans which are between 30 and 59 days delinquent, (ii) the product of
0.50 and the aggregate Principal Balance of all Mortgage Loans which are between 60 and 89 days delinquent, and (iii) the aggregate Principal Balance of all Mortgage Loans which are more than 89 days delinquent.

            "Delinquency Collection Policies and Procedures" shall mean the servicing policies of the Servicer pertaining to delinquent mortgage loans attached hereto as Exhibit L.

            "Delinquent" shall mean a Mortgage Loan is "delinquent" if any payment due thereon is not made by the close of business on the day such payment is scheduled to be due. A Mortgage Loan is "30 days delinquent" if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month) then on the last day of such immediately succeeding month. Similarly for "60 days delinquent," "90 days delinquent" and so on.

            "Depositor" shall mean Prudential Securities Secured Financing Corporation, a Delaware corporation, and any successor thereto.

            "Depository" shall mean the Depository Trust Company, 7 Hanover Square, New York, New York 10004 and any successor Depository hereafter named.

            "Determination Date" shall mean the fourth Business Day prior to the Remittance Date.

            "Direct Participant" shall mean any broker-dealer, bank or other financial institution for which the Depository holds Class A Certificates from time to time as a securities depositary.

            "Due Date" shall mean the fifteenth day of each calendar month.

            "Due Period" shall mean, with respect to each Remittance Date, the period beginning on the opening of business on the first day of the calendar month preceding the calendar month in which such Remittance Date occurs, and ending at the close of business on the last day of the calendar month preceding the calendar month in which such Remittance Date occurs.

            "Eligible Account" shall mean either (A) a segregated trust account or accounts maintained with a depositary institution which is acceptable to the Certificate Insurer and to each Rating Agency and such trust account shall be held in (i) the corporate trust account department of such depositary institution or (ii) an institution with capital and surplus of not less than $50,000,000, and a minimum unsecured debt rating of BBB by S&P or Baa3 by Moody's or (B) an account or accounts maintained with an institution acceptable to the Certificate Insurer and whose deposits are insured by the FDIC, the unsecured and uncollateralized debt obligations of which institution shall be rated AA or better by S&P and Aa2 or better by Moody's and the highest short-term rating by S&P and Moody's, and which is (i) a federal savings and loan association duly organized, validly existing and in good standing under the federal banking laws, (ii) an institution (including the Trustee) duly organized, validly existing and in good standing under the applicable banking laws of any state, (iii) a national banking association duly organized, validly existing and in good standing under the federal banking laws, (iv) a principal subsidiary of a bank holding company, or (v) approved in writing by the Certificate Insurer, S&P and Moody's, having capital and surplus of not less than $50,000,000, acting in its fiduciary capacity. Irwin Union Bank and Trust Company and any of its Affiliates will be prohibited from holding any Eligible Account hereunder.

            "Eligible Letter of Credit" shall mean a letter of credit in form, substance and amount and from a provider acceptable to the Certificate Insurer.

            "ERISA" shall have the meaning defined in Section 4.2(i)(x) hereof.

            "Event of Default" shall have the meaning described in Section 7.1.

            "FDIC" shall mean the Federal Deposit Insurance Corporation and any successor thereto.

            "FHLMC" shall mean the Federal Home Loan Mortgage Corporation and any successor thereto.

            "Final Subsequent Transfer Date" shall mean with respect to Group I or Group II the earliest to occur of (i) February 16, 1998, (ii) the occurrence of an Event of Default and (iii) the date upon which the amount on deposit in the Pre-Funding Account allocated to such Group is less than $100,000.

            "Fiscal Agent shall mean State Street Bank and Trust Company, N.A.

            "FNMA" shall mean the Federal National Mortgage Association and any successor thereto.

            "Foreclosure Profits" shall mean, as to any Remittance Date, the excess, if any, of (i) Net Liquidation Proceeds in respect of each Mortgage Loan that became a Liquidated Mortgage Loan during the month immediately preceding the month of such Remittance Date over (ii) the sum of the unpaid principal balance of each such Liquidated Mortgage Loan plus accrued and unpaid interest at the applicable Mortgage Interest Rate on the unpaid principal balance thereof from the Due Date to which interest was last paid by the Mortgagor (or, in the case of a Liquidated Mortgage Loan that had been an REO Mortgage Loan, from the Due Date to which interest was last deemed to have been paid pursuant to Section 5.12) to the first day of the month following the month in which such Mortgage Loan became a Liquidated Mortgage Loan.

            "Gross Margin" shall mean, as to each HELOC, the fixed percentage set forth in the related Mortgage Note and indicated in the Mortgage Loan Schedule as the "Gross Margin," which percentage is added to the applicable prime rate on each Interest Adjustment Date to determine (subject to rounding, any applicable statutory maximum interest rate, the Lifetime Floor and the Lifetime Cap) the Mortgage Interest Rate on such HELOC until the next Interest Adjustment Date.

            "Group" shall mean each of Group I and Group II.

            "Group I" shall mean the segregated pool of Mortgage Loans within the Trust and the 1997-2 REMIC consisting of the HELOCs. Group I shall be a sub-trust of the Trust.

            "Group I Available Amount" shall mean for any Remittance Date the sum of (i) the Servicer Remittance Amount for Group I and such Remittance Date plus (ii) any portion of the Servicer Remittance Amount for Group II not required to pay the Group II Formula Distribution Amount, the Trustee Fee for Group II or the Group II Certificate Insurance Premium Amount minus (iii) the Trustee Fee for Group I and the Class A-1 Certificate Insurance Premium Amount.

            "Group I Capitalized Interest Requirement" shall mean, for any Remittance Date, the product of (i) the Class A-1 Pass Through Rate for the first Remittance Date plus the Class A-1 Premium Percentage plus the rate at which the Trustee Fee is calculated minus 2.5% (ii) the Group I Pre-Funded Amount and (iii) the quotient of the number of days from such Remittance Date to the Remittance Date in February of 1998 and 360.

            "Group I Net Available Funds Excess" shall have the meaning assigned in the Certificate Insurance Agreement.

            "Group I Pre-Funded Amount" shall mean the Original Group I Pre-Funded Amount minus all amounts withdrawn from the Pre-Funding Account or transferred to the Reserve Account in connection with the transfer of HELOCs to the Trust Fund on any Subsequent Transfer Date.

            "Group II" shall mean the segregated pool of the Mortgage Loans within the Trust and the 1997-2 REMIC consisting of the HELs. Group II shall be a sub-trust of the Trust.

            "Group II Available Amount" shall mean for any Remittance Date the sum of (i) the Servicer Remittance Amount for Group II and such Remittance Date plus (ii) any portion of the Servicer Remittance Amount for Group I not required to pay the Class A-1 Formula Distribution Amount, the Trustee Fee for Group I or the Class A-1 Certificate Insurance Premium Amount minus (iii) the Trustee Fee for Group II and the Group II Certificate Insurance Premium Amount.

            "Group II Capitalized Interest Requirement" shall mean, for any Remittance Date, the product of (i) the Weighted Average Group II Pass-Through Rate plus the Group II Premium Percentage plus the rate at which the Trustee Fee is calculated minus 2.5%, (ii) the Group II Pre-Funded Amount and (iii) the quotient of the number of Remittance Dates from such Remittance Date to the Remittance Date in February of 1998 and 12.

            "Group II Certificate Insurance Policy" shall mean the certificate guaranty insurance policy no. 25185, and all endorsements thereto dated the Closing Date, issued by the Certificate Insurer for the benefit of the Class A-2 Certificateholders, of the Class A-3 Certificateholders and the Class A-4 Certificateholders, a copy of which is attached hereto as Exhibit A-2. The Group II Certificate Insurance Policy shall not benefit the Additional Certificate.

            "Group II Certificate Insurance Premium Amount" shall mean, the product of (i) the Group II Premium Percentage and (ii) the sum of the Class A-2 Principal Balance, Class A-3 Principal Balance and the Class A-4 Principal Balance for the related Remittance Date.

            "Group II Certificates" shall mean each of the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates.

            "Group II Credit Enhancement Distribution Amount" shall mean the excess, if any, of the Group II Formula Distribution Amount over the Group II Available Amount.

            "Group II Formula Distribution Amount" shall mean, with respect to the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates for any Remittance Date, the sum of (a) the Class A-2 Interest Distribution Amount for such Remittance Date plus (b) the Class A-3 Interest Distribution Amount for such Remittance Date plus (c) the Class A-4 Interest Distribution Amount for such Remittance Date plus the amount described in clause
(b) of the definition of Group II Principal Distribution Amount for such Remittance Date plus (d) any Group II Formula Distribution Amount remaining unpaid from any prior Remittance Date.

            "Group II Insured Payment" shall mean, the sum of (i) with respect to any Remittance Date, the related Deficiency Amount plus (ii) any unpaid Preference Amount.

            "Group II Net Available Funds Excess" shall have the meaning assigned in the Certificate Insurance Agreement.

            "Group II Pre-Funded Amount" shall mean the Original Group II Pre-Funded Amount minus all amounts withdrawn from the Pre-Funding Account or transferred to the Reserve Account in connection with the transfer of HELs to the Trust Fund on any Subsequent Transfer Date.

            "Group II Premium Percentage" shall have the meaning assigned thereto in the Certificate Insurance Agreement.

            "Group II Principal Distribution Amount" shall mean, with respect to the Class A-2 Certificates or after the Class A-2 Principal Balance has been reduced to zero, the Class A-3 Certificates, or after the Class A-3 Principal Balance has been reduced to zero, the Class A-4 Certificates for any Remittance Date, the lesser of:

            (a) the excess of the Group II Available Amount, plus any Group II Insured Payment over the sum of the Class A-2 Interest Distribution Amount, the Class A-3 Interest Distribution Amount and the Class A-4 Interest Distribution Amount; and

            (b) the sum, without duplication, of:

               (1) that portion of all scheduled installments of principal in respect of the HELs allocable to the Trust Balances of such HELs which is received (or advanced) during the related Due Period together with all unscheduled recoveries of principal (including Prepayments, Curtailments and Deficient Valuations) allocable to the Trust Balances of such HELs actually collected by the Servicer during the prior calendar month,

               (2) the Trust Balance of each HEL that either was, effective on such Remittance Date, repurchased by the Seller or by the Depositor or purchased by the Servicer during the preceding Due Period, but only to the extent the amount equal to such Trust Balance is actually received by the Trustee,

               (3) any Substitution Adjustment amounts delivered by the Depositor on the related Remittance Date in connection with a substitution of a HEL, to the extent such Substitution Adjustments are actually received by the Trustee,

               (4) with respect to each HEL that became a Liquidated Mortgage Loan during the prior calendar month, the Trust Balance of such HEL immediately prior to the time when such HEL became a Liquidated Mortgage Loan,

               (5) any amount allocated to Group II remaining on deposit in the Pre-Funding Account at the end of the Pre-Funding Period, and

               (6) the proceeds received by the Trust Fund following any termination of the 1997-2 REMIC carried out in accordance with a plan of complete liquidation pursuant to Section 8.02 hereof or pursuant to the optional termination of any of the Trust Fund, the 1997-2 REMIC or Group II by either the Servicer or Certificate Insurer in accordance with Section 8.1 hereof, up to the sum of the then outstanding Class A-2 Principal Balance, Class A-3 Principal Balance and Class A-4 Principal Balance.

            "Hazardous Materials" shall mean any dangerous, toxic or hazardous pollutants, chemical wastes or substances, including, without limitation, those identified pursuant to CERCLA or any other federal, state or local environmental related laws now existing or hereafter enacted.

            "HEL" shall mean (i) each fixed rate closed end home equity loan identified on the Mortgage Loan Schedule on the Closing Date, (ii) any additional such fixed rate home equity closed end loans identified on the Mortgage Loan Schedule after the Closing Date, as such schedule is amended and supplemented from time to time to reflect the transfer of the Subsequent Mortgage Loans which are HELs, the deletion of the Deleted Mortgage Loans which are HELs and the substitution of Qualified Substitute Mortgage Loans which are HELs for Deleted Mortgage Loans (iii) each Mortgage Note evidencing any loan referred to in (i) or (ii) above, including all amounts now or hereafter due under such Mortgage Notes whether relating to such loans or other loans which may be made from time to time and (iv) the related Mortgage.

            "HELOC" shall mean (i) each adjustable rate home equity revolving credit line loan identified on the Mortgage Loan Schedule on the Closing Date,
(ii) any additional such home equity revolving credit line loans identified on the Mortgage Loan Schedule after the Closing Date, as such schedule is amended and supplemented from time to time to reflect the transfer of the Subsequent Mortgage Loans which are HELOCs, the deletions of Deleted Mortgage Loans which are HELOCs and the substitution of Qualified Substitute Mortgage Loans which are HELOCs for Deleted Mortgage Loans (iii) each Mortgage Note evidencing any credit line loan referred to in (i), (ii) or (iii) above, including all amounts now or hereafter due under such Mortgage Notes whether relating to such credit line loans or other loans which may be made from time to time and (iv) the related Mortgage.

            "Holder" shall mean each Person in whose name a Certificate, or an Additional Certificate is registered in the Certificate Register, except that solely for the purposes of giving any consent (except any consent required to be obtained pursuant to Section 10.2), waiver, request or demand pursuant to this Agreement, any Certificate, or Additional Certificate registered in the name of the Servicer or any Subservicer or the Seller, or any Affiliate of any of them, shall be deemed not to be outstanding and in the case of any Certificate, the undivided interest in the Trust Fund evidenced thereby shall not be taken into account in determining whether the requisite percentage of Certificates necessary to effect any such consent, waiver, request or demand has been obtained. For purposes of any consent, waiver, request or demand of the Holders of the

Additional Certificate pursuant to this Agreement, upon the Trustee's request, the Servicer and the Seller shall provide to the Trustee a notice identifying any of their respective Affiliates or the Affiliates of any Subservicer that is a Holder of an Additional Certificate as of the date(s) specified by the Trustee in such request.

            "Indirect Participant" shall mean any financial institution for whom any Direct Participant holds an interest in a Class A Certificate.

            "Insured Payment" shall mean each of any Class A-1 Insured Payment and any Group II Insured Payment.

            "Insurance Proceeds" shall mean proceeds paid by any insurer pursuant to any insurance policy covering a Mortgage Loan to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or released to the related Mortgagor in accordance with Accepted Servicing Practices. "Insurance Proceeds" do not include "Insured Payments."

            "Interest Adjustment Date" shall mean with respect to a HELOC, the date on which the Mortgage Interest Rate is or may be adjusted with respect to such HELOC.

            "Interest Collections" shall mean all amounts (including, without limitation, Monthly Payments (or Periodic Advances in respect thereof) and Liquidation Proceeds) collected on any Mortgage Loan allocable to interest pursuant to the terms of the related Mortgage Note, or if no provision for allocation is made therein, pursuant to the terms hereof.

            "Interest Determination Date" shall mean, with respect to any Accrual Period applicable to the Class A-1 Certificates, the second London Business Day preceding the first day of such Accrual Period.

            "Late Payment Rate" shall have the meaning assigned thereto in the Certificate Insurance Agreement.

            "LIBOR" shall mean, with respect to any Accrual Period applicable to the Class A-1 Certificates, the rate determined by the Trustee on the related Interest Determination Date on the basis of the offered rates of the Reference Banks for one-month U.S. dollar deposits, as such rates appear on the Reuters Screen LIBO Page, as of 11:00 a.m. (London time) on such Interest Determination Date. On each Interest Determination Date, LIBOR for the related Accrual Period applicable to the Class A-1 Certificates will be established by the Trustee as follows:

               (i) If on such Interest Determination Date two or more Reference Banks provide such offered quotations, LIBOR for the related Due Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.0625%).

               (ii) If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, LIBOR for the related Due Period shall be the higher of (i) LIBOR as determined on the previous Interest Determination Date and (ii) the Reserve Interest Rate.

            "Lifetime Cap" shall mean, as to any HELOC, the maximum Mortgage Interest Rate set forth in the related Mortgage Note and indicated in the Mortgage Loan Schedule.

            "Lifetime Floor" shall mean, as to any HELOC, the minimum Mortgage Interest Rate set forth in the related Mortgage Note and indicated in the Mortgage Loan Schedule.

            "Liquidated Mortgage Loan" shall mean a Mortgage Loan (i) with respect to which the related Mortgaged Property has been acquired, liquidated and/or foreclosed upon by the Servicer or (ii) which the Servicer has elected to write down the outstanding Principal Balance of such Mortgage Loan that has been delinquent for a period equal to or greater than 180 days to zero and, in either case, with respect to which the Servicer determines that all Liquidation Proceeds which it expects to recover have been recovered.

            "Liquidated Loan Loss" shall mean, with respect to any Remittance Date and Group, the aggregate of the amount of losses with respect to each HELOC in the case of Group I and each HEL in the case of Group II which became a Liquidated Mortgage Loan in the Due Period prior to such Remittance Date, equal to the excess of (i) the unpaid principal balance of each such Liquidated Mortgage Loan, plus accrued interest thereon in accordance with the amortization schedule at the time applicable thereto at the applicable Mortgage Interest Rate from the Due Date as to which interest was last paid with respect thereto through the last day of the month in which such Mortgage Loan became a Liquidated Mortgage Loan, over (ii) Net Liquidation Proceeds with respect to such Liquidated Mortgage Loan.

            "Liquidation Expenses" shall mean expenses incurred by the Servicer in connection with the liquidation of any defaulted Mortgage Loan, REO Mortgage Loan or REO Property (including, without limitation, legal fees and expenses, committee or referee fees, and, if applicable, brokerage commissions and conveyance taxes), any unreimbursed amount expended by the Servicer pursuant to Sections 5.5, 5.6 and 5.12 respecting the related Mortgage Loan and any unreimbursed expenditures for real property taxes or for property restoration or preservation of the related Mortgaged Property. Liquidation Expenses shall not include any previously incurred expenses in respect of an REO Mortgage Loan which have been netted against related REO Proceeds.

            "Liquidation Proceeds" shall mean amounts received (or in the case of Liquidated Mortgage Loans written-down by the Servicer, amounts deposited) by the Servicer (including Insurance Proceeds) in connection with the liquidation of defaulted or written-down Mortgage Loans or property acquired in respect thereof, whether through foreclosure, sale or otherwise, including payments in connection with such Mortgage Loans received from the Mortgagor, other than amounts required to be paid to the Mortgagor pursuant to the terms of the applicable Mortgage or to be applied otherwise pursuant to law.

            "Loan Repurchase Price" shall have the meaning defined in Section 2.4(b).

            "Loan-to-Value Ratio" or "LTV" shall mean, with respect to any Mortgage Loan, the fraction, expressed as a percentage, the numerator of which in the case of a HEL is 100% of the Trust Balance of such Mortgage Loan and in the case of a HELOC is the maximum available credit with respect to such Mortgage Loan, in either case, as of the Cut-Off Date, and the denominator of which is the Appraised Value of the related Mortgaged Property, reduced by the value of any lien superior to the lien of the Mortgage Loan.

            "Local Collection Account" shall mean a Collection Account other than the Trustee Collection Account.

            "London Business Day" shall mean any day in which banks in the City of London are open and conducting transactions in U.S. dollars.

            "Majority Certificateholders" shall mean, with respect to the 1997-2 REMIC, the Holder or Holders of Class A Certificates evidencing an undivided beneficial ownership interest in the REMIC in excess of 50% in the aggregate.

            "Maturity Date" shall mean the latest possible maturity date as defined in Section 1.860G-1(a)(4)(iii) of the proposed Treasury regulations, by which the Certificates representing a regular interest in the 1997-2 REMIC would be reduced to zero as determined under a hypothetical scenario that assumes, among other things, that (a) scheduled interest and principal payments on the Mortgage Loans are received in a timely manner, with no delinquencies or losses,
(b) there are no principal prepayments on the Mortgage Loans, (c) the Seller and the Servicer will not repurchase any Mortgage Loan and neither the Seller, the Servicer nor the Certificate Insurer will exercise its option to purchase the Mortgage Loans and thereby cause a termination of the 1997-2 REMIC, and (d) the HELOCs have an original term to maturity of 240 months and, on a latest maturing loan basis, a remaining term to maturity of 240 months and the HELs have an original term of maturity of 120 months and, on a latest maturing loan basis, a remaining term to maturity of 120 months.

            "Monthly Payment" shall mean, as to any Mortgage Loan (including any REO Mortgage Loan) and any Due Date, the scheduled payment of principal and interest due thereon by such Due Date (after adjustment for any Curtailments and Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule by reason of any bankruptcy, other than Deficient Valuations or similar proceeding or any moratorium or similar waiver or grace period). With respect to any Monthly Payment made by or on behalf of a Mortgagor and received by the Servicer, 100% of the principal payment portion of such Monthly Payment shall be applied to the outstanding Trust Balance until such Trust Balance shall be reduced to zero; the interest payment portion of such Monthly Payment shall be appropriately allocated to the Trust Balance and the Additional Balance of such Mortgage Loan as provided for herein.

            "Moody's" shall mean Moody's Investors Service, Inc., a corporation organized and existing under Delaware law, or any successor thereto and if such corporation no longer for any reason performs the services of a securities rating agency, "Moody's" shall be deemed to refer to any other nationally recognized rating agency designated by the Certificate Insurer.

            "Mortgage" shall mean the mortgage, deed of trust or other instrument creating a lien on the Mortgaged Property to secure the Mortgage Loan.

            "Mortgage File" shall include the Mortgage Loan documents described in Section 2.3 hereof and such documents as are applicable from those listed on Exhibit C attached hereto.

            "Mortgage Interest Rate" shall mean, as to any Mortgage Loan, the per annum rate at which interest accrues on the unpaid principal balance thereof, as adjusted from time to time, in the case of a HELOC, in accordance with the provisions of the related Mortgage Note.

            "Mortgage Loan" shall mean each HELOC and each HEL. Unless otherwise clearly indicated by the context, Mortgage Loan shall be deemed to refer to the related REO Mortgage Loan and REO Property.

            "Mortgage Loan Interest Shortfall" shall mean, with respect to any Remittance Date, as to any Mortgage Loan, any Prepayment Interest Shortfall for which no payment of Compensating Interest is paid.

            "Mortgage Loan Sale Agreement" shall mean the Mortgage Loan Sale Agreement dated as of November 1, 1997, between Irwin Union Bank and Trust Company, as seller thereunder, and IHE Funding Corp., as purchaser thereunder, as such agreement may be amended, modified or supplemented from time to time.

"Mortgage Loan Schedule" shall mean the list of the Mortgage Loans transferred to the Trustee on the Closing Date as part of the Trust Fund and attached hereto as Exhibit D (and also provided to the Certificate Insurer and the Trustee on a computer readable magnetic tape or disk) and any Subsequent Mortgage Loans transferred to the Trustee pursuant to any Subsequent Transfer Agreement and attached to such Subsequent Transfer Agreement as an Exhibit (and also provided to the Certificate Insurer and the Trustee on a computer readable magnetic tape or disk). The identification of such Mortgage Loans shall be amended, from time to time, in order to specify the interest in, and allocation of the Principal Balance of a Mortgage Loan between the Trust Balance of such Mortgage Loan and any Additional Balance assigned to the Additional Certificates. The Mortgage Loan Schedule shall set forth at a minimum the following information as to each Mortgage Loan:

               (i) the Mortgage Loan identifying number;

               (ii) whether such Mortgage Loan is a HEL or a HELOC;

               (iii) the Principal Balance of the Mortgage Loan and the allocation of such Principal Balance between the Trust Balance and any Additional Balance for such Mortgage Loan:

               (iv) the city, state and zip code of the Mortgaged Property;

               (v) the type of property;

               (vi) the current Monthly Payment as of the related Cut-Off Date;

               (vii) the original number of months to maturity;

               (viii) the scheduled maturity date;

               (ix) the Trust Balance of such Mortgage Loan as of the related Cut-Off Date;

               (x) the Loan-to-Value Ratio at origination and the Combined Loan-to-Value Ratio as of the Cut-Off Date;

               (xi) the Mortgage Interest Rate as of the Cut-Off Date;

               (xii) with respect to HELOCs, the Gross Margin;

               (xiii) with respect to HELOCs, the first possible Interest Adjustment Date after the Cut-Off Date;

               (xiv) with respect to HELOCs, the Lifetime Cap;

               (xv) with respect to HELOCs, the Lifetime Floor;

               (xvi) the Appraised Value;

               (xvii) the documentation type (as described in the Underwriting Guidelines);

               (xviii) the loan classification (as described in the Underwriting Guidelines); and

               (xix) the lien priority of each Mortgage Loan.

Such "Mortgage Loan Schedule" may consist of multiple reports that collectively set forth all of the information required, including the aggregate number of Mortgage Loans and the Aggregate Trust Balance as of the Cut-Off Date. In addition, a summary of the information regarding the Mortgage Loans shall be included as a part of the Mortgage Loan Schedule which summary shall include such consolidated and aggregated information as may be requested by the Trustee or the Certificate Insurer from time to time.

            "Mortgage Note" shall mean the original, executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

            "Mortgaged Property" shall mean the underlying property securing a Mortgage Loan, consisting of a fee simple estate in a single parcel of land improved by a Residential Dwelling.

            "Mortgaged Property State" shall mean any state in which any Mortgaged Property is located.

            "Mortgagor" shall mean the obligor on a Mortgage Note.

            "Net Available Funds Excess" shall mean, as of any Remittance Date, the excess, if any, of (x) the Available Funds Excess for such Remittance Date over (y) the Reimbursement Amount for such Remittance Date, but in no event less than zero.

            "Net Foreclosure Profits" shall mean, as to any Remittance Date and Group, the excess, if any, of (i) the aggregate Foreclosure Profits with respect to HELOCs in the case of Group I and HELs in the case of Group II and for such Remittance Date over (ii) the Liquidated Loan Loss with respect to HELOCs in the case of Group I and HELs in the case of Group II and for such Remittance Date.

            "Net Liquidation Proceeds" shall mean, as to any Liquidated Mortgage Loan, Liquidation Proceeds net of Liquidation Expenses and net of any unreimbursed Periodic Advances made by the Servicer. For all purposes of this Agreement, Net Liquidation Proceeds shall be allocated first to accrued and unpaid interest on the related Mortgage Loan and then to the unpaid principal balance thereof. Such Net Liquidation Proceeds shall be applied on a pro rata basis to the outstanding Trust Balance and the Additional Balance of such Mortgage Loan as provided for herein.

            "Net Mortgage Interest Rate" shall mean, with respect to each Mortgage Loan at any time of determination, a rate equal to (i) the Mortgage Interest Rate on such Mortgage Loan minus (ii) the sum of the rates (computed on an annualized basis) used to determine the related Administrative Costs. Any regular monthly computation of interest at such rate shall be based upon annual interest at such rate on the applicable amount divided by twelve.

            "Net REO Proceeds" shall mean, as to any REO Mortgage Loan, REO Proceeds net of any related expenses of the Servicer.

            "1997-2 REMIC" shall mean segregated pool of assets in Group I and Group II, consisting of: (a) the Trust Balances of such Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto and all collections thereon and proceeds thereof, (b) such assets as from time to time are identified as REO Property of the 1997-2 REMIC and collections thereon and proceeds thereof, (c) assets deposited in the Certificate Account and assets deposited in the Reserve Account, including any such amounts on deposit in the Certificate Account or the Reserve Account invested in Permitted Investments or available to be drawn under an Eligible Letter of Credit, (d) the Trustee's rights with respect to the Mortgage Loans under all insurance policies (other than the Certificate Insurance Policy) required to be maintained pursuant to this Agreement and any Insurance Proceeds,
(e) with respect to each Mortgage Loan that becomes a Liquidated Mortgage Loan and the Trust Balance of which has been assigned to the 1997-2 REMIC, Liquidation Proceeds allocable to such Trust Balance and (f) with respect to each Mortgage Loan the Trust Balance of which has been assigned to the 1997-2 REMIC, Released Mortgaged Property Proceeds allocable to such Trust Balance.

            "Nonrecoverable Advance" shall mean, with respect to any Mortgage Loan, (a) any Periodic Advance previously made and not reimbursed from late collections pursuant to Section 5.4(b), or (b) a Periodic Advance proposed to be made in respect of a Mortgage Loan or REO Property either of which, in the good faith business judgment of the Servicer, as evidenced by an Officer's Certificate delivered to the Certificate Insurer and the Trustee no later than the Business Day following such determination, would not be ultimately recoverable pursuant to Section 5.4.

            "Officer's Certificate" shall mean a certificate signed by the Chairman of the Board, the President or a Vice President and the Treasurer, the Secretary or one of the Assistant

Treasurers or Assistant Secretaries of the Seller and/or the Servicer, or the Depositor, as required by this Agreement.

            "Opinion of Counsel" shall mean a written opinion of counsel, who may, without limitation, be counsel for the Seller, the Servicer, the Trustee, a Certificateholder or a Certificateholder's prospective transferee or the Certificate Insurer (including except as otherwise provided herein, in-house counsel) reasonably acceptable to each addressee of such opinion and experienced in matters relating to the subject of such opinion; except that any opinion of counsel relating to (a) the qualification of the 1997-2 REMIC as a REMIC or (b) compliance with the REMIC Provisions must be an opinion of counsel who (i) is in fact independent of the Seller, the Servicer and the Trustee, (ii) does not have any direct financial interest or any material indirect financial interest in the Seller or the Servicer or the Trustee or in an Affiliate thereof, (iii) is not connected with the Seller or the Servicer or the Trustee as an officer, employee, director or person performing similar functions and (iv) is reasonably acceptable to the Certificate Insurer. The Certificate Insurer shall be an addressee on each Opinion of Counsel relating to, or otherwise affecting, the Series 1997-2 Certificates.

            "Original Class A-1 Principal Balance" shall mean, as of the Startup Date and as to the Class A-1 Certificates, the aggregate principal balance of the HELOCs as of the Cut-Off Date together with the Original Group I Pre-Funded Amount equal to $70,000,000.

            "Original Class A-2 Principal Balance" shall mean, as of the Startup Date and as to the Class A-2 Certificates $24,500,000.

            "Original Class A-3 Principal Balance" shall mean, as of the Startup Date and as to the Class A-3 Certificates $20,500,000.

            "Original Class A-4 Principal Balance" shall mean, as of the Startup Date and as to the Class A-4 Certificates $15,000,000.

            "Original Group I Pre-Funded Amount" shall mean $43,099,866.46.

            "Original Group II Pre-Funded Amount" shall mean $36,899,748.63.

            "Outstanding Mortgage Loan" shall mean, as to any Due Date, a Mortgage Loan (including an REO Mortgage Loan) which has not been prepaid in full prior to such Due Date, which did not become a Liquidated Mortgage Loan prior to such Due Date and which was not repurchased by the Seller prior to such Due Date pursuant to Section 2.4.

            "Ownership Interest" shall mean, as to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

            "Owner-Occupied Mortgaged Property" shall mean a Residential Dwelling as to which (a) the related Mortgagor represented an intent to occupy as such Mortgagor's primary, secondary or vacation residence at the origination of the Mortgage Loan, and (b) the Seller has no actual knowledge that such Residential Dwelling is not so occupied.

            "Percentage Interest" shall mean, with respect to a Class A-1 Certificate, Class A-2 Certificate, Class A-3 Certificate or Class A-4 Certificate, the portion of the total beneficial ownership interest in the related Group evidenced by such Certificate, expressed as a percentage rounded to four decimal places, equal to a fraction the numerator of which is the original denomination of such Certificate and the denominator of which is the Original Class A-1 Principal Balance, the Original Class A-2 Principal Balance, the Original Class A-3 Principal Balance or the Original Class A-4 Principal Balance as applicable. With respect to a Class R Certificate, the portion evidenced thereby as stated on the face of such Certificate. With respect to an Additional Certificate, the portion of the total beneficial ownership interest in the Additional Balances on the HELOCs held by the Trust as stated on the face of such Additional Certificate.

            "Periodic Advance" shall mean the aggregate of the advances required to be made by the Servicer on any Servicer Remittance Date pursuant to Section
5.20 hereof, the amount of any such advances being equal to the sum of: (i) all Monthly Payments (net of the related Servicing Fee and any amount excluded from the Servicer Remittance Amount pursuant to clauses (a)-(i) of the definition of "Servicer Remittance Amount") on the Mortgage Loans that are not received by the Servicer as of the close of business on the day preceding the related Determination Date and have not been determined by the Servicer to be Nonrecoverable Advances, plus (ii) with respect to each REO Property which was acquired during or prior to the related Due Period and as to which an REO Disposition did not occur during the related Due Period, an amount equal to the excess, if any, of (a) interest on the Trust Balance of the related REO Mortgage Loan at the related Mortgage Interest Rate, net of the Servicing Fee, for the most recently ended Due Period for the related Mortgage Loan over (b) the net income from the REO Property transferred to the Certificate Account for such Remittance Date.

            "Permitted Investments" shall mean, as used herein, Permitted Investments shall include the following:

            (a) direct general obligations of, or obligations fully and unconditionally guaranteed as to the timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States and any obligation of, or guaranties by, FHLMC or FNMA (other than senior debt obligations and mortgage pass-through certificates guaranteed by FHLMC or FNMA) shall be a Permitted Investment; provided, that at the time of such investment, such investment is acceptable to the Certificate Insurer, but excluding any of such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption;

            (b) federal funds and certificates of deposit, time and demand deposits and banker's acceptances issued by any bank or trust company incorporated under the laws of the United States or any state thereof and subject to supervision and examination by federal or state banking authorities, provided that at the time of such investment or contractual commitment providing for such investment the short-term debt obligations of such bank or trust company at the date of acquisition thereof have been rated A-1 + by S&P and P-1 by Moody's;

            (c) commercial paper (having original maturities of not more than 180 days) rated A-1 + by S&P and P-1 by Moody's;

            (d) investments in money market funds rated "AAAm" or "AAAm-G" by S&P and "Aaa" by Moody's; and

            (e) investments approved by S&P, Moody's and the Certificate Insurer in writing delivered to the Trustee;

provided, that each such Permitted Investment shall be a "permitted investment" within the meaning of Section 860G(a)(5) of the Code and that no instrument described hereunder shall evidence either the right to receive (x) only interest with respect to the obligations underlying such instrument or (y) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provided a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations; and provided, further, that no instrument described hereunder may be purchased at a price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to stated maturity.

            "Permitted Transferee" shall mean any Person other than (a) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (b) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (c) an organization (except certain farmers' cooperatives described in Section 521 of the Code) which is exempt from tax imposed by Chapter I of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in Section 860E(c)(1) of the Code) with respect to any Class R Certificate, (d) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code and (e) any other Person so designated by the Trustee based upon an Opinion of Counsel to the Trustee and the Certificate Insurer that the transfer of an Ownership Interest in a Class R Certificate to such Person may cause either (i) the 1997-2 REMIC to fail to qualify as a REMIC at any time that the Class A Certificates are outstanding or (ii) the 1997-2 REMIC of the Trust Fund or any Person having an Ownership Interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R Certificate to such Person. The terms "United States," "State" and "International Organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of FHLMC, a majority of its board of directors is not selected by such governmental unit.

            "Person" shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, trust, national banking association, unincorporated organization or government or any agency or political subdivision thereof.

            "Plan" shall have the meaning defined in Section 4.2(i)(x).

            "Preference Amount" shall mean any amount previously distributed to a Class A Certificateholder that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the U.S. Bankruptcy Code as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

            "Preference Claim" shall have the meaning defined in Section 6.4(g).

            "Pre-Funding Account" shall mean the account established pursuant to
Section 6.1(c) hereof.

            "Pre-Funding Period" shall mean the period from the Closing Date until, with respect to Group I or Group II, as applicable, the earliest of (i) the date on which the amount on deposit in the Pre-Funding Account is less than $100,000, (ii) the date on which an Event of Default occurs or (iii) February 16, 1998.

            "Prepayment Assumption" shall mean a constant prepayment rate of 26%, used solely for determining the accrual of original issue discount and market discount on the Certificates for federal income tax purposes.

            "Prepayment Interest Shortfall" shall mean, with respect to any Remittance Date, for each Mortgage Loan that was the subject during the related Due Period of a Principal Prepayment or Curtailment, an amount equal to the excess, if any, of (a) 30 days' interest on the Trust Balance of such Mortgage Loan at a per annum rate equal to the Mortgage Interest Rate (or at such lower rate as may be in effect for such Mortgage Loan pursuant to application of the Civil Relief Act, any Deficient Valuation and/or any Debt Service Reduction) minus the rate at which the Servicing Fee is calculated over (b) the amount of interest actually remitted by the Mortgagor in connection with such Principal Prepayment or Curtailment less any portion of such interest allocable to any Additional Balance outstanding on such Mortgage Loan.

            "Principal Balance" shall mean, as to any Mortgage Loan and Remittance Date, the outstanding principal balance of such Mortgage Loan as of the last day of the Due Period related to such Remittance Date after giving effect to Principal Prepayments received and payments of principal collected during such Due Period, Additional Balances drawn in such Due Period, Deficient Valuations incurred prior to the Due Date in such Due Period and any Curtailments applied by the Servicer in reduction of the unpaid principal balance of such Mortgage Loan as of such Due Date.

            "Principal Collections" shall mean all amounts collected with respect to a Mortgage Loan, including, without limitation, Monthly Payments (or Periodic Advances made in respect thereof), any Loan Repurchase Price and Substitution Adjustments allocable to principal pursuant to the terms of the related Mortgage Note, or, if no provision for allocation is made therein, in accordance with the terms hereof.

            "Principal Prepayment" shall mean any payment or other recovery of principal on a Mortgage Loan equal to the outstanding Principal Balance thereof, received in advance of the final scheduled Due Date which is not intended as an advance payment of a Scheduled Monthly Payment. With respect to any Principal Prepayment made by or on behalf of a Mortgagor and received by the Servicer, 100% of the principal payment portion of such Principal Prepayment shall be applied to the outstanding Trust Balance until such Trust Balance shall be reduced to zero and thereafter to the Additional Balance of such Mortgage Loan as provided for herein.

            "Prospectus Supplement" shall mean the Prospectus Supplement dated November 11, 1997, as amended and supplemented, relating to the Class A Certificates and filed with the Commission in connection with the Registration Statement heretofore filed or to be filed with the Commission pursuant to Rule 424(b)(2) or 424(b)(5).

            "Purchase and Sale Agreement" shall mean the Purchase and Sale Agreement, dated as of the date hereof, between the Seller and the Depositor and relating to the sale of the Mortgage Loans to the Depositor.

            "Qualified Appraiser" shall mean an appraiser, duly appointed by the Servicer, who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and such appraiser and the appraisal made by such appraiser both satisfy the requirements of Title XI of the Federal Institutions Reform, Recovery and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

            "Qualified Mortgage" shall have the meaning set forth from time to time in the definition of "Qualified Mortgage" at Section 860G(a)(3) of the Code (or any successor statute thereto).

            "Qualified Substitute Mortgage Loan" shall mean a mortgage loan or mortgage loans which (a) if a home equity line of credit loan, uses or use the prime rate as its base interest rate and has or have a margin over such base interest rate and, where applicable, maximum interest rate, at least equal to those applicable to the Deleted Mortgage Loan for which it is to be substituted,
(b) if a closed end home equity loan, has an interest rate at least equal to the Deleted Mortgage Loan for which it is to be substituted (c) relates or relate to a detached one-family residence or to the same type of Residential Dwelling as the Deleted Mortgage Loan for which it is to be substituted and in each case has or have the same or a better lien priority as the Deleted Mortgage Loan for which it is to be substituted and has or have the same occupancy status or is an Owner-Occupied Mortgaged Property, (d) matures or mature no later than (and not more than one year earlier than) the Deleted Mortgage Loan for which it is to be substituted, (e) has or have a Combined Loan-to-Value Ratio or Combined Loan-to-Value Ratios at the time of such substitution no higher than the Combined Loan-to-Value Ratio of the Deleted Mortgage Loan for which it is to be substituted, (f) has or have a principal balance or principal balances (after application of all payments received on or prior to the date of substitution) not substantially less and not more than the Trust Balance of the Deleted Mortgage Loan for which it is to be substituted as of such date, (g) satisfies or satisfy the criteria set forth from time to time in the definition of "qualified replacement mortgage" at Section 860G(a)(4) of the Code (or any successor statute thereto), (h) has or have an applicable borrower or borrowers with the same or better traditionally ranked credit status as the borrower or borrowers under the Deleted Mortgage Loan for which it is to be substituted, and (i) complies or comply as of the date of substitution with each representation and warranty set forth in Sections 3.1 and 3.2 of the Purchase and Sale Agreement.

            "Rating Agency" shall mean S&P or Moody's.

            "Record Date" shall mean, with respect to any Remittance Date, the close of business on the last day of the calendar month immediately preceding the month in which such Remittance Date occurs. The Record Date for the first Distribution Date shall be the Closing Date.

            "Reference Banks" shall mean Bankers Trust Company, Barclay's Bank PLC, The Bank of Tokyo and National Westminster Bank PLC; provided that if any of the foregoing banks are not suitable to serve as a Reference Bank, then any leading banks selected by the Trustee which are engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) not controlling, under the control of or under common control with the Depositor or any affiliate thereof, (iii) whose quotations appear on the Reuters Screen LIBO Page on the relevant Interest Determination Date and (iv) which have been designated as such by the Trustee.

            "Reimbursement Amount" shall mean, as of any Remittance Date, the sum of (i) all Insured Payments previously paid by the Certificate Insurer and in each case not previously repaid to the Certificate Insurer pursuant to
Section 6.5(a)(v) hereof plus (ii) interest accrued on such Insured Payments not previously repaid calculated at the Late Payment Rate from the date such Insured Payment was paid, plus (iii) any amounts then due and owing to the Certificate Insurer under the Certificate Insurance Agreement, as certified to the Trustee by the Certificate Insurer, plus (iv) interest on such amounts at the Late Payment Rate. The Certificate Insurer shall notify the Trustee and the Depositor of the amount of any Reimbursement Amount.

            "Released Mortgaged Property Proceeds" shall mean, as to any Mortgage Loan, proceeds received by the Servicer in connection with (a) a taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation or (b) any release of part of the Mortgaged Property from the lien of the related Mortgage, whether by partial condemnation, sale or otherwise; which are not released to the Mortgagor in accordance with applicable law, Accepted Servicing Practices and this Agreement.

            "REMIC" shall mean a "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

            "REMIC Change of Law" shall mean any proposed, temporary or final regulation, revenue ruling, revenue procedure or other official announcement or interpretation relating to the REMIC and the REMIC Provisions issued after the Closing Date.

            "REMIC Daily Interest" shall mean, with respect to any payment on a Mortgage Loan made by or on behalf of the related Mortgagor, the portion of such payment equal to the aggregate sum of the daily product (calculated for each day in the Due Period) of (x) the outstanding Trust Balance of such Mortgage Loan on such day and (y) the Mortgage Interest Rate applicable to such Mortgage Loan.

            "REMIC Provisions" shall mean provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter I of the Code, and related provisions, and temporary and final regulations promulgated thereunder and published rulings, notices and announcements, as the foregoing may be in effect from time to time.

            "Remittance Date" shall mean the 15th day of any month or if such 15th day is not a Business Day, the first Business Day immediately following, commencing on December 15, 1997.

            "REO Disposition" shall mean the final sale by the Servicer of a Mortgaged Property acquired by the Servicer in foreclosure or by deed in lieu of foreclosure.

            "REO Mortgage Loan" shall mean any Mortgage Loan which is not a Liquidated Mortgage Loan and as to which the indebtedness evidenced by the related Mortgage Note is discharged and the related Mortgaged Property is held as part of the Trust Fund.

            "REO Proceeds" shall mean proceeds received in respect of any REO Mortgage Loan (including, without limitation, proceeds from the rental of the related Mortgaged Property).

            "REO Property" shall have the meaning described in Section 5.12.

            "Representation Letter" shall mean letters to, or agreements with, the Depository to effectuate a book entry system with respect to the Class A Certificates registered in the Certificate Register under the nominee name of the Depository.

            "Request for Release" shall mean a request for release in substantially the form attached as Exhibit H hereto.

            "Required Reserve Account Level" shall be determined in accordance with the Certificate Insurance Agreement.

            "Reserve Account" shall mean that Eligible Account more fully described in Section 6.4 established by the Servicer for the benefit of the Trust, the Certificateholders and the

Certificate Insurer, from which withdrawals will be made for the payment of the Class A-1 Credit Enhancement Distribution Amounts, Group II Credit Enhancement Distribution Amounts and Reimbursement Amounts. The Reserve Account shall not benefit any Additional Certificate.

            "Reserve Interest Rate" shall mean, with respect to any Interest Determination Date, the rate per annum that the Trustee determines to be either
(i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month U.S. dollar lending rates which New York City banks selected by the Trustee are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month U.S. dollar lending rate which New York City banks selected by the Trustee are quoting on such Interest Determination Date to leading European banks.

            "Residential Dwelling" shall mean a one -to four-family dwelling, a unit in a planned unit development, a unit in a condominium development, a townhouse or a manufactured housing unit which is non-mobile.

            "Responsible Officer" shall mean, when used with respect to the Trustee, any officer assigned to the Corporate Trust Division (or any successor thereto), including any Vice President, Senior Trust Officer, Trust Officer, Assistant Trust Officer, any Assistant Secretary, any trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with the particular subject. When used with respect to the Seller or the Servicer, the President or any Vice President, Assistant Vice President, or any Secretary or Assistant Secretary.

            "S&P" shall mean Standard & Poor's Ratings Services, Inc. or any successor thereto and if such corporation no longer for any reason performs the services of a securities rating agency, "S&P" shall be deemed to refer to any other nationally recognized statistical rating organization designated by the Certificate Insurer.

            "Seller" shall mean IHE Funding Corp., a Delaware corporation.

            "Series" shall mean any designated Series of certificates issued hereunder and governed by this Agreement. When used herein, "this Series" shall refer to the Mortgage Pass-Through Certificates, Series 1997-2.

            "Servicer" shall mean Irwin Home Equity Corporation, an Indiana corporation, or any successor appointed as herein provided.

            "Servicer Employees" shall have the meaning as defined in Section
5.8 hereof.

            "Servicer Remittance Amount" shall mean, with respect to any Servicer Remittance Date and a Group, an amount equal to the sum of (i) all unscheduled collections of principal and interest on the HELOCs in the case of Group I and the HELs in the case of Group II (including Principal Prepayments, Curtailments, Net REO Proceeds and Net Liquidation Proceeds, if any, and any amounts deposited in the Collection Account or Trustee Collection Account in connection with a repurchase of the HELOCs in the case of Group I and the HELs in the case of Group II) collected by the Servicer during the Due Period and all scheduled Monthly Payments due on the Due Date and received by the Servicer on or prior to the Business Day preceding the related Determination Date, plus (ii) all Periodic Advances made by the Servicer with respect to payments due to be received on the HELOCs in the case of Group I and HELs in the case of Group II on the related Due Date plus (iii) the amount of Compensating Interest due with respect to HELOCs in the case of Group I and the HELs in the case of Group II with respect to the related Due Period, plus (iv) either (A) for each Remittance Date prior to the Final Subsequent Transfer Date, the amount transferred to the Certificate Account with respect to such Group pursuant to Section 6.11 hereof, or (B) for the Remittance Date immediately following the Final Subsequent Transfer Date, any amount remaining on deposit in the Pre-Funding Account, plus
(v) any other amounts required to be placed in the Collection Account with respect to HELOCs in the case of Group I and the HELs in the case of Group II by the Servicer pursuant to this Pooling and Servicing Agreement but excluding, without duplication, the following:

            (a) amounts received on particular HELOCs in the case of Group I and HELs in the case of Group II as late payments of principal or interest and respecting which the Servicer has previously made an unreimbursed Periodic Advance;

            (b) the portion of Liquidation Proceeds used to reimburse any unreimbursed Periodic Advances by the Servicer with respect to HELOCs in the case of Group I and the HELs in the case of Group II;

            (c) those portions of each payment of interest on a particular HELOC in the case of Group I and the HEL in the case of Group II which represent the Servicing Fee;

            (d) that portion of Liquidation Proceeds and REO Proceeds with respect to HELOCs in the case of Group I and the HELs in the case of Group II which represents any unpaid Servicing Fee;

            (e) all income from Permitted Investments that is held in the Collection Account for the account of the Servicer;

            (f) all amounts in respect of late fees, assumption fees, prepayment fees and similar fees;

            (g) all other amounts which are explicitly reimbursable to the Servicer hereunder with respect to HELOCs in the case of Group I and the HELs in the case of Group II, including (i) as provided in Section 5.4 hereof; and (ii) any unreimbursed and accrued Liquidation Expenses; provided that the exclusion of any such amounts pursuant to this subsection (g) on a particular Remittance Date shall not thereby create a claim for an Insured Payment;

            (h) the portion of Net Foreclosure Profits with respect to HELOCs in the case of Group I and the HELs in the case of Group II representing any unpaid Servicing Fee; and

            (i) All amounts collected with respect to any HELOC allocable to the Additional Balance of such HELOC pursuant to the definition of "Additional Certificate Allocation" as set forth herein.

            "Servicer Remittance Date" shall mean, with respect to any Remittance Date, the 14th day of the month in which such Remittance Date occurs, or if such day is not a Business Day, the first Business Day preceding such 14th day.

            "Servicer Account" shall mean the account created and maintained pursuant to Section 5.7.

            "Servicing Advances" shall mean all reasonable and customary "out-of-pocket" costs and expenses incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) any enforcement proceedings, including foreclosures, (c) expenditures relating to the purchase or maintenance of a first or second lien not included in the Trust Fund on the Mortgaged Property, (d) the management and liquidation of the REO Property, including reasonable fees paid to any independent contractor in connection therewith, (e) compliance with the obligations (including indemnification obligations) under Sections 5.2 (limited solely to the reasonable and customary out-of-pocket expenses of the Subservicer), 5.5, 5.7,
5.9 or 5.10 (as related to Section 9.5), all of which reasonable and customary out-of-pocket costs and expenses are reimbursable to the Servicer to the extent provided in Section 5.4(a) and 5.10.

            "Servicing Compensation" shall mean the Servicing Fee and other amounts to which the Servicer is entitled pursuant to Section 5.14.

            "Servicing Fee" shall mean, as to each Mortgage Loan, the annual fee payable to the Servicer, which is calculated as an amount equal to the product of (a) 1.00% per annum, or up to 1.00% in the event that Irwin Home Equity Corporation is succeeded by the Trustee or any other successor servicer appointed as herein provided, and (b) the Principal Balance thereof. Such fee shall be calculated and payable monthly only on amounts actually received in respect of interest on such Mortgage Loan and shall be computed on the basis of the same principal amount and for the period respecting which any related interest payment on a Mortgage Loan is computed. The Servicing Fee includes any servicing fees owed or payable to any Subservicer.

            "Servicing Officer" shall mean any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers furnished to the Trustee and the Certificate Insurer by the Servicer, as such list may from time to time be amended.

            "Startup Date" shall mean the day designated as such pursuant to
Section 2.5 hereof.

            "Subsequent Mortgage Loans" shall mean those fixed rate closed end home equity loans and adjustable rate home equity line of credit loans transferred to the Trust Fund after the Closing Date as contemplated by Section
2.10 hereof.

            "Subsequent Transfer Agreement" shall mean each Subsequent Transfer Agreement dated as of a Subsequent Transfer Date executed by the Trustee and the Depositor substantially in the form of Exhibit O hereto, by which Subsequent Mortgage Loans are sold and assigned to the Trust.

            "Subsequent Transfer Date" shall mean any date on which Subsequent Mortgage Loans are transferred to the Trust pursuant to Section 2.10 hereof.

            "Subservicer" shall mean any Person with whom the Servicer has entered into a Subservicing Agreement and who satisfies the requirements set forth in Section 5.2(a) hereof in respect of the qualification of a Subservicer.

            "Subservicing Agreement" shall mean any agreement between the Servicer and any Subservicer relating to subservicing and/or administration of certain Mortgage Loans as provided in Section 5.2(b), a copy of which shall be delivered, along with any modifications thereto, to the Trustee and the Certificate Insurer.

            "Substitution Adjustment" shall mean, as to any date on which a substitution occurs pursuant to Section 2.4 or 3.3, the amount (if any) by which the aggregate principal balances (after application of principal payments received on or before the date of substitution of any Qualified Substitute Mortgage Loans as of the date of substitution) are less than the aggregate of the Trust Balances of the related Deleted Mortgage Loans together with 30 days' interest thereon at the Mortgage Interest Rate.

            "Tax Matters Person" shall mean the Person or Persons appointed pursuant to Section 10.15 from time to time to act as the "tax matters person" (within the meaning of the REMIC Provisions) of the 1997-2 REMIC.

            "Tax Return" shall mean the federal income tax return on Internal Revenue Service Form 1066, "U.S. Real Estate Mortgage Investment Conduit Income Tax Return," including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of the Trust Fund due to its classification as a REMIC under the REMIC Provisions, together with any and all other information reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provision of federal, state or local tax laws.

            "Total Expected Losses" shall mean, for any Remittance Date, the sum of the Liquidated Loan Loss and the Delinquency Calculation Amount.

            "Transfer" shall mean any direct or indirect transfer, sale, pledge, hypothecation or other form of assignment of any Ownership Interest in a Certificate.

            "Transfer Affidavit and Agreement" shall have the meaning as defined in Section 4.2(i)(ii).

            "Transferee" shall mean any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

            "Transferor" shall mean any Person who is disposing by Transfer any Ownership Interest in a Certificate.

            "Trust" shall mean Irwin Home Equity Corporation Trust 1997-2, the trust created hereunder.

            "Trust Balance" shall mean, with respect to any Mortgage Loan, (i) its original Trust Balance as shown on the Mortgage Loan Schedule on the Cut-Off Date minus all payments of or in respect of principal allocated to the Trust Balance of such Mortgage Loan, or (ii) from and after the date of substitution of a Qualified Substitute Mortgage Loan for a Deleted Mortgage Loan, the Principal Balance of the Qualified Substitute Mortgage Loan on the date of such substitution minus all payments of or in respect of principal allocated to the Trust Balance of such Mortgage Loan after the date of substitution. On and after the date upon which a Mortgage Loan becomes a Liquidated Mortgage Loan, the Trust Balance for such Mortgage Loan shall equal zero.

            "Trust Fund" shall mean (a) each Mortgage Loan, including each Subsequent Mortgage Loan, transferred to the Trust pursuant to the provisions hereof, (b) all rights of or assigned to the Depositor under the Purchase and Sale Agreement (and exclusive of any of its obligations), (c) such assets as from time to time are identified as REO Property and collections thereon and proceeds thereof, (d) all assets deposited in the Accounts, including any amounts on deposit in the Collection Account, the Trustee Collection Account, the Additional Certificate Account, the Certificate Account and the Reserve Account and all amounts in the Accounts invested in Permitted Investments, (e) the Trustee's rights with respect to the Mortgage Loans under all insurance policies (other than the Certificate Insurance Policy) required to be maintained pursuant to this Agreement and any Insurance Proceeds, (f) all Liquidation Proceeds and (g) all Released Mortgaged Property Proceeds and (h) all rights against the Seller arising under the Purchase and Sale Agreement.

            "Trustee" shall mean The Chase Manhattan Bank, or its successor in interest, or any successor trustee appointed as herein provided.

            "Trustee Collection Account" shall mean the Eligible Account established and maintained by the Trustee for the benefit of the Certificateholders and the Holders of the Additional Certificate pursuant to
Section 5.3(a) hereof.

            "Trustee Fee" shall mean, as to any Remittance Date, the fee payable to the Trustee in respect of its services as Trustee that accrues at a monthly rate equal to 1/12 of .005% of the Trust Balance of each Mortgage Loan as of the immediately preceding Due Date.

            "Trustee's Mortgage File" shall mean the documents delivered to the Trustee or its designated agent pursuant to Section 2.3.

            "Trustee's Remittance Report" shall have the meaning as defined in
Section 6.7.

            "Underwriter" shall mean Prudential Securities Incorporated.

            "Underwriting Guidelines" shall mean the underwriting guidelines of the Seller, Irwin Union Bank and Trust Company and of the Servicer, a copy of which is attached as an exhibit to the Purchase and Sale Agreement.

            "United States Person" shall mean a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

            "Unpaid REO Amortization" shall mean, as to any REO Mortgage Loan and any month, the aggregate of the installments of principal and accrued interest deemed to be due in such month and in any prior months that remain unpaid, calculated in accordance with Section 5.12.

            "Weighted Average Rate Cap" shall mean with respect to the HELOC's and the Class A-1 Certificates, on any Remittance Date, that maximum interest rate computed to equal one-twelfth the weighted average Mortgage Interest Rate for the HELOC's, net of (i) the Class A-1 Premium Percentage, (ii) the rates at which the Servicing Fee and the Trustee's Fee are calculated and (iii) beginning on the thirteenth Remittance Date, 0.50%.

            "Weighted Average Group II Pass Through Rate" shall mean the sum of
(i) the Class A-2 Pass Through Rate times the Class A-2 Principal Balance divided by the sum of the Class A-2 Principal Balance, the Class A-3 Principal Balance and the Class A-4 Principal Balance, (ii) the Class A-3 Pass Through Rate times the Class A-3 Principal Balance divided by the sum of the Class A-2 Principal Balance, the Class A-3 Principal Balance and the Class A-4 Principal Balance and (iii) the Class A-4 Pass Through Rate times the Class A-4 Principal Balance divided by the sum of the Class A-2 Principal Balance, the Class A-3 Principal Balance and the Class A-4 Principal Balance.

            Section 1.2 Provisions of General Application. (a) All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

            (b) The terms defined in this Article include the plural as well as the singular.

            (a) The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole. All references to Articles and Sections shall be deemed to refer to Articles and Sections of this Agreement.

            (b) Reference to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute to which reference is made and all regulations promulgated pursuant to such statutes.

            (c) All calculations of interest relating to the Class A-1 Certificates (other than with respect to the Mortgage Loans, or as otherwise specifically set forth herein) provided for herein shall be made on the basis of actual days elapsed divided by a year comprised of 360 days. All calculations of interest relating to the Group II Certificates (other than with respect to the Mortgage Loans, or as otherwise specifically set forth herein) provided for herein, shall be made on the of an assumed year of 360 days consisting of twelve 30 day months. All calculations of interest with respect to any Mortgage Loan provided for herein shall be made in accordance with the terms of the related Mortgage Note and Mortgage or, if such documents do not specify the basis upon which interest accrues thereon, on the basis of dividing actual days elapsed by a 365 day year.

            (d) Any Mortgage Loan payment is deemed to be received on the date such payment is actually received by the Servicer; provided, however, that for purposes of calculating distributions on the Certificates prepayments with respect to any Mortgage Loan are deemed to be received on the date they are applied in accordance with customary servicing practices consistent with the terms of the related Mortgage Note and Mortgage to reduce the outstanding principal balance of such Mortgage Loan on which interest accrues.

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                                       41

                                   ARTICLE II

                           Establishment of the Trust
                      Sale and Conveyance of the Trust Fund

            Section 2.1 Sale and Conveyance of Trust Fund; Priority and Subordination of Ownership Interests; Establishment of the Trust. (a) The Depositor does hereby sell, transfer, assign, set over and convey to the Trust for the benefit of the Certificateholders and the Additional Certificateholder as their respective interests may, from time to time appear and the Certificate Insurer without recourse but subject to the provisions in this Section 2.1 and the other terms and provisions of this Agreement, all of the right, title and interest of the Depositor in and to the Trust Fund, exclusive of the obligations of the Depositor, Seller or any other party with respect to the Mortgage Loans. In connection with such transfer and assignment, and pursuant to Section 2.6 of the Purchase and Sale Agreement, the Depositor does hereby also irrevocably transfer, assign, set over and otherwise convey to the Trustee all of its rights (exclusive of its obligations) under the Purchase and Sale Agreement, including, without limitation, its right to exercise the remedies created by Sections 2.5 and 3.4 of the Purchase and Sale Agreement for breaches of representations and warranties, agreements and covenants of the Seller contained in Sections 3.1 and
3.2 of the Purchase and Sale Agreement.

            (b) The rights of the Certificateholders and the Additional Certificateholder to receive payments with respect to the Mortgage Loans in respect of the Certificates and the Additional Certificates and all ownership interests of the Certificateholders, shall be as set forth in this Agreement. In this regard, all rights of the Class R Certificateholders to receive payments in respect of the Class R Certificates, are subject and subordinate to the preferential rights of the Class A Certificateholders to receive payments in respect of the Class A Certificates and to the Certificate Insurer's rights to receive the Reimbursement Amount. In accordance with the foregoing, the ownership interest of the Class R Certificateholders in amounts deposited in the Certificate Account or the Reserve Account from time to time shall not vest unless and until such amounts are distributed in respect of the Class R Certificates in accordance with the terms of this Agreement.

            (a) The Depositor does hereby establish, pursuant to the further provisions of this Agreement and the laws of the State of New York, an express trust to be known, for convenience, as "Irwin Home Equity Corporation Trust 1997-2" and does hereby appoint The Chase Manhattan Bank as Trustee in accordance with the provisions of this Agreement.

            Section 2.2 Possession of Mortgage Files; Access to Mortgage Files.
(a) Upon the issuance of the Certificates and any Additional Certificates, the ownership of each Mortgage Note, the Mortgage and the contents of the related Mortgage File related to each Mortgage Loan is vested in the Trustee for the benefit of the Certificateholders and the Additional Certificateholders and the Certificate Insurer, as their respective interests may, from time to time, appear.

            (b) Pursuant to Section 2.4 of the Purchase and Sale Agreement, the Depositor has delivered or caused to be delivered the Trustee's Mortgage File related to each Mortgage Loan to the Trustee.

            (a) The Trustee may enter into a custodial agreement pursuant to which the Trustee will appoint a custodian (a "Custodian") to hold the Mortgage Files in trust for the benefit of the Trustee; provided, however, that the custodian so appointed shall in no event be the Depositor or the Servicer or any Person known to a Responsible Officer of the Trustee to be an Affiliate of any of them.

            (b) The Custodian shall afford the Depositor, the Certificate Insurer and the Servicer reasonable access to all records and documentation regarding the Mortgage Loans relating to this Agreement, such access being afforded at customary charges, upon reasonable request and during normal business hours at the offices of the Custodian.

            Section 2.3 Delivery of Mortgage Loan Documents. (a) In connection with each conveyance pursuant to Section 2.1, 2.2 or 2.10 hereof, the Depositor has delivered or does hereby agree to deliver or cause to be delivered to the Trustee the Certificate Insurance Policy and each of the following documents for each Mortgage Loan sold by the Seller to the Depositor and sold by the Depositor to the Trust Fund:

            (i) The original Mortgage Note, endorsed by the holder of record without recourse in the following form: "Pay to the order of ___________, without recourse" and signed in the name of an authorized officer of the holder of record, Irwin Union Bank and Trust Company, and if by the Seller, by an authorized officer;

            (ii) The original Mortgage with evidence of recording indicated thereon; provided, however, that if such Mortgage has not been returned from the applicable recording office, then such recorded Mortgage shall be delivered when so returned;

            (iii) An assignment of the original Mortgage, in suitable form for recordation in the jurisdiction in which the related Mortgaged Property is located, in the name of the holder of record of the Mortgage Loan by an authorized officer (with evidence of submission for recordation of such assignment in the appropriate real estate recording office for such Mortgaged Property to be received by the Trustee within 45 days of the Closing Date or, with respect to Subsequent Mortgage Loans, the Subsequent Transfer Date); provided, however, that Assignments of Mortgages shall not be required to be submitted for recording with respect to any Mortgage Loan which relates to the Trustee's Mortgage File if the Trustee, each of the Rating Agencies and the Certificate Insurer shall have received an opinion of counsel satisfactory to the Trustee, each of the Rating Agencies and the Certificate Insurer stating that, in such counsel's opinion, the failure to record such Assignment of Mortgage shall not have a materially adverse effect on the security interest of the Trustee in the Mortgage; provided, further, that any Assignment of Mortgage for which an opinion has been delivered shall be recorded upon the earlier to occur of (i) receipt by the Trustee of the Certificate Insurer's written direction to record such Mortgage, (ii) the occurrence of any Event of Default, as such term is defined in this Pooling and Servicing Agreement, or (iii) a bankruptcy or insolvency proceeding involving the Mortgagor is initiated or foreclosure proceedings are initiated against the Mortgaged Property as a consequence of an event of default under the Mortgage Loan; provided, further, that if the related Mortgage has not been returned from the applicable recording office, then such assignment shall be delivered when so returned (and a blanket assignment with respect to each unrecorded Mortgage shall be delivered on the Closing Date or, with respect to Subsequent Mortgage Loans, the Subsequent Transfer Date);

            (iv) Any intervening Assignments of the Mortgage with evidence of recording thereon;

            (v) Any assumption, modification, consolidation or extension agreements; and

            (vi) (1) The policy of title insurance (or a commitment for title insurance, if the policy is being held by the title insurance company pending recordation of the Mortgage) and the certificate of primary mortgage guaranty insurance, if any, issued with respect to any Mortgage Loan with a credit limit or Principal Balance in excess of $100,000 and with respect to any Mortgage Loan which is in a first lien position;

            (2) The limited liability title assurance with respect to any Mortgage Loan in a second lien position with a credit limit or Principal Balance between $35,001 and $50,000 and which has a second mortgage ratio greater than 25% and with respect to any Mortgage Loan with a credit limit or Principal Balance between $50,001 and $100,000; provided, however, that in the case of any Mortgage Loans which have been prepaid in full after the Cut-Off Date and prior to the date of the execution of this Agreement, the Depositor, in lieu of delivering the above documents, hereby delivers to the Trustee a certification of an officer of the Seller of the nature set forth in Exhibit M attached hereto; and provided, further, however, that as to certain Mortgages or assignments thereof which have been delivered or are being delivered to recording offices for recording and have not been returned to the Seller in time to permit their delivery hereunder at the time of such transfer, in lieu of delivering such original documents, the Depositor is delivering to the Trustee a true copy thereof with a certification by the Seller on the face of such copy substantially as follows: "certified true and correct copy of original which has been transmitted for recordation." The Seller has agreed pursuant to the Purchase and Sale Agreement, that it will deliver such original documents, together with any related policy of title insurance not previously delivered, on behalf of the Depositor to the Trustee promptly after they are received, and no later than 120 days after the Closing Date; provided, however, that in those instances where the public recording office retains the original Mortgage or Assignment of Mortgage after it has been recorded or such original document has been lost by the recording office, the Seller shall be deemed to have satisfied its obligations hereunder if it shall have delivered to the Trustee a copy of such original Mortgage or Assignment of Mortgage certified by the public recording office to be a true copy of the recorded original thereof. The Seller has agreed pursuant to the Purchase and Sale Agreement, at its own expense, to record (or to provide the Trustee with evidence of recordation thereof) each assignment within 45 days of the Closing Date or, with respect to Subsequent Mortgage Loans, the Subsequent Transfer Date, in the appropriate public office for real property records, provided that such assignments are redelivered by the Trustee to the Seller upon the Seller's written request and at the Seller's expense, unless the Seller (at its expense) furnishes to the Trustee, the Certificate Insurer and the Rating Agencies an unqualified Opinion of Counsel reasonably acceptable to the Trustee to the effect that recordation of such assignment is not necessary under applicable state law to preserve the Trustee's interest in the related Mortgage Loan against the claim of any subsequent transferee of such Mortgage Loan or any successor to, or creditor of, the Seller.

            On or prior to the Closing Date, or, with respect to Subsequent Mortgage Loans, the Subsequent Transfer Date, the Servicer, at its own expense shall complete the endorsement of each Mortgage Note such that the final endorsement appears in the following form:

                  "Pay to the order of _________, without recourse, Irwin Union
            Bank and Trust Company.

            The Servicer, at its own expense shall also complete each Assignment of Mortgage such that the final Assignment of Mortgage appears in the following form:

                  "The Chase Manhattan Bank, as Trustee for Irwin Home Equity
            Corporation Trust 1997-2 formed pursuant to the Pooling and Servicing Agreement dated as of November 1, 1997, between Prudential Securities Secured Financing Corporation as Depositor, Irwin Home Equity Corporation as Servicer and The Chase Manhattan Bank, as Trustee"

            (b) Without diminution of the requirements of Sections 2.2(c) and this Section 2.3, all original documents relating to the Mortgage Loans that are not delivered to the Trustee are and shall be delivered to the Servicer by the Seller on behalf of the Depositor pursuant to the Purchase and Sale Agreement, and shall be held by the Servicer in trust for the benefit of the Trustee on behalf of the Certificateholders and the Certificate Insurer. In the event that any such original document is required pursuant to the terms of this Section 2.3 to be a part of a Mortgage File, the Servicer shall promptly deliver such original document to the Trustee. In acting as custodian of any such original document, the Servicer agrees further that it does not and will not have or assert any beneficial ownership interest in the Mortgage Loans or the Mortgage Files. Promptly upon the Depositor's and the Trust's acquisition thereof and the Servicer's receipt thereof, the Servicer on behalf of the Trust shall mark conspicuously each original document not delivered to the Trustee, and the Seller's master data processing records evidencing each Mortgage Loan with a legend, acceptable to the Trustee and the Certificate Insurer, evidencing that the Trust has purchased the Mortgage Loans and all right and title thereto and interest therein pursuant to the Purchase and Sale Agreement and this Agreement.

            (c) In the event that any Mortgage Note required to be delivered pursuant to this Section 2.3 is conclusively determined by any of the Seller, the Servicer, the Custodian or the Trustee to be lost, stolen or destroyed the Seller shall deliver a photostatic copy of such Mortgage Note and, within 14 days of the Closing Date or the later date upon which such Mortgage Note has been conclusively determined to be lost, deliver to the Trustee a "lost note affidavit" in form and substance acceptable to the Trustee, and shall further agree to hold the Trustee and the Certificate Insurer harmless from any loss or damage resulting from any action taken in reliance on the delivery and possession by the Trustee of such lost note affidavit. Delivery by the Seller of such lost note affidavit shall not affect the obligations of the Seller under the Purchase and Sale Agreement with respect to the related Mortgage Loan.

            Section 2.4 Acceptance by Trustee of the Trust Fund; Certain Substitutions; Certification by Trustee. (a) The

Trustee agrees to execute and deliver to the Depositor, the Certificate Insurer, the Servicer and the Seller on or prior to the Closing Date an acknowledgment of receipt of the Certificate Insurance Policies and, with respect to each initial Mortgage Loan, the original Mortgage Note (with any exceptions noted), in the form attached as Exhibit E hereto and declares that it will hold such documents and any amendments, replacements or supplements thereto, as well as any other assets included in the definition of Trust Fund and delivered to the Trustee, as Trustee in trust upon and subject to the conditions set forth herein for the benefit of the Certificateholders and the Certificate Insurer. The Trustee agrees to execute and deliver to the Depositor, the Certificate Insurer, the Servicer and the Seller on or prior to any Subsequent Transfer Date an acknowledgement of receipt of original Mortgage Note with respect to each Subsequent Mortgage Loan, in the form attached as Exhibit E hereto and declares that it will hold such documents and any amendments, replacements or supplements thereto, as well as any other assets included in the definition of Trust Fund and delivered to the Trustee, as Trustee in trust and subject to the conditions set forth herein for the benefit of the Certificateholders and the Certificate Insurer.

            The Trustee agrees, for the benefit of the Certificateholders and the Certificate Insurer, to review (or cause to be reviewed) each Trustee's Mortgage File within 45 Business Days after the Closing Date or, with respect to Subsequent Mortgage Loans, the Subsequent Transfer Date and to deliver to the Seller, the Servicer, the Depositor and the Certificate Insurer a certification in the form attached hereto as Exhibit F to the effect that, as to each Mortgage Loan listed in the related Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in such certification as not covered by such certification), (i) all documents required to be delivered to it pursuant to Section 2.3 hereof and the Purchase and Sale Agreement are in its possession, (ii) each such document has been reviewed by it, has been, to the extent required, executed and has not been mutilated, damaged, torn or otherwise physically altered (handwritten additions, changes or corrections shall not constitute physical alteration if initialed by the Mortgagor), appears regular on its face and relates to such Mortgage Loan. The Trustee shall be under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they are other than what they purport to be on their face.

            On or prior to the first anniversary of the Closing Date, the Trustee shall deliver (or cause to be delivered) to the Servicer, the Seller, the Depositor and the Certificate Insurer a final certification in the form attached hereto as Exhibit G to the effect that, as to each Mortgage Loan and Subsequent Mortgage Loan listed in the Mortgage Loan Schedule (other than any

Mortgage Loan paid in full or any Mortgage Loan specifically identified in such certification as not covered by such certification), and as to any document noted in an exception included in the Trustee's initial certification, (i) all documents required to be delivered to it pursuant to Section 2.3 hereof and the Purchase and Sale Agreement are in its possession, (ii) each such document has been reviewed by it, has been, to the extent required, executed and has not been mutilated, damaged, torn or otherwise physically altered (handwritten additions, changes or corrections shall not constitute physical alteration if initialed by the Mortgagor), appears regular on its face and relates to such Mortgage Loan.

            (b) If the Certificate Insurer or the Trustee during the process of reviewing the Trustee's Mortgage Files finds any document constituting a part of a Trustee's Mortgage File which is not executed, has not been received, is unrelated to the Mortgage Loan identified in the related Mortgage Loan Schedule, or does not conform to the requirements of Section 2.3 or the description thereof as set forth in the related Mortgage Loan Schedule, the Trustee or the Certificate Insurer, as applicable, shall promptly so notify the Servicer, the Seller, the Certificate Insurer and the Trustee. In performing any such review, the Trustee may conclusively rely on the Seller as to the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Trustee's review of the Mortgage Files is limited solely to confirming that the documents listed in Section 2.3 have been executed and received and relate to the Mortgage Files identified in the related Mortgage Loan Schedule. Pursuant to the Purchase and Sale Agreement, the Seller has agreed to use reasonable efforts to cause to be remedied a material defect in a document constituting part of a Mortgage File of which it is so notified by the Trustee. If, however, within 60 days after the Trustee's notice to it respecting such defect the Seller has not caused to be remedied the defect and the defect materially and adversely affects the interest of the Certificateholders in the related Mortgage Loan or the interests of the Certificate Insurer (in either case in the reasonable determination of the Certificate Insurer), the Trustee shall enforce the Seller's obligation pursuant to the Purchase and Sale Agreement to either (i) substitute in lieu of such Mortgage Loan a Qualified Substitute Mortgage Loan in the manner and subject to the conditions set forth in Section 3.3 hereof or (ii) purchase such Mortgage Loan at a purchase price equal to the outstanding Principal Balance of such Mortgage Loan as of the date of purchase, plus the greater of (x) all accrued and unpaid interest thereon and
(y) 30 days' interest thereon, computed at the related Mortgage Interest Rate, plus the amount of any unreimbursed Servicing Advances made by the Servicer with respect to such Mortgage Loan, which purchase price shall be deposited in the Trustee Collection Account prior to the next succeeding Servicer Remittance Date, after deducting therefrom any amounts received in respect of such repurchased Mortgage Loan or Loans and being held in the Collection Account or Trustee Collection Account for future distribution to the extent such amounts have not yet been applied to principal or interest on such Mortgage Loan (the "Loan Repurchase Price"); provided, however, that the Seller may not, pursuant to clause (ii) preceding, purchase the Principal Balance of any Mortgage Loan that is not in default or as to which no default is imminent unless the Seller has theretofore delivered an Opinion of Counsel knowledgeable in federal income tax matters which states that such a purchase would not constitute a prohibited transaction under the Code.

            (c) Upon receipt by the Trustee of a certification of a Servicing Officer of such substitution or purchase and, in the case of a substitution, upon receipt of the related Trustee's Mortgage File, and the deposit of the amounts described above into the Trustee Collection Account (which certification shall be in the form of Exhibit H hereto), the Trustee shall release to the Servicer for release to the Seller the related Trustee's Mortgage File and shall execute, without recourse, and deliver such instruments of transfer furnished by the Seller as may be necessary to transfer such Mortgage Loan to the Seller. The Trustee shall notify the Certificate Insurer if the Seller fails to repurchase or substitute for a Mortgage Loan in accordance with the foregoing.

            Section 2.5 Designations under REMIC Provisions; Designation of Startup Date. (a) The Class A Certificates are hereby designated as the "regular interests", and the Class R Certificates are designated the single class of "residual interests" in the 1997-2 REMIC for the purposes of the REMIC Provisions. The 1997-2 REMIC shall be designated as the "Irwin Home Equity Corporation Trust 1997-2 REMIC."

            (b) The Closing Date will be the "startup day" of the 1997-2 REMIC within the meaning of Section 860G(a)(9) of the Code (the "Startup Date").

            Section 2.6 Execution of Certificates. The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery to it of the Trustee's Mortgage Files relating thereto and, concurrently with such delivery, has executed, authenticated and delivered to or upon the order of the Depositor, in exchange for the Mortgage Loans, the Trustee's Mortgage Files and the other assets included in the definition of Trust Fund, Certificates and the Additional Certificate duly authenticated by the Trustee, and, in the case of the Class A Certificates, in Authorized Denominations, evidencing the entire beneficial ownership interest in the Trust Fund.

            Section 2.7 Application of Principal and Interest. In the event that Net Liquidation Proceeds on a Liquidated Mortgage Loan are less than the outstanding Principal Balance of the related Mortgage Loan plus accrued interest thereon, or any Mortgagor makes a partial payment of any Monthly Payment due on a

Mortgage Loan, such Net Liquidation Proceeds or partial payment shall be applied to payment of the related Mortgage Note as provided therein, and if not so provided, first to interest accrued at the Mortgage Interest Rate, then to the principal owed on such Mortgage Loan.

            Section 2.8 Grant of Security Interest. (a) It is the intention of the parties hereto that the conveyance by the Depositor of the Trust Fund to the Trustee on behalf of the Trust shall constitute a purchase and sale of such Trust Fund and not a loan. In the event, however, that a court of competent jurisdiction were to hold that the transaction evidenced hereby constitutes a loan and not a purchase and sale, it is the intention of the parties hereto that this Agreement shall constitute a security agreement under applicable law, and that the Depositor shall be deemed to have granted and hereby grants to the Trustee, on behalf of the Trust, a first priority perfected security interest in all of the Depositor's right, title and interest in, to and under the Trust Fund to secure a loan in an amount equal to the purchase price of the Mortgage Loans. The conveyance by the Depositor of the Trust Fund to the Trustee on behalf of the Trust shall not constitute and are not intended to result in an assumption by the Trustee, the Certificate Insurer or any Certificateholder or the Holder of the Additional Certificate of any obligation of the Seller or any other Person in connection with the Trust Fund, including, but not limited to, the obligation to advance additional amounts pursuant to the terms of the Mortgage Note.

            (b) The Depositor and the Servicer shall take no action inconsistent with the Trust's ownership of the Trust Fund and shall indicate or shall cause to be indicated in its records and records held on its behalf that ownership of each Mortgage Loan and the assets in the Trust Fund are held by the Trustee on behalf of the Trust. In addition, the Depositor and the Servicer shall respond to any inquiries from third parties with respect to ownership of a Mortgage Loan or any other asset in the Trust Fund by stating that it is not the owner of such asset and that ownership of such Mortgage Loan or other Trust Fund asset is held by the Trustee on behalf of the Trust.

            Section 2.9 Further Assurances; Powers of Attorney. (a) The Servicer agrees that, from time to time, at its expense, it shall cause the Seller and Irwin Union Bank and Trust Company (and the Depositor also agrees that it shall), promptly to execute and deliver all further instruments and documents, and take all further action, that may be necessary or appropriate, or that the Servicer or the Trustee may reasonably request, in order to perfect, protect or more fully evidence the transfer of ownership of the Trust Fund or to enable the Trustee to exercise or enforce any of its rights hereunder. Without limiting the generality of the foregoing, the Servicer and the Depositor will, upon the request of the Servicer or of the Trustee execute and file (or cause to be executed and filed) such real estate filings, financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate.

            (b) The Depositor hereby grants to the Servicer and the Trustee powers of attorney to execute all documents on its behalf under this Agreement and the Purchase and Sale Agreement as may be necessary or desirable to effectuate the foregoing.

            Section 2.10 Conveyance of the Subsequent Mortgage Loans. (a) Subject to the conditions set forth in Section 2.3 above and paragraph (b) below in consideration of the Trustee's delivery on the related Subsequent Transfer Dates to or upon the order of the Depositor of all or a portion of the balance of funds in the Pre-Funding Account, the Depositor shall on any Subsequent Transfer Date transfer, assign, set over and otherwise convey without recourse, to the Trust (i) with respect to Group I, all of its right, title and interest in and to each Subsequent Mortgage Loan that is a HELOC and with respect to Group II all of its right, title and interest in and to each Subsequent Mortgage Loan that is a HEL, in each case listed on the Mortgage Loan Schedule delivered by the Depositor to the Trustee on such Subsequent Transfer Date, (ii) all its right, title and interest in and to principal collected and interest accruing on each such Subsequent Mortgage Loan on and after the related Cut-Off Date; (iii) all its right, title and interest in and to all Insurance Policies and all items with respect to such Subsequent Mortgage Loans to be delivered pursuant to
Section 2.3 above and the other items in the related Mortgage Files; and (iv) all its rights under each Subsequent Transfer Agreement; provided, however, that the Depositor and/or Seller reserves and retains all its right, title and interest in and to principal (including Prepayments) collected and interest accruing on each such Subsequent Mortgage Loan prior to the related Cut-Off Date. The transfer to the Trust by the Depositor of the Subsequent Mortgage Loans set forth in the Mortgage Loan Schedule shall be absolute and shall be intended by the Depositor, the Certificateholders, the Additional Certificateholder and all parties hereto to constitute and to be treated as a sale by the Depositor. The related Mortgage File for each Subsequent Mortgage Loan shall be delivered to the Trustee prior to the Subsequent Transfer Date.

            The amount released from the Pre-Funding Account shall be one-hundred percent (100%) of the aggregate Principal Balances of the Subsequent Mortgage Loans so transferred of which 8.25% of the aggregate Principal Balances of Subsequent Mortgage Loan which are HELOCs and 7.0% of the aggregate Principal Balance of Subsequent Mortgage Loans which are HELs shall be transferred to the Reserve Fund unless on or prior to the related Subsequent Transfer Date the Servicer shall have provided an Eligible Letter of Credit in such amount to the Trustee.

            (b) The Depositor shall transfer to the Trust the Subsequent Mortgage Loans and the other property and rights related thereto described in paragraph (a) above only upon the satisfaction of each of the following conditions on or prior to the related Subsequent Transfer
Date:

            (i) At least 5 Business Days prior to the Subsequent Transfer Date, the Depositor shall have provided the Trustee, the Certificate Insurer, Moody's and Standard & Poor's with an Addition Notice and shall have provided any information in an electronic data file form as reasonably requested by any of the foregoing with respect to the Subsequent Mortgage Loans;

            (ii) the Depositor shall have delivered to the Trustee and the Custodian a duly executed written assignment (including an acceptance by the Trustee) in substantially the form of Exhibit O (the "Subsequent Transfer Agreement"), which shall include the Mortgage Loans Schedules, listing the Subsequent Mortgage Loans and any other exhibits listed thereon;

            (iii) the Depositor shall have deposited in the Collection Account all collections in respect of the Subsequent Mortgage Loans received on or after the related Cut-Off Date;

            (iv) as of each Subsequent Transfer Date, none of the Seller, the Servicer or the Depositor was insolvent nor will any of them have been made insolvent by such transfer nor is any of them aware of any pending insolvency;

            (v) such addition will not result in a material adverse tax consequence to the Trust or the Holders of the Certificates;

            (vi) the Pre-Funding Period shall not have terminated;

            (vii) the Depositor shall have delivered to the Trustee and the Certificate Insurer an Officer's Certificate confirming the satisfaction of each condition precedent specified in this paragraph (b) and paragraphs
      (c) and (d) below, and in the related Subsequent Funding Transfer
      Agreement;

            (viii) the Depositor shall have delivered to the Certificate Insurer, the Rating Agencies and the Trustee Opinions of Counsel with respect to the transfer of the Subsequent Mortgage Loans substantially in the form of the Opinions of Counsel delivered to the Certificate Insurer and the Trustee on the Startup Date (bankruptcy, corporate and tax opinions); and

            (ix) the Trustee shall have delivered to the Certificate Insurer and the Depositor an Opinion of Counsel addressed to the Depositor, the Rating Agencies and the Certificate Insurer with respect to the Subsequent Transfer Agreement substantially in the form of the Opinion of Counsel delivered to the Certificate Insurer and the Depositor on the Closing Date regarding certain corporate matters relating to the Trustee.

            (c) (i) the obligation of the Trust to purchase a Subsequent Mortgage Loan on any Subsequent Transfer Date for assignment to Group I is subject to the following requirements: (i) such Subsequent Mortgage Loan may not be 59 days or more contractually Delinquent as of the related Cut-Off Date and not more than 1%, by aggregate Principal Balance, of all Subsequent Mortgage Loans purchased by the Trust may be 30 or more days contractually Delinquent as of the related Cut-Off Date; (ii) each such Subsequent Mortgage Loans shall be interest only for approximately the first 10 years and then fully amortizing with level payments over a term to maturity of not less than 10 years and indexed to prime, (iii) such Subsequent Mortgage Loan will have a Combined Loan-to-Value Ratio of not more than 100%, (iv) such Subsequent Mortgage Loan shall have a Gross Margin of at least 1%, (v) will not have any Subsequent Mortgage Loan with a Principal Balance in excess of $220,000, (vi) such Subsequent Mortgage Loan will have a Mortgage Interest Rate of at least 9.50%;
(vii) each Subsequent Mortgage Loan shall be underwritten in accordance with the Underwriting Guidelines, (viii) will not have any Subsequent Mortgage Loan with a maximum credit line limit in excess of $300,000 and (ix) no such Subsequent Mortgage Loan shall be associated with the purchase of a home; and following the purchase of such Subsequent Mortgage Loans by the Trust, the HELOCs (including the Subsequent Mortgage Loans that are HELOCs) (a) will have a weighted average Gross Margin of at least 4.30%, (b) will have a weighted average Mortgage Interest Rate of no less than 12.77%, (c) Subsequent Mortgage Loans with classifications of "E" will represent approximately 97.00% of the HELOCs and Subsequent Mortgage Loans with classifications of "G" and "F" will represent approximately 2.00% and 1.00% of the HELOCs respectively, (d) will have a weighted average remaining term to stated maturity of not more than 238 months,
(e) will have a weighted average second mortgage ratio of no less than 24.45%,
(f) will have a weighted average Combined Loan-to-Value Ratio of not greater than 89.90%, (g) no more than 1.0% of the HELOCs (including the Subsequent Mortgage Loans that are HELOCs) shall be secured by Mortgaged Properties located in any one zip code, (h) no more than 1.20% of the HELOCs will be secured by Mortgaged Properties that are not Owner Occupied Mortgaged Properties, (i) the HELOCs (including the Subsequent Mortgage Loans that are HELOCs) shall have a weighted average Credit Bureau Score of at least 654 and a weighted average debt-to-income ratio of no more than 40.8%, and (j) approximately 87.25% of the HELOCs shall be secured by single family residences, approximately 8.55% of the HELOCs shall be secured by planned unit developments, approximately 3.25% of the HELOCs shall be secured by condominiums and approximately 1.00% of the HELOCs shall be secured by multi-family residences.

            (ii) The obligation of the Trust to purchase a Subsequent Mortgage Loan on any Subsequent Transfer Date for assignment to Group II is subject to the following requirements: (i) such Subsequent Mortgage Loan may not be more than 59 days contractually Delinquent as of the related Cut-Off Date, and not more than 1.00%, by aggregate Principal Balance, of all Subsequent Mortgage Loans purchased by the Trust may be 30 or more days contractually Delinquent as of the related Cut-Off Date; (ii) the remaining term to maturity of such Subsequent Mortgage Loan may not be more than 15 years, (iii) such Subsequent Mortgage Loan will have a Combined Loan-to-Value Ratio of not more than 100%, (iv) such Subsequent Mortgage Loan shall have a Mortgage Interest Rate of at least 9.85%, (v) will not have any Subsequent Mortgage Loan with a Principal Balance in excess of $200,000, (vi) each Subsequent Mortgage Loan shall be underwritten in accordance with the Underwriting Guidelines, and (vii) no such Subsequent Mortgage Loan shall be associated with the purchase of a home; and following the purchase of such Subsequent Mortgage loans by the Trust, the HELs (including the Subsequent Mortgage Loans that are HELs)
      (a) will have a weighted average Mortgage Interest Rate of at least 13.83%, (b) will have a weighted average remaining term to stated maturity of not more than 135 months, (c) will have a weighted average Combined Loan-to-Value Ratio of not greater than 90%, (d) no more than 1.00% of the HELs (including the Subsequent Mortgage Loans that are HELs) shall be secured by Mortgaged Properties located in any one zip code, (e) no more than 1.15% of the HELs will be secured by Mortgaged Properties that are not Owner Occupied Mortgaged Properties, (f) the HELs with classifications of "E" will represent approximately 96.00% of the HELs and Subsequent Mortgage Loans with classifications of "G" and "F" will represent approximately 3.00% and 1.00% of the HELs, respectively, (g) the HELs will have a weighted-average second mortgage ratio of no less than 25.35%, (h) the HELs (including the Subsequent Mortgage Loans that are HELs) shall have a weighted average Credit Bureau Score of at least 656 and a weighted average debt-to-income ratio of no more than 40.15% and (i) approximately 90.05% of the HELs shall be secured by single family residences, approximately 5.60% of the HELs shall be secured by planned unit developments, approximately 3.40% of the HELs shall be secured by condominiums and approximately 1.15% of the HELs shall be secured by multi-family residences.

            (d) The obligation of the Trust to purchase a Subsequent Mortgage Loan on any Subsequent Transfer Date is subject to the following additional requirements, any of which may be waived or modified in any respect by the Certificate

Insurer by a written instrument executed by the Certificate Insurer;

                  (1) The obligation of the Trust to purchase a Subsequent Mortgage Loan on any Subsequent Transfer Date is subject to the following additional requirements: (i) no such Subsequent Mortgage Loan may have a Combined Loan-to-Value Ratio greater than 100%; (ii) no such Mortgage Loan is secured by a Mortgaged Property which, at the time of the origination of such Mortgage Loan, had an Appraised Value greater than $1,000,000;
      (iii) the first payment on each such Subsequent Mortgage Loan may be due no later than March 15, 1998 and (iv) no Subsequent Mortgage Loan that is a HEL may have a Mortgage Interest Rate lower than 9.85%.

                  (2) After giving effect to the Trust's purchase of any such Subsequent Mortgage Loan (i) the weighted average Gross Margins of all HELOCs shall be no less than 4.3%; (ii) the weighted average Mortgage Interest Rates of all HELs shall be no less than 13.83% (iii) no more than 1.00% of the Mortgage Loans held by the Trust shall be concentrated in any single zip code; (iv) the HELOCs and the HELs shall each have a weighted average Loan-to-Value Ratio no greater than 89.9% and 90% respectively;
      (v) no more than 1.2% of the HELOCs and no more than 1.15% of the HELs by aggregate Principal Balance related to Mortgaged Properties that are not Owner Occupied Mortgaged Properties.

            (e) In connection with each Subsequent Transfer Date and on the Payment Date occurring in December of 1997, January of 1998 and February of 1998, the Depositor shall determine, and the Trustee shall co-operate with the Depositor in determining, (i) the amount and correct dispositions of the Capitalized Interest Requirements and the Capitalized Interest Deposit Amounts and the amount then on deposit in the Pre-Funding Account, and (ii) any other necessary matters in connection with the administration of the Pre-Funding Account and of the Capitalized Interest Account. In the event that any amounts are incorrectly released to the Owners of the Class R Certificates from the Pre-Funding Account or the Capitalized Interest Account, such Owners or the Depositor shall immediately repay such amounts to the Trustee.

            (f) Any requirements or conditions set forth in clauses (c) and (d) above my be waived or modified in writing by the Certificate Insurer; provided that, as a condition to any such waiver or modification, the Certificate Insurer, in its sole discretion, may modify the definition of Required Reserve Account Level without the consent of any party hereto or any Certificateholder or Additional Certificateholder.

                [Remainder of this page intentionally left blank]

                                  ARTICLE III

                         Representations and Warranties

            Section 3.1 Representations of the Servicer. The Servicer hereby represents and warrants to the Trustee, the Depositor, the Certificate Insurer and the Certificateholders as of the Closing Date and during the term of this
Agreement:

            (a) The Servicer is a duly organized corporation, validly existing and in good standing under the laws of the state of its incorporation and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each Mortgaged Property State if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Servicer, and in any event the Servicer is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loan and the servicing of such Mortgage Loan in accordance with the terms of this Agreement; the Servicer has the full corporate power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Servicer; and all requisite corporate action has been taken by the Servicer to make this Agreement valid and binding upon the Servicer in accordance with its terms;

            (b) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Servicer;

            (c) Neither the execution and delivery of this Agreement, nor the performance of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Servicer's charter or by-laws or any legal restriction or any agreement or instrument to which the Servicer is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject, or impair the ability of the Trustee (or the Servicer as the agent of the Trustee) to realize on the Mortgage Loans, or impair the value of the Mortgage Loans;

            (d) The Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

            (e) Except as previously disclosed to the Depositor, the Trustee and the Certificate Insurer, there is no action, suit, proceeding or investigation pending or, to the knowledge of the Servicer, threatened against the Servicer which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Servicer, or in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted, or in any material liability on the part of the Servicer, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Servicer contemplated herein, or which would materially impair the ability of the Servicer to perform under the terms of this Agreement;

            (f) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of or compliance by the Servicer with this Agreement or the sale of the Mortgage Loans to the Depositor in accordance with the Purchase and Sale Agreement, or the consummation of the transactions contemplated by this Agreement, except for those consents, approvals or authorizations which have been obtained prior to the Closing Date;

            (g) Neither this Agreement nor any statement, report or other document furnished by the Servicer pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of fact regarding the Servicer or omits to state a fact necessary to make the statements regarding the Servicer contained herein or therein not misleading;

            (h) The Servicer has delivered to the Depositor unaudited financial statements as to its last complete fiscal year and any quarter subsequent thereto ended more than 60 days prior to the execution of this Agreement. All such financial statements fairly present the pertinent results of operations and changes in financial position at the end of each such period of the Servicer and its subsidiaries and have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout the periods involved, except as set forth in the notes thereto. There has been no change in the business, operations, financial condition, properties or assets of the Servicer since the date of the Servicer's financial statements that would have a material adverse effect on its ability to perform its obligations under this Agreement; and

            It is understood and agreed that the representations, warranties and covenants set forth in this Section 3.1 shall survive the delivery of the respective Mortgage Files to the Trustee or to a custodian, as the case may be, and inure to the benefit of the Trustee and the Certificate Insurer.


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

            Section 3.2 Representations, Warranties and Covenants of the Depositor. The Depositor hereby represents, warrants and covenants to the Trustee that as of the date of this Agreement or as of such date specifically provided herein:

            (a) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

            (b) The Depositor has the corporate power and authority to convey the Mortgage Loans and to execute, deliver and perform, and to enter into and consummate transactions contemplated by, this Agreement;

            (c) This Agreement has been duly and validly authorized, executed and delivered by the Depositor, all requisite corporate action having been taken, and, assuming the due authorization, execution and delivery hereof by the Servicer and the Trustee, constitutes or will constitute the legal, valid and binding agreement of the Depositor, enforceable against the Depositor in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

            (d) No consent, approval, authorization or order of, or registration or filing with, or notice to, any governmental authority or court is required for the execution, delivery and performance of or compliance by the Depositor with this Agreement or the consummation by the Depositor of any of the transactions contemplated hereby, except as have been received or obtained on or prior to the Closing Date;

            (e) None of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby or thereby, or the fulfillment of or compliance with the terms and conditions of this Agreement,
(i) conflicts or will conflict with or results or will result in a breach of, or constitutes or will constitute a default or results or will result in an acceleration under (A) the charter or bylaws of the Depositor, or (B) of any term, condition or provision of any material indenture, deed of trust, contract or other agreement or instrument to which the Depositor or any of its subsidiaries is a party or by which it or any of its subsidiaries is bound; (ii) results or will result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Depositor of any court or governmental authority having jurisdiction over the Depositor or its subsidiaries; or (iii) results in the creation or imposition of any lien, charge or encumbrance which would have a material adverse effect upon the Mortgage Loans or any documents or instruments evidencing or securing the Mortgage Loans;


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

            (f) There are no actions, suits or proceedings before or against or investigations of, the Depositor pending, or to the knowledge of the Depositor, threatened, before any court, administrative agency or other tribunal, and no notice of any such action, which, in the Depositor's reasonable judgment, might materially and adversely affect the performance by the Depositor of its obligations under this Agreement, or the validity or enforceability of this Agreement; and

            (g) The Depositor is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency that would materially and adversely affect its performance hereunder.

            It is understood and agreed that the representations, warranties and covenants set forth in this Section 3.2 shall survive delivery of the respective Mortgage Files to the Trustee or to a custodian, as the case may be, and shall inure to the benefit of the Trustee and the Certificate Insurer.

            Section 3.3 Purchase and Substitution. (a) It is understood and agreed that the representations and warranties set forth in Sections 3.1 and 3.2 of the Purchase and Sale Agreement shall survive delivery of the Certificates to the Certificateholders. Pursuant to the Purchase and Sale Agreement, with respect to any representation or warranty contained in Sections 3.1 or 3.2 of the Purchase and Sale Agreement that is made to the best of the Seller's knowledge, if it is discovered by the Servicer, any Subservicer, the Trustee, the Certificate Insurer or any Certificateholder that the substance of such representation and warranty was inaccurate as of the Closing Date and such inaccuracy materially and adversely affects the value of the related Mortgage Loan, then notwithstanding the Seller's lack of knowledge with respect to the inaccuracy at the time the representation or warranty was made, such inaccuracy shall be deemed a breach of the applicable representation or warranty. Upon discovery by the Seller, the Servicer, any Subservicer, the Trustee or the Certificate Insurer of a breach of any of such representations and warranties which materially and adversely affects the value of the Mortgage Loans or the interest of the Certificateholders, or which materially and adversely affects the interests of the Certificate Insurer or the Certificateholders in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan (notwithstanding that such representation and warranty was made to the Seller's best knowledge), the party discovering such breach shall give prompt written notice to the others. Subject to the last paragraph of this Section 3.3, within 60 days of the earlier of its discovery or its receipt of notice of any breach of a representation or warranty, pursuant to the Purchase and Sale Agreement, the Seller shall be required to (i) promptly cure such breach in all material respects, (ii) purchase such Mortgage Loan on the next succeeding Servicer Remittance Date, in the manner


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

and at the price specified in Section 2.4(b) (in which case the Mortgage Loan shall become a Deleted Mortgage Loan), (iii) remove such Mortgage Loan from the Trust Fund (in which case the Mortgage Loan shall become a Deleted Mortgage
Loan) and substitute one or more Qualified Substitute Mortgage Loans; provided, that, such substitution is effected not later than the date which is two years after the Startup Date or at such later date, if the Trustee and the Certificate Insurer receive an Opinion of Counsel to the effect that such substitution will not constitute a prohibited transaction for the purposes of the REMIC provisions of the Code or cause the 1997-2 REMIC to fail to qualify as a REMIC at any time any Certificates are outstanding. Pursuant to the Purchase and Sale Agreement, any such substitution shall be accompanied by payment by the Seller of the Substitution Adjustment, if any, to the Servicer to be deposited in the Trustee Collection Account.

            (b) As to any Deleted Mortgage Loan for which the Seller substitutes a Qualified Substitute Mortgage Loan or Loans, the Seller shall be required pursuant to the Purchase and Sale Agreement to effect such substitution by delivering to the Trustee a certification in the form attached hereto as Exhibit H, executed by a Servicing Officer and the documents described in Sections 2.3(a)(i)-(vi) for such Qualified Substitute Mortgage Loan or Loans.

            (c) The Servicer shall deposit in the Collection Account all payments received in connection with such Qualified Substitute Mortgage Loan or Loans after the date of such substitution. Monthly Payments received with respect to Qualified Substitute Mortgage Loans on or before the date of substitution will be retained by the Seller. The Trust Fund will own all payments received on the Deleted Mortgage Loan on or before the date of substitution, and the Seller shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan. The Servicer shall give written notice to the Trustee and the Certificate Insurer that such substitution has taken place and shall amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Qualified Substitute Mortgage Loan. Upon such substitution, such Qualified Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects.

            (d) It is understood and agreed that the obligations of the Seller set forth in Sections 2.5 and 3.4 of the Purchase and Sale Agreement to cure, purchase, substitute or otherwise pay amounts to the Trust or the Certificate Insurer for a defective Mortgage Loan as provided in such Sections 2.5 and 3.4 constitute the sole remedies of the Trustee, the Certificate Insurer and the Certificateholders with respect to a breach of the representations and warranties of the Seller set forth in Sections 3.1 and 3.2 of the Purchase and Sale Agreement. The Trustee shall give prompt written notice to the Certificate


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

Insurer, Moody's and S&P of any repurchase or substitution made pursuant to this
Section 3.3 or Section 2.4(b) hereof.

            (e) Upon discovery by the Servicer, the Trustee, the Certificate Insurer or any Certificateholder that any Mortgage Loan does not constitute a Qualified Mortgage, the Person discovering such fact shall promptly (and in any event within 5 days of the discovery) give written notice thereof to the others of such Persons. In connection therewith, pursuant to the Purchase and Sale Agreement, the Seller shall be required to repurchase or substitute a Qualified Substitute Mortgage Loan for the affected Mortgage Loan within 60 days of the earlier of such discovery by any of the foregoing parties, or the Trustee's or the Seller's receipt of notice, in the same manner as it would a Mortgage Loan for a breach of representation or warranty contained in Section 3.1 or 3.2 of the Purchase and Sale Agreement. The Trustee shall reconvey to the Seller the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty contained in Section 3.1 or 3.2 of the Purchase and Sale Agreement.

            Section 3.4 Servicer Covenants. The Servicer hereby covenants to the Trustee, the Depositor and the Certificate Insurer and the Certificateholders that as of the Closing Date and during the term of this Agreement:

            (a) The Servicer shall deliver on the Closing Date an opinion from the general counsel or the corporate counsel of the Servicer as to general corporate matters in form and substance reasonably satisfactory to Underwriter's counsel and counsel to the Certificate Insurer.

            (b) The Servicer may in its discretion (i) waive any prepayment charge, assumption fee, late payment charge or other charge in connection with a Mortgage Loan, and (ii) arrange a schedule, running for no more than 180 days after the Due Date for payment of any installment on any Mortgage Note, for the liquidation of delinquent items; provided, that the Servicer shall not agree to the modification or waiver of any provision of a Mortgage Loan at a time when such Mortgage Loan is not in default or such default is not imminent, if such modification or waiver would be treated as a taxable exchange under Code Section 1001, unless such exchange would not be considered a "prohibited transaction" under the REMIC Provisions.

            It is understood and agreed that the covenants set forth in this
Section 3.4 shall survive the delivery of the respective Mortgage Files to the Trustee or to a custodian, as the case may be, and inure to the benefit of the Trustee and the Certificate Insurer.

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                                   ARTICLE IV

                                The Certificates

            Section 4.1 The Certificates. The Certificates and the Additional Certificate shall be substantially in the forms annexed hereto as, in the case of the Class A-1 Certificate, Exhibit B-1, in the case of the Class A-2 Certificate, Exhibit B-2, in the case of the Class A-3 Certificate, Exhibit B-3, in the case of the Class A-4 Certificate, Exhibit B-4, in the case of the Class R Certificate, Exhibit B-5 and in the case of the Additional Certificate, Exhibit B-6. All Certificates and the Additional Certificate shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer and authenticated by the manual or facsimile signature of an authorized officer. Any Certificates and any Additional Certificate bearing the signatures of individuals who were at the time of the execution thereof the authorized officers of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the delivery of such Certificates or Additional Certificates or did not hold such offices at the date of such Certificates. All Certificates and the Additional Certificate issued hereunder shall be dated the date of their authentication.

            Section 4.2 Registration of Transfer and Exchange of Certificates.
(a) The Trustee, as registrar, shall cause to be kept a register (the "Certificate Register") in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and the Additional Certificate and the registration of transfer of Certificates and the Additional Certificate. The Trustee is hereby appointed registrar for the purpose of registering and transferring Certificates and the Additional Certificate, as herein provided. The Certificate Insurer and the Servicer shall be entitled to inspect and copy the Certificate Register and the records of the Trustee relating to the Certificates and the Additional Certificate during normal business hours upon reasonable notice.

            (b) All Certificates and the Additional Certificate issued upon any registration of transfer or exchange of Certificates and the Additional Certificate shall be valid evidence of the same ownership interests in the Trust and entitled to the same benefits under this Agreement as the Certificates and the Additional Certificate surrendered upon such registration of transfer or exchange.

            (c) Every Certificate and Additional Certificate presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder or holder thereof or his attorney duly authorized in


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

writing. Every Certificate shall include a statement of insurance provided by the Certificate Insurer.

            (d) No service charge shall be made to a Holder or holder for any registration of transfer or exchange of Certificates and the Additional Certificate, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates and the Additional Certificate; any other expenses in connection with such transfer or exchange shall be an expense of the Trust.

            (e) It is intended that the Class A Certificates be registered so as to participate in a global book-entry system with the Depository, as set forth herein. The Class A-1 Certificates shall, except as otherwise provided in the next paragraph, be initially issued in the form of a single fully registered Class A-1 Certificate with a denomination equal to the Original Class A-1 Principal Balance. The Class A-2 Certificates shall, except as otherwise provided in the next paragraph, be initially issued in the form of a single fully registered Class A-2 Certificate with a denomination equal to the Original Class A-2 Principal Balance. The Class A-3 Certificates shall, except as otherwise provided in the next paragraph, be initially issued in the form of a single fully registered Class A-3 Certificate with a denomination equal to the Original Class A-3 Principal Balance. The Class A-4 Certificates shall, except as otherwise provided in the next paragraph, be initially issued in the form of a single fully registered Class A-4 Certificate with a denomination equal to the Original Class A-4 Principal Balance. Upon initial issuance, the ownership of each such Class A Certificate shall be registered in the Certificate Register in the name of Cede & Co., or any successor thereto, as nominee for the Depository. The Depositor and the Trustee are hereby authorized to execute and deliver the Representation Letter with the Depository. With respect to Class A Certificates registered in the Certificate Register in the name of Cede & Co., as nominee of the Depository, the Depositor, the Seller, the Servicer, the Trustee and the Certificate Insurer shall have no responsibility or obligation to Direct or Indirect Participants or beneficial owners for which the Depository holds Class A Certificates from time to time as a Depository. Without limiting the immediately preceding sentence, the Depositor, the Seller, the Servicer, the Trustee and the Certificate Insurer shall have no responsibility or obligation with respect to (i) the accuracy of the records of the Depository, Cede & Co., or any Direct or Indirect Participant with respect to any Ownership Interest,
(ii) the delivery to any Direct or Indirect Participant or any other Person, other than a Certificateholder, of any notice with respect to the Class A Certificates or (iii) the payment to any Direct or Indirect Participant or any other Person, other than a Certificateholder, of any amount with respect to any distribution of principal or interest on the Class A Certificates. No Person other than a Certificateholder shall receive a certificate evidencing such


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

Class A Certificate. Upon delivery by the Depository to the Trustee of written notice to the effect that the Depository has determined to substitute a new nominee in place of Cede & Co., and subject to the provisions hereof with respect to the payment of interest by the mailing of checks or drafts to the Certificateholders appearing as Certificateholders at the close of business on a Record Date, the mane "Cede & Co." in this Agreement shall refer to such new nominee of the Depository.

            (f) In the event that (i) the Depository or the Servicer advises the Trustee in writing that the Depository is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Class A Certificates and the Servicer or the Depository is unable to locate a qualified successor or (ii) the Trustee at its sole option elects to terminate the book-entry system through the Depository, the Class A Certificates shall no longer be restricted to being registered in the Certificate Register in the name of Cede & Co. (or a successor nominee) as nominee of the Depository. At that time, the Servicer may determine that the Class A Certificates shall be registered in the name of and deposited with a successor depository operating a global book-entry system, as may be acceptable to the Servicer, or such depository's agent or designee but, if the Servicer does not select such alternative global book-entry system, then the Class A Certificates may be registered in whatever name or names Certificateholders transferring Class A Certificates shall designate, in accordance with the provisions hereof; provided, however, that any such reregistration shall be at the expense of the Servicer.

            (g) Notwithstanding any other provision of this Agreement to the contrary, so long as any Class A Certificate is registered in the name of Cede & Co., as nominee of the Depository, all distributions of principal or interest on such Class A Certificates as the case may be and all notices with respect to such Class A Certificates as the case may be shall be made and given, respectively, in the manner provided in the Representation Letter.

            (h) No transfer, sale, pledge or other disposition of any Class R Certificate shall be made unless such disposition is made pursuant to an effective registration statement under the Securities Act of 1933, as amended and effective registration or qualification under applicable state securities laws or "Blue Sky" laws, or is made in a transaction that does not require such registration or qualification. None of the Servicer, the Depositor, the Seller or the Trustee is obligated under this Agreement to register the Certificates under the Securities Act of 1933, as amended or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of the Class R Certificates without such registration or qualification. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the


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

Trustee, the Depositor, the Seller, the Servicer and the Certificate Insurer against any liability that may result if the transfer is not exempt or is not made in accordance with such applicable federal and state laws. Promptly after receipt by an indemnified party under this paragraph of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this paragraph, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this paragraph. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to appoint counsel reasonably satisfactory to such indemnified party to represent the indemnified party in such action; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are in conflict with or contrary to the interests of the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to appoint counsel to defend such action and approval by the indemnified party of such counsel, the indemnifying party will not be liable to such indemnified party under this paragraph for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso of the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel for any indemnified party),
(ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. Under no circumstances shall the indemnified party enter into a settlement agreement with respect to any lawsuit, claim or other proceeding without the prior written consent of the indemnifying party.

            (i) Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably appointed the Servicer or its designee as its attorney-in-fact to negotiate the terms of any mandatory sale under subclause (vii) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale, and the rights of each Person acquiring any


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

Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

            (i) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Permitted Transferee and a United States Person and shall promptly notify the Trustee of any change or impending change in its status as either a United States Person or a Permitted Transferee.

            (ii) In connection with any proposed Transfer of any Ownership Interest in a Class R Certificate, the Trustee shall require delivery to it, and shall not register the Transfer of any Class R Certificate until its receipt of, an affidavit and agreement (a "Transfer Affidavit and Agreement") attached hereto as Exhibit I from the proposed Transferee, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Class R Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Class R Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 4.2(i) and agrees to be bound by them.

            (iii) Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee under clause (ii) above, if the Trustee has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Class R Certificate to such proposed Transferee shall be effected.

            (iv) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest in a Class R Certificate and (y) not to transfer its Ownership Interest unless it provides a certificate (attached hereto as Exhibit J) to the Trustee stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee.


            (v) Each Person holding or acquiring an Ownership Interest in a Class R Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury Regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Class R Certificate, if it is, or is holding an Ownership Interest in a Class R Certificate on behalf of, a "pass-through interest holder."


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

            (vi) The Trustee will register the Transfer of any Class R Certificate only if it shall have received the Transfer Affidavit and Agreement. In addition, no Transfer of a Class R Certificate shall be made unless the Trustee shall have received a representation letter, the form of which is attached hereto as Exhibit N from the Transferee of such Certificate to the effect that such Transferee is a United States Person and is not a "disqualified organization" (as defined in Section 860E(e)(5) of the Code).

            (vii) Any attempted or purported transfer of any Ownership Interest in a Class R Certificate in violation of the provisions of this Section
      4.2 shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall become a Holder of a Class R Certificate in violation of the provisions of this Section 4.2, then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Class R Certificate. The Trustee shall notify the Servicer upon receipt of written notice or discovery by a Responsible Officer that the registration of transfer of a Class R Certificate was not in fact permitted by this Section 4.2. Knowledge shall not be imputed to the Trustee with respect to an impermissible transfer in the absence of such a written notice or discovery by a Responsible Officer. The Trustee shall be under no liability to any Person for any registration of transfer of a Class R Certificate that is in fact not permitted by this Section 4.2 or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered after receipt of the related Transfer Affidavit and Transfer Certificate. The Trustee shall be entitled, but not obligated to recover from any Holder of a Class R Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Class R Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Holder of such Certificate.

            (viii) If any purported transferee shall become a Holder of a Class R Certificate in violation of the restrictions in this Section 4.2, then the Servicer or its designee shall have the right, without notice to the Holder or any prior Holder of such Class R Certificate, to sell such Class R Certificate to a purchaser selected by the Servicer or its designee on such reasonable terms as the Servicer or its designee may choose. Such purchaser may be the Servicer itself or any Affiliate of the Servicer. The


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

      proceeds of such sale, net of commissions, expenses and taxes due, if any, will be remitted by the Servicer to the last preceding purported transferee of such Class R Certificate, except that in the event that the Servicer determines that the Holder or any prior Holder of such Class R Certificate may be liable for any amount due under this Section 4.2 or any other provision of this Agreement, the Servicer may withhold a corresponding amount from such remittance as security for such claim. The terms and conditions of any sale under this subclause (viii) shall be determined in the sole discretion of the Servicer or its designee, and it shall not be liable to any Person having an Ownership Interest in a Class R Certificate as a result of its exercise of such discretion.

            (ix) The provisions of Section 4.2(i) may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee and the Certificate Insurer an Opinion of Counsel to the effect that such modification of, addition to or elimination of such provisions will not cause the 1997-2 REMIC to cease to qualify as a REMIC and will not cause
      (x) the 1997-2 REMIC to be subject to an entity-level tax caused by the Transfer of any Ownership Interest in a Class R Certificate to a Person that is not a Permitted Transferee or (y) a Person other than the prospective transferee to be subject to a REMIC-related tax caused by the Transfer of an Ownership Interest in a Class R Certificate to a Percentage that is not a Permitted Transferee.

            (x) No transfer of a Class R Certificate or any interest therein shall be made to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Code (each, a "Plan"), unless the prospective transferee of such Class R Certificate provides the Servicer and the Trustee with a certification of facts and, at the prospective transferee's expense, an Opinion of Counsel which establish to the satisfaction of the Servicer and the Trustee that such transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Code or cause the Servicer or the Trustee to be deemed a fiduciary of such Plan or result in the imposition of an excise tax under Section 4975 of the Code. In the absence of their having received the certification of facts or Opinion of Counsel contemplated by the preceding sentence, the Trustee and the Servicer shall require the prospective transferee of any Class R Certificate to certify (in the form of Exhibit K hereto) that (A) it is neither (i) a Plan nor (ii) a Person who is directly or indirectly purchasing a Class R Certificate on


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

      behalf of, as named fiduciary of, as trustee of, or with assets, of a Plan and (B) all funds used by such transferee to purchase such Certificates will be funds held by it in its general account which it reasonably believes do not constitute "plan assets" of any Plan.

            (xi) Subject to the restrictions set forth in this Agreement, upon surrender for registration of transfer of any Certificate at the office or agency of the Trustee located in New York, New York, the Trustee shall execute, authenticate and deliver in the name of the designated transferee or transferees, a new Certificate of the same Class and evidencing, in the case of a Class A-1 Certificate, Class A-2 Certificate, Class A-3 Certificate or Class A-4 Certificate, the same Percentage Interest, and in any other case, the equivalent undivided beneficial ownership interest in the related REMIC and dated the date of authentication by the Trustee. At the option of the Certificateholders, Certificates may be exchanged for other Certificates of Authorized Denominations of a like aggregate undivided beneficial ownership interest, upon surrender of the Certificates to be exchanged at such office. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. No service charge shall be made for any transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates. All Certificates surrendered for transfer and exchange shall be canceled by the Trustee.

            (j) Upon reasonable request of the holder of the Additional Certificate, not more frequently than twice annually, and with the consent of the Certificate Insurer and the Rating Agencies, the Trustee shall authenticate and deliver one or more certificates or other instruments representing the right to receive distributions in respect of Additional Balances drawn under the HELOCs to the date of such request or any portion thereof. The rights of any holders of such certificates or other instruments shall have the same priority, be in lieu of and in no event exceed the rights of the Holder of the Additional Certificate immediately prior to such authentication and delivery. Following such authentication and delivery, rights reserved to the Holder of the Additional Certificate hereunder, shall be allocated among the holders of such certificates or other instruments and the Holder of the Additional Certificate hereunder as determined by an executed written agreement between such parties and the Trustee approved by the Certificate Insurer. Other than in connection with such a transfer, the Holder of the Additional Certificate may not transfer its Ownership Interest or any portion thereof in such Additional Certificate and the Holder of the Additional Certificate shall retain its obligation under


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the HELOCs to advance Additional Balances to the related Mortgagors.

            Section 4.3 Mutilated, Destroyed, Lost or Stolen Certificates. If
(a) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (b) there is delivered to the Servicer, the Certificate Insurer and the Trustee such security or indemnity as may reasonably be required by each of them to save each of them harmless, then, in the absence of notice to the Servicer, the Certificate Insurer and the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and representing an equivalent beneficial ownership interest, but bearing a number not contemporaneously outstanding. Upon the issuance of any new Certificate under this Section 4.3, the Servicer and the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and their fees and expenses connected therewith. Any duplicate Certificate issued pursuant to this Section 4.3 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the mutilated, destroyed, lost or stolen Certificate shall be found at any time.

            Section 4.4 Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer and subject to the provisions of
Section 4.2 and Article X, the Servicer, the Depositor, the Seller, the Certificate Insurer and the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving remittances pursuant to Section 6.5 and for all other purposes whatsoever, and the Servicer, the Depositor, the Seller, the Certificate Insurer and the Trustee shall not be affected by notice to the contrary.

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                                   ARTICLE V

               Administration and Servicing of the Mortgage Loans

            Section 5.1 Appointment of the Servicer.

            (a) Irwin Home Equity Corporation agrees to act as the Servicer and to perform all servicing duties under this Agreement subject to the terms hereof.

            (b) The Servicer shall service and administer the Mortgage Loans on behalf of the Trustee and the Certificate Insurer and shall have full power and authority, acting alone or through one or more Subservicers, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, the Servicer, in its own name or the name of a Subservicer, may, and is hereby authorized and empowered by the Trustee to, execute and deliver, on behalf of itself, the Certificateholders and the Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans, the insurance policies and accounts related thereto and the properties subject to the Mortgages. Upon the execution and delivery of this Agreement, and from time to time as may be required thereafter, the Trustee shall furnish the Servicer or its Subservicers with any powers of attorney and such other documents as may be necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

            In servicing and administering the Mortgage Loans, the Servicer shall employ procedures consistent with Accepted Servicing Practices and in a manner consistent with recovery under any insurance policy required to be maintained by the Servicer pursuant to this Agreement.

            The Servicer shall make any Mortgage Interest Rate adjustments on each Interest Adjustment Date in compliance with applicable regulatory adjustable mortgage loan requirements and the Mortgage Notes. The Servicer shall establish procedures to monitor the Interest Adjustment Dates in order to assure that it uses a published interest rate in determining an interest rate change, and it will comply with those procedures. In the event a published interest rate is no longer available, the Servicer shall choose a new comparable published interest rate in accordance with the provisions hereof, of the applicable Mortgage Note and of Accepted Servicing Practices, and shall provide the Mortgagor, the Trustee and the Certificate Insurer with notice of the new published interest rate sufficient under law and the Mortgage Note. The Servicer shall execute and deliver all appropriate notices required by the applicable adjustable mortgage loan laws and regulations and the Mortgage Loan Documents regarding such Mortgage Interest Rate adjustments.


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

            If the Servicer fails to make a timely Mortgage Interest Rate adjustment in accordance with the terms of the related Mortgage Notes, the Servicer shall use its own funds to satisfy any shortage in the Mortgagor's remittance so long as such shortage shall continue; any such amount paid by the Servicer shall be reimbursable to it from any subsequent amounts collected on account of the related Mortgage Loan with respect to such adjustments.

            Costs incurred by the Servicer in effectuating the timely payment of taxes and assessments on the property securing a Mortgage Note and foreclosure costs may be added by the Servicer to the amount owing under such Mortgage Note where the terms of such Mortgage Note so permit; provided, however, that the addition of any such cost shall not be taken into account for purposes of calculating the principal amount of the Mortgage Note and the Mortgage Loan secured by the Mortgage Note or distributions to be made to Certificateholders. Such costs shall be recoverable by the Servicer pursuant to Section 5.4. Notwithstanding any other provision of this Agreement, the Servicer shall at all times service the Mortgage Loans in a manner consistent with the provisions of Sections 5.1(b) and 5.1(c).

            (c) It is intended that the 1997-2 REMIC formed hereunder shall constitute, and that the affairs of the REMIC 1995-2 shall be conducted so as to qualify it as, a "real estate mortgage investment conduit" ("REMIC") as defined in and in accordance with the REMIC Provisions. In furtherance of such intentions, the Servicer covenants and agrees that it shall not take any action or omit to take any action reasonably within the Servicer's control and the scope of its duties more specifically set forth herein that would (i) result in a taxable event to the Holders of the Certificates or endanger the REMIC status of the 1997-2 REMIC or (ii) result in the imposition on the 1997-2 REMIC or the Trust Fund of a tax on "prohibited transactions" (either clause (i) or (ii) shall be an "Adverse REMIC Event.") The Servicer shall not take any action or fail to take any action (whether or not authorized hereunder) as to which the Trustee has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action, and the Servicer shall have no liability hereunder for any action taken by it in accordance with the written instruments of the Trustee. In addition, prior to taking any action with respect to the Trust Fund that is not expressly permitted under the terms of this Agreement, the Servicer will consult with the Trustee or its designee and the Certificate Insurer, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur. The Trustee may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement. At all times as may be required by the Code, the Servicer shall use its best efforts to ensure that substantially all of the assets of the Trust will consist of


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"qualified mortgages" as defined in Section 860G(a)(3) of the Code and
"permitted investments" as defined in Section 860G(a)(5) of the Code. In the event any specified time period or other requirement set forth in this Agreement in respect of compliance with the REMIC Provisions becomes inconsistent with the REMIC Provisions as the same may be amended, such specified time period or other requirement shall also be deemed amended to comply with the requirements of this Section, unless such amended time period or other requirements shall be less protective of the interests of the Certificateholders and the Certificate Insurer, in which case, to the extent consistent with the REMIC Provisions, the former time period or requirement shall continue in force.

            (d) Subject to Section 5.12, the Servicer is hereby authorized and empowered to execute and deliver on behalf of the Trustee and each Certificateholder, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. If reasonably required by the Servicer, each Certificateholder and the Trustee shall execute any powers of attorney furnished to the Trustee by the Servicer and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

            (e) On and after such time as the Trustee receives the resignation of, or notice of the removal of, the Servicer from its rights and obligations under this Agreement, and with respect to resignation pursuant to Section 5.23, after receipt by the Trustee and the Certificate Insurer of the Opinion of Counsel required pursuant to Section 5.23, the Trustee or its designee approved by the Certificate Insurer shall assume all of the rights and obligations of the Servicer, subject to Section 7.2 hereof. The Servicer shall, upon request of the Trustee but at the expense of the Servicer, deliver to the Trustee all documents and records relating to the Mortgage Loans and an accounting of amounts collected and held by the Servicer and otherwise use its best efforts to effect the orderly and efficient transfer of servicing rights and obligations to the assuming party.

            (f) The Servicer shall deliver a list of Servicing Officers to the Trustee and the Certificate Insurer by the Closing Date, which list may, from time to time, be amended, modified or supplemented by the subsequent delivery to the Trustee and the Certificate Insurer of any superseding list of Servicing Officers.


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            Section 5.2 Subservicing Agreements Between the Servicer and
Subservicers. (a) The Servicer may, subject to the prior written approval of the Certificate Insurer (except as between the Servicer and the Trustee, as Subservicer), enter into Subservicing Agreements with Subservicers for the servicing and administration of the Mortgage Loans and for the performance of any and all other activities of the Servicer hereunder. Each Subservicer shall be either (i) a depository institution the accounts of which are insured by the FDIC or (ii) another entity that engages in the business of originating, acquiring or servicing loans, and in either case shall be authorized to transact business in the state or states where the related Mortgaged Properties it is to service are situated. In addition, each Subservicer will obtain and preserve its qualifications to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates and any of the Mortgage Loans and to perform or cause to be performed its duties under the related Subservicing Agreement which shall provide that the Subservicer's rights shall automatically terminate upon the termination, resignation or other removal of the Servicer under this Agreement. Each account used by any Subservicer for the deposit of payments on any of the Mortgage Loans shall be an Eligible Account.

            (b) Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a Subservicer or reference to actions taken through a Subservicer or otherwise, the Servicer shall remain obligated and primarily liable to the Trustee, the Certificate Insurer and the Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Mortgage Loans. For purposes of this Agreement, the Servicer shall be deemed to have received payments on Mortgage Loans when the Subservicer has received such payments.

            In the event the Servicer shall for any reason no longer be the Servicer (including by reason of an Event of Default), the Trustee or its designee may, with the prior written consent of the Certificate Insurer, or shall, at the direction of the Certificate Insurer, either (i) assume all of the rights and obligations of the Servicer under each Subservicing Agreement that the Servicer may have entered into or (ii) notwithstanding anything to the contrary contained in each such Subservicing Agreement, terminate the related Subservicer without being required to pay any fee in connection therewith.


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            Section 5.3 Collection of Certain Mortgage Loan Payments; Collection
Account. (a) The Servicer shall use its best efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement and any applicable primary mortgage insurance policy, follow such collection procedures as shall constitute Accepted Servicing Practices.

            The Servicer shall establish and maintain in the name of the Trustee two Collection Accounts (collectively, the "Collection Account"), in trust for the benefit of the Holders of the Certificates, the Additional Certificates and the Certificate Insurer, one of which shall be established and maintained with the Trustee (the "Trustee Collection Account"). The Servicer shall promptly provide notice to the Certificate Insurer, the Trustee and each Rating Agency of any creation and establishment of a Collection Account hereunder. Each Collection Account shall be established and maintained as an Eligible Account and one Collection Account may be maintained at the Bank of the West. The Certificate Insurer, in its sole discretion, may direct the Servicer to close such Collection Account and to establish and maintain a replacement Collection Account that is an Eligible Account. Neither the Collection Account nor the Trustee Collection Account constitute assets of the 1997-2 REMIC.

            On the Closing Date, the Servicer shall deposit in the Trustee Collection Account any amounts representing the principal portion of Monthly Payments on the Mortgage Loans made in respect of the November 15, 1997 Due Date and received on or prior to the Cut-Off Date. On the third Business Day prior to the first Remittance Date, the Servicer shall have deposited into the Trustee Collection Account all of the following collections and payments received or made by the Servicer in respect of monies due under the Mortgage Loans (other than in respect of interest on the Mortgage Loans accrued on or before the Due Date immediately preceding the Cut-Off Date), and shall, on a daily basis thereafter (except as otherwise provided herein), deposit such collections and payments into the Collection Account:

            (i) all payments received after the Cut-Off Date on account of principal on the Mortgage Loans and all Principal Prepayments, Curtailments and all Net REO Proceeds collected after the Cut-Off Date;

            (ii) all payments received after the Cut-Off Date on account of interest on the Mortgage Loans (other than payments of interest that accrued on each Mortgage Loan up to and including the Due Date immediately preceding the Cut-Off Date);

            (iii) all Net Liquidation Proceeds;

            (iv) all Insurance Proceeds;


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            (v) all Released Mortgaged Property Proceeds;

            (vi) any amounts payable in connection with the repurchase of any Mortgage Loan and the amount of any Substitution Adjustment pursuant to Sections 2.4 and 3.3 hereof; and

            (vii) any amount expressly required to be deposited in the Collection Account or Trustee Collection Account in accordance with certain provisions of this Agreement, including, without limitation amounts in respect of the termination of the Trust Fund (which shall be deposited in the Trustee Collection Account), and amounts referenced in Sections 2.4(b), 3.3(a), 3.3(c), 5.6, and 6.6(d) of this Agreement;

provided, however, that the Servicer shall be entitled, at its election, either
(a) to withhold and to pay to itself the applicable Servicing Fee from any payment on account of interest or other recovery (including Net REO Proceeds) as received and prior to deposit of such payments in the Collection Account or (b) to withdraw the applicable Servicing Fee from the Collection Account after the entire payment or recovery has been deposited therein; provided, further, that with respect to any payment of interest received by the Servicer in respect of a Mortgage Loan (whether paid by the Mortgagor or received as Liquidation Proceeds, Insurance Proceeds or otherwise) which is less than the full amount of interest then due with respect to such Mortgage Loan, only that portion of such payment that bears the same relationship to the total amount of such payment of interest as the rate used to determine the Servicing Fee bears to the Mortgage Interest Rate borne by such Mortgage Loan shall be allocated to the Servicing Fee with respect to such Mortgage Loan. All other amounts shall be deposited in the Collection Account not later than the Business Day following the day of receipt and posting by the Servicer. All amounts collected in respect of the Mortgage Loans and on deposit in each Local Collection Account shall be transferred on a regular monthly basis into the Trustee Collection Account. Notwithstanding any regularly scheduled transfer of funds to the Trustee Collection Account, the Servicer shall, not later than 3 Business Days prior to each Remittance Date transfer to the Trustee Collection Account all funds in each Local Collection Account that are to be included in the Servicer Remittance Amount on the Servicer Remittance Date immediately preceding the Remittance Date.

            The Servicer shall direct, in writing, the institution maintaining each Collection Account and the Trustee Collection Account to invest the funds in the Collection Account or Trustee Collection Account, as the case may be, only in Permitted Investments. No Permitted Investment shall be sold or disposed of at a gain prior to maturity unless the Servicer has obtained


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an Opinion of Counsel (at the Servicer's expense) that such sale or disposition will not cause the Trust Fund to be subject to the tax on income from prohibited transactions imposed by Code Section 860F(a)(1), otherwise subject the Trust Fund to tax or cause the 1997-2 REMIC to fail to qualify as a REMIC. All income (other than any gain from a sale or disposition of the type referred to in the preceding sentence) realized from any such Permitted Investment shall be for the benefit of the Servicer as additional servicing compensation. The amount of any losses incurred in respect of any such investments shall be deposited in the Collection Account by the Servicer out of its own funds immediately as realized.

            The foregoing requirements for deposit in the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of those described in the last paragraph of Section 5.14 and payments in the nature of prepayment charges, late payment charges or assumption fees need not be deposited by the Servicer in the Collection Account. Notwithstanding any provision herein to the contrary, the Servicer shall not deposit in any Collection Account, including the Trustee Collection Account, any amount other than amounts required to be deposited therein in accordance with the terms of this Agreement, and the Servicer shall have the right at all times to transfer funds from the Collection Account to the Trustee Collection Account. All funds deposited by the Servicer in the Collection Account and the Trustee Collection Account shall be held therein for the account of the Trustee in trust for the Certificateholders and the Certificate Insurer until disbursed in accordance with Section 6.1 or withdrawn in accordance with Section 5.4.

            (b) Prior to the time of their required deposit in the Collection Account, all amounts required to be deposited therein may be deposited in an account in the name of Servicer, provided that such account is an Eligible Account. All such funds shall be held by the Servicer in trust for the benefit of the Certificateholders and the Certificate Insurer pursuant to the terms hereof.

            (c) The Collection Account may, upon written notice by the Trustee to the Certificate Insurer, be transferred to a different depository so long as such transfer is to an Eligible Account.

            Section 5.4 Permitted Withdrawals from the Collection Account and Trustee Collection Account. The Servicer is hereby authorized by the Trustee (such authorization to be revocable by the Trustee at any time), from time to time, to make withdrawals from the Collection Account or, as applicable, the Trustee Collection Account but only for the following purposes:

            (a) to reimburse itself from any funds in the Collection Account and the Trustee Collection Account for any


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

accrued unpaid Servicing Fees and for unreimbursed Periodic Advances and Servicing Advances. The Servicer's right to reimbursement for unpaid Servicing Fees and unreimbursed Servicing Advances shall be limited to late collections on the related Mortgage Loan, including Liquidation Proceeds, Released Mortgaged Property Proceeds, Insurance Proceeds and such other amounts on deposit in the Collection Account as may be collected by the Servicer from the related Mortgagor or otherwise relating to the Mortgage Loan in respect of which such unreimbursed amounts are owed. The Servicer's right to reimbursement for unreimbursed Periodic Advances shall be limited to late collections of interest on any Mortgage Loan and to Liquidation Proceeds and Insurance Proceeds on related Mortgage Loans;

            (b) to reimburse itself for any Periodic Advances determined in good faith to have become Nonrecoverable Advances, such reimbursement to be made from any funds in the Collection Account and the Trustee Collection Account;

            (c) to withdraw from the Collection Account or the Trustee Collection Account any Preference Amount received from a Mortgagor;

            (d) to withdraw any funds deposited in the Collection Account or Trustee Collection Account that were mistakenly deposited therein;

            (e) to withdraw from the Collection Account or the Trustee Collection Account any funds needed to pay itself Servicing Compensation pursuant to Section 5.14 hereof to the extent not retained or paid pursuant to
Section 5.3, 5.4 or 5.14;

            (f) to withdraw from the Collection Account or the Trustee Collection Account to pay to the Seller with respect to each Mortgage Loan or property acquired in respect thereof that has been repurchased or replaced pursuant to Section 2.4 or 3.3 or to pay to itself with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to
Section 8.1 all amounts received thereon and not required to be deposited into the Collection Account or the Trustee Collection Account as a result of such repurchase or replacement;

            (g) subject to the provisions of Section 5.20, to reimburse itself from the Collection Account or the Trustee Collection Account for (i) Nonrecoverable Advances that are not, with respect to aggregate Servicing Advances on any single Mortgage Loan or REO Property, in excess of the Trust Balance thereof and (ii) for amounts to be reimbursed to the Servicer pursuant to Section 5.21;

            (h) to withdraw from the Collection Account or the Trustee Collection Account to pay to the Seller with respect to each Mortgage Loan the excess, if any, of (i) interest accrued


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and unpaid on such Mortgage Loan on the Cut-Off Date, over (ii) interest on such
Mortgage Loan from the Due Date for such Mortgage Loan immediately preceding the Cut-Off Date to the Cut-Off Date;

            (i) to transfer funds from the Collection Account into the Trustee Collection Account and to withdraw funds from the Collection Account and the Trustee Collection Account necessary to make deposits to the Certificate Account (which shall include the Trustee Fee) in the amounts and in the manner provided for in Section 6.1 hereof;

            (j) to pay itself any interest earned on or investment income earned with respect to funds in the Collection Account or Trustee Collection Account;

            (k) to withdraw from the Collection Account, any amount deposited therein that is allocable to an Additional Balance and deposit such amount into the Additional Certificate Account; and

            (l) to clear and terminate the Collection Account and Trustee Collection Account upon the termination of this Agreement.

            The Servicer shall keep and maintain a separate accounting for each Mortgage Loan for the purpose of accounting for withdrawals from the Collection Account pursuant to subclause (a).

            Section 5.5 Payment of Taxes, Insurance and Other Charges. With respect to each Mortgage Loan, the Servicer shall maintain accurate records reflecting casualty insurance coverage.

            With respect to each Mortgage Loan as to which the Servicer maintains escrow accounts, the Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of primary mortgage guaranty insurance premiums, if any, and casualty insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in any escrow account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. To the extent that a Mortgage does not provide for escrow payments, the Servicer shall, if it has received notice of a default or deficiency, monitor such payments to determine if they are made by the Mortgagor.


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

            Section 5.6 Maintenance of Casualty Insurance. For each Mortgage Loan, the Servicer shall maintain or cause to be maintained, to the extent required by the related Mortgage Loan to be maintained by the Mortgagor, fire and casualty insurance with a standard mortgagee clause and extended coverage in an amount which is not less than the replacement value of the improvements securing such Mortgage Loan or the unpaid principal balance of such Mortgage Loan, whichever is less. If, upon origination of the Mortgage Loan, the Mortgaged Property was in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) the Servicer will cause to be maintained, to the extent required by the related Mortgage Loan to be maintained by the Mortgagor, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (i) the unpaid principal balance of the Mortgage Loan, (ii) the full insurable value of the Mortgaged Property or (iii) the maximum amount of insurance available under the Flood Disaster Protection Act of 1973. With respect to each Mortgage Loan, the Servicer shall also maintain fire insurance with extended coverage and, if applicable, flood insurance on REO Property in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the principal balance owing on such Mortgage Loan at the time of such foreclosure or grant of deed in lieu of foreclosure plus accrued interest and related Liquidation Expenses. It is understood and agreed that such insurance shall be with insurers approved by the Servicer and that no earthquake or other additional insurance is to be required of any Mortgagor or to be maintained on property acquired in respect of a defaulted loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. Pursuant to Section 5.3, any amounts collected by the Servicer under any insurance policies maintained pursuant to this Section 5.6 (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or released to the Mortgagor in accordance with Accepted Servicing Practices) shall be deposited into the Collection Account, subject to withdrawal pursuant to Section 5.4. Any cost incurred by the Servicer in maintaining any such insurance shall be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of any such cost shall not be taken into account for purposes of calculating the principal amount of the Mortgage Note or the Mortgage Loan secured by the Mortgage Note or the distributions to be made to the Certificateholders. Such costs shall be recoverable by the Servicer pursuant to
Section 5.4. In the event that the Servicer shall obtain and maintain a blanket policy issued by an insurer that is acceptable to FNMA or FHLMC, insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligation as set forth in the first


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

sentence of this Section 5.6, it being understood and agreed that such policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related mortgaged or acquired property an insurance policy complying with the first sentence of this Section
5.6 and there shall have been a loss which would have been covered by such a policy had it been maintained, be required to deposit from its own funds into the Collection Account the amount not otherwise payable under the blanket policy because of such deductible clause.

            Section 5.7 Servicer Account. In addition to the Collection Account, the Servicer shall be permitted to establish and maintain one or more Servicer Accounts (collectively, the "Servicer Account"), which shall be an Eligible Account, in which the Servicer may deposit all payments by, and collections from, the Mortgagors received in connection with the Mortgage Loans prior to the Servicer's deposit of all such funds required to be deposited into the Collection Account. Withdrawals may be made out of such collections in the Servicer Account to reimburse the Servicer for any advances not otherwise required to be made from the Collection Account or for any refunds made by the Servicer of any sums determined to be overages, or to pay any interest owed to Mortgagors on such account to the extent required by law, and in order to terminate and clear the Servicer Account upon the termination of this Agreement upon the termination of the Trust Fund.

            Section 5.8 Fidelity Bond; Errors and Omissions Policy. (a) The Servicer shall maintain with a responsible company, and at its own expense, a blanket fidelity bond (a "Fidelity Bond") and an errors and omissions insurance policy (an "Errors and Omissions Policy"), in a minimum amount acceptable to FNMA or otherwise in an amount as is commercially available at a cost that is not generally regarded as excessive by industry standards, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans ("Servicer Employees"). Any such fidelity bond and errors and omissions insurance shall protect and insure the Servicer against losses, including losses resulting from forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such Servicer Employees. Such fidelity bond shall also protect and insure the Servicer against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 5.8 requiring such fidelity bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. Upon the request of the Trustee, the Certificate Insurer or any Certificateholder, the Servicer shall cause to be delivered to the Trustee, such Certificateholder or the Certificate Insurer a certified true copy of such fidelity bond and insurance policy. On the Closing Date, such bond and

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insurance is maintained with certain underwriters as may be specified in writing to the Certificate Insurer and the Trustee, from time to time. Any such fidelity bond or insurance policy shall not be canceled or modified in a materially adverse manner without written notice to the Trustee and the Certificate
Insurer.

            (b) The Servicer shall be deemed to have complied with this provision if one of its respective Affiliates has such a Fidelity Bond and Errors and Omissions Policy and, by the terms of such fidelity bond and errors and omission policy, the coverage afforded thereunder extends to the Servicer. The Servicer shall cause each and every Subservicer for it to maintain a policy of insurance covering errors and omissions and a fidelity bond which would meet the requirements of Section 5.8(a) hereof. Any such Fidelity Bond and Errors and Omissions Policy shall not be canceled or modified in a materially adverse manner without written notice to the Certificate Insurer.

            Section 5.9 Collection of Taxes, Assessments and Other Items. The Servicer shall deposit all payments by Mortgagors for taxes, assessments, primary mortgage or hazard insurance premiums or comparable items in the Collection Account. Withdrawals from the Collection Account may be made to effect payment of taxes, assessments, primary mortgage or hazard insurance premiums or comparable items, to reimburse the Servicer out of related collections for any advances made in the nature of any of the foregoing, to refund to any Mortgagors any sums determined to be overages, or to pay any interest owed to Mortgagors on such account to the extent required by law. The Servicer shall advance the payments referred to in the first sentence of this
Section 5.9 that are not timely paid by the Mortgagors on the date when the tax, premium or other cost for which such payment is intended is due, but the Servicer shall be required to so advance only to the extent that such advances, in the good faith judgment of the Servicer, will be recoverable by the Servicer pursuant to Section 5.3 out of Liquidation Proceeds, Insurance Proceeds or otherwise.

            Section 5.10 Periodic Filings with the Securities and Exchange Commission; Additional Information. The Trustee shall prepare or cause to be prepared for filing with the Commission (other than the initial Current Report on Form 8-K to be filed by the Depositor in connection with the issuance of the Certificates) any and all reports, statements and information respecting the Trust and/or the Certificates required to be filed (as set forth in written instructions received from the Depositor within 10 Business Days of the Closing
Date), and shall solicit any and all proxies of the Certificateholders whenever such proxies are required to be solicited, pursuant to the Securities Exchange Act of 1934, as amended. The Depositor shall promptly file, and exercise its best efforts to obtain a favorable response to, no-action requests with, or other appropriate exemptive relief from, the Commission seeking the usual and


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customary exemption from such reporting requirements granted to issuers of securities similar to the Certificates. Fees and expenses incurred by the Trustee in connection with the foregoing shall be reimbursed pursuant to Section
9.5 and shall not be paid by the Trust.

            Section 5.11 Enforcement of Due-on-Sale Clauses; Assumption Agreements. In any case in which a Mortgaged Property is about to be conveyed by the Mortgagor (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains liable thereon) and the Servicer has knowledge of such prospective conveyance, the Servicer shall effect assumptions in accordance with the terms of any due-on-sale provision contained in the related Mortgage Note or Mortgage. The Servicer shall enforce any due-on-sale provision contained in such Mortgage Note or Mortgage to the extent the requirements thereunder for an assumption of the Mortgage Loan have not been satisfied to the extent permitted under the terms of the related Mortgage Note, unless such provision is not exercisable under applicable law and governmental regulations or in the Servicer's judgment, such exercise is reasonably likely to result in legal action by the Mortgagor, or such conveyance is in connection with a permitted assumption of the related Mortgage Loan. Subject to the foregoing, the Servicer is authorized to take or enter into an assumption agreement from or with the Person to whom such property is about to be conveyed, pursuant to which such person becomes liable under the related Mortgage Note and, unless prohibited by applicable state law, the Mortgagor remains liable thereon, provided that the Mortgage Interest Rate with respect to such Mortgage Loan shall remain unchanged. The Servicer is also authorized to release the original Mortgagor from liability upon the Mortgage Loan and substitute the new Mortgagor as obligor thereon. In connection with such assumption or substitution, the Servicer shall apply such underwriting standards and follow such practices and procedures as shall be normal and usual for mortgage loans similar to the Mortgage Loans and as it applies to mortgage loans owned solely by it. The Servicer shall notify the Trustee that any such assumption or substitution agreement has been completed by forwarding to the Trustee the original copy of such assumption or substitution agreement, which copy shall be added by the Trustee to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. In connection with any such assumption or substitution agreement, the Mortgage Interest Rate of the related Mortgage Note and the payment terms shall not be changed. Any fee collected by the Servicer for entering into an assumption or substitution of liability agreement will be retained by the Servicer as servicing compensation.

            Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any conveyance by the Mortgagor of the


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property subject to the Mortgage or any assumption of a Mortgage Loan by operation of law which the Servicer in good faith determines it may be restricted by law from preventing, for any reason whatsoever, or if the exercise of such right would impair or threaten to impair any recovery under any applicable insurance policy or, in the Servicer's judgment, be reasonably likely to result in legal action by the Mortgagor.

            Section 5.12 Realization upon Defaulted Mortgage Loans. Except as provided in the last two paragraphs of this Section 5.12, the Servicer shall, on behalf of the Trust, foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 5.3. In connection with such foreclosure or other conversion, the Servicer shall follow Accepted Servicing Practices. The foregoing is subject to the proviso that the Servicer shall not be required to expend its own funds in connection with any foreclosure or to restore any damaged property unless it shall determine that (i) such foreclosure and/or restoration will increase the proceeds of liquidation of the Mortgage Loan to Certificateholders after reimbursement to itself for such expenses and (ii) such expenses will be recoverable to it through Liquidation Proceeds (respecting which it shall reimburse itself for such expense prior to the deposit in the Collection Account of such proceeds). The Servicer shall be entitled to reimbursement of the Servicing Fee and other amounts due it, if any, to the extent, but only to the extent, that withdrawals from the Collection Account and the Trustee Collection Account with respect thereto are permitted under Section 5.3.

            The Servicer may foreclose against the Mortgaged Property securing a defaulted Mortgage Loan either by foreclosure, by sale or by strict foreclosure, and in the event a deficiency judgment is available against the Mortgagor or any other person, may proceed for the deficiency.

            In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure (an "REO Property"), the deed or certificate of sale shall be issued to the Trustee, or to the Servicer on behalf of the Trustee and the Certificateholders. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such REO Mortgage Loan shall be considered to be a Mortgage Loan held in the applicable REMIC of the Trust Fund until such time as the related Mortgaged Property shall be sold and such REO Mortgage Loan becomes a Liquidated Mortgage Loan. Consistent with the foregoing, for purposes of all calculations hereunder, so long as such REO Mortgage Loan shall be considered to be an Outstanding Mortgage Loan:

            (i) Notwithstanding that the indebtedness evidenced by the related Mortgage Note shall have been


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      discharged, such Mortgage Note and the related amortization schedule in effect at the time of any such acquisition of title (after giving effect to any previous Curtailments and before any adjustment thereto by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period) shall be assumed to remain in effect, except that such schedule shall be adjusted to reflect the application of Net REO Proceeds received in any month pursuant to the succeeding clause.

            (ii) Net REO Proceeds received in any month shall be deemed to have been received first in payment of the accrued interest that remained unpaid on the date that such Mortgage Loan became an REO Mortgage Loan of the applicable REMIC of the Trust Fund, with the excess thereof, if any, being deemed to have been received in respect of the delinquent principal installments that remained unpaid on such date. Thereafter, Net REO Proceeds received in any month shall be applied to the payment of installments of principal and accrued interest on such Mortgage Loan deemed to be due and payable in accordance with the terms of such Mortgage Note and such amortization schedule. If such Net REO Proceeds exceed the then Unpaid REO Amortization, the excess shall be treated as a Curtailment received in respect of such Mortgage Loan.

            (iii) The Net REO Proceeds allocated to the payment of a related Servicing Fee shall be limited to an amount equal to the product of (x) the total amount of Net REO Proceeds allocable to interest multiplied by
      (y) the fraction, the numerator of which is the interest rate at which the Servicing Fee is determined and the denominator of which is the Mortgage Interest Rate borne by such Mortgage Loan.

            In the event that a REMIC of the Trust Fund acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, such Mortgaged Property shall be disposed of by or on behalf of such REMIC within two years after its acquisition thereby unless
(a) the Servicer shall have provided to the Trustee an Opinion of Counsel to the effect that the holding by such REMIC of the Trust Fund of such Mortgaged Property subsequent to two years after its acquisition (and specifying the period beyond such two-year period for which the Mortgaged Property may be held) will not cause such REMIC to be subject to the tax on prohibited transactions imposed by Code Section 860F(a)(1), otherwise subject such REMIC or the Trust Fund to tax or cause the applicable REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding, or (b) the Servicer or the Trustee (at the Servicer's expense) shall have applied for, at


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least 60 days prior to the expiration of such two-year period, an extension of such two-year period in the manner contemplated by Code Section 856(e)(3), in which case the two-year period shall be extended by the applicable period. The Servicer shall further ensure that the Mortgaged Property is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times, that the sale of such property does not result in the receipt by the applicable REMIC of the Trust Fund of any income from non-permitted assets as described in Code Section 860F(a)(2)(B), and that such REMIC does not derive any "net income from foreclosure property" within the meaning of Code Section 860G(c)(2) with respect to such property.

            In lieu of foreclosing upon any defaulted Mortgage Loan, the Servicer may, in its discretion, permit the assumption of such Mortgage Loan if, in the Servicer's judgment, such default is unlikely to be cured and if the assuming borrower satisfies the Servicer's underwriting guidelines with respect to mortgage loans owned by the Servicer. In connection with any such assumption, the Mortgage Interest Rate of the related Mortgage Note and the payment terms shall not be changed. Any fee collected by the Servicer for entering into an assumption agreement will be retained by the Servicer as servicing compensation. Alternatively, the Servicer may encourage the refinancing of any defaulted Mortgage Loan by the Mortgagor.

            Notwithstanding the foregoing, prior to instituting foreclosure proceedings or accepting a deed-in-lieu of foreclosure with respect to any Mortgaged Property, the Servicer shall make, or cause to be made, inspection of the Mortgaged Property in accordance with the Accepted Servicing Practices and, with respect to environmental hazards, such procedures as are required by the provisions of the FNMA's selling and servicing guide applicable to single-family homes and in effect on the date hereof. The Servicer shall be entitled to rely upon the results of any such inspection made by others. In cases where the inspection reveals that such Mortgaged Property is potentially contaminated with or affected by hazardous wastes or hazardous substances, the Servicer shall promptly give written notice of such fact to the Certificate Insurer, the Trustee and each Class A Certificateholder. The Servicer shall not commence foreclosure proceedings or accept a deed-in-lieu of foreclosure for such Mortgaged Property without obtaining the consent of the Certificate Insurer.

            Section 5.13 Trustee to Cooperate; Release of Mortgage Files. Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer shall (i) immediately deliver to the Trustee a notice substantially in the form of the Request for Release attached hereto as Exhibit H (which request shall include a statement to the effect that all amounts received in connection with such payment which are required to be deposited in the applicable


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Collection Account pursuant to Section 5.3 have been or shall be so deposited)
and executed by a Servicing Officer and (ii) request delivery to it of the Mortgage File. Upon receipt of such Request for Release, the Trustee, or the Custodian on its behalf, shall promptly release the related Mortgage File to the Servicer. Upon any such payment in full, the Servicer is authorized to give, as agent for the Trustee and the mortgagee under the Mortgage which secured the Mortgage Loan, an instrument of satisfaction (or assignment of mortgage without recourse) regarding the property subject to such Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of such payment, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Collection Account. In connection therewith, the Trustee shall execute and return to the Servicer any required power of attorney provided to the Trustee by the Servicer and other required documentation in accordance with
Section 5.1(d). From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan and in accordance with Accepted Servicing Practices, the Trustee shall, upon request of the Servicer and delivery to the Trustee of a Request for Release signed by a Servicing Officer, release, or cause the Custodian to release, the related Mortgage File to the Servicer and shall execute such documents as shall be necessary to the prosecution of any such proceedings. Such Request for Release shall obligate the Servicer to return the Mortgage File to the Trustee when the need therefor by the Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to the Request for Release hereinabove specified, the Mortgage File shall be delivered by the Trustee to the Servicer.

            Section 5.14 Servicing Fee; Servicing Compensation. (a) The Servicer shall be entitled, at its election, either (i) to pay itself the Servicing Fee out of any Mortgagor payment on account of interest or Net REO Proceeds actually collected prior to the deposit of such payment in the Collection Account or (ii) to withdraw from the Collection Account or Trustee Collection Account such Servicing Fee pursuant to Section 5.4. The Servicer shall also be entitled, at its election, either (a) to pay itself the Servicing Fee in respect of each delinquent Mortgage Loan out of Liquidation Proceeds in respect of such Mortgage Loan or other recoveries with respect thereto to the extent permitted in Section 5.3(a) or (b) to withdraw from the Collection Account the Servicing Fee in respect of each such Mortgage Loan to the extent of such Liquidation Proceeds or other recoveries, to the extent permitted by Section 5.4(a).

            The aggregate Servicing Fee is reserved for the administration of the Trust Fund and, in the event of replacement of the Servicer as servicer of the Mortgage Loans, for the payment of other expenses related to such replacement. The


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aggregate Servicing Fee shall be offset as provided in Section 5.19. The
Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including maintenance of the hazard insurance required by Section 5.5) and shall not be entitled to reimbursement therefor except as specifically provided herein.

            (b) Servicing compensation in the form of assumption fees, late payment charges, tax service fees, fees for statement of account or payoff of the Mortgage Loan (to the extent permitted by applicable law) or otherwise shall be retained by the Servicer and are not required to be deposited in the Collection Account.

            Section 5.15 Reports to the Trustee; Collection Account Statements. Not later than 15 days after each Remittance Date, the Servicer shall provide to the Trustee and the Certificate Insurer a statement, certified by a Servicing Officer, setting forth the status of the Collection Account and the Trustee Collection Account as of the close of business on the related Servicer Remittance Date, stating that all distributions required by this Agreement to be made by the Servicer on behalf of the Trustee have been made (or if any required distribution has not been made by the Servicer, specifying the nature and status thereof) and showing, for the period covered by such statement, the aggregate of deposits into and withdrawals from the Collection Account and the Trustee Collection Account for each category of deposit specified in Section 5.3 and each category of withdrawal specified in Section 5.4, the allocation of such amounts between principal and interest collected on the Trust Balances and any Additional Balances and the aggregate of deposits into the Certificate Account and the Additional Certificate Account as specified in Sections 6.1(e) and 6.1(f), respectively. Such statement shall also state the aggregate unpaid principal balance of all the Mortgage Loans as of the close of business on the last day of the month preceding the month in which such Remittance Date occurs and the allocation of such aggregated balances between the Trust Balances and the Additional Balances. Copies of such statement shall be provided by the Trustee to any Certificateholder upon request.

            Section 5.16 Annual Statement as to Compliance. The Servicer will deliver to the Trustee, the Certificate Insurer, S&P and Moody's not later than the last day of the fifth month subsequent to the end of the Servicer's fiscal year, an Officers' Certificate stating as to each signer thereof, that (i) a review of the activities of the Servicer during the preceding calendar year and of its performance under this Agreement has been made under such officer's supervision, and (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year, or if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. The first such


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Officers' Certificate shall be delivered in May 1998. Such Officers' Certificate shall be accompanied by the statement described in Section 5.17 of this Agreement. Copies of such statement shall, upon request, be provided to any Certificateholder by the Servicer, or by the Trustee at the Servicer's expense if the Servicer shall fail to provide such copies.

            Section 5.17 Annual Independent Public Accountants' Servicing Report. Not later than the last day of the fifth month subsequent to the end of the Servicer's fiscal year, the Servicer, at its expense, shall cause a firm of nationally recognized independent public accountants to furnish a statement to the Trustee, the Certificate Insurer, S&P and Moody's to the effect that, on the basis of an examination of certain documents and records relating to the servicing of the mortgage loans being serviced by the Servicer under pooling and servicing agreements similar to this Agreement (which agreements shall be described in a schedule to such statement), conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, such firm is of the opinion that such servicing has been conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers and that such examination has disclosed no exceptions or errors relating to the servicing activities of the Servicer (including servicing of Mortgage Loans subject to this Agreement) that, in the opinion of such firm, are material, except for such exceptions as shall be set forth in such statement. The first such statement shall be delivered in May 1998. Copies of such statement shall, upon request, be provided to Certificateholders by the Servicer, or by the Trustee at the Servicer's expense if the Servicer shall fail to provide such copies. For purposes of such statement, such firm may conclusively presume that any pooling and servicing agreement which governs mortgage pass-through certificates offered by the Depositor (or any predecessor or successor thereto) in a registration statement under the Securities Act of 1933, as amended, is similar to this Agreement, unless such other pooling and servicing agreement expressly states otherwise.

            Section 5.18 Reports to be Provided by the Servicer. (a) In connection with the transfer of the Certificates, the Trustee on behalf of any Certificateholder may request that the Servicer make available to any prospective Certificateholder annual unaudited financial statements of the Servicer (or, upon request, audited annual financial statements of the Servicer's ultimate parent corporation) for one or more of the most recently completed fiscal years for which such statements are available, which request shall not be unreasonably denied or unreasonably delayed. Such annual unaudited financial statements also shall be made available to the Certificate Insurer upon request.

            (b) The Servicer also agrees to make available on a reasonable basis to the Certificate Insurer or any prospective Certificateholder a knowledgeable financial or accounting officer


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for the purpose of answering reasonable questions respecting recent developments affecting the Servicer or the financial statements of the Servicer and to permit the Certificate Insurer or any prospective Certificateholder to inspect the Servicer's servicing facilities during normal business hours for the purpose of satisfying the Certificate Insurer or such prospective Certificateholder that the Servicer has the ability to service the Mortgage Loans in accordance with this Agreement.

            Section 5.19 Adjustment of Servicing Compensation in Respect of Prepaid Mortgage Loans. The aggregate amount of the Servicing Fees that the Servicer shall be entitled to receive with respect to all of the Mortgage Loans and each Remittance Date shall be offset on such Remittance Date by an amount equal to the aggregate Prepayment Interest Shortfall with respect to all Mortgage Loans which were subjects of Principal Prepayments during the Due Period applicable to such Remittance Date. The amount of any offset against the aggregate Servicing Fee with respect to any Remittance Date under this Section
5.19 shall be limited to the aggregate amount of the Servicing Fees otherwise payable to the Servicer (without adjustment on account of Prepayment Interest Shortfalls) with respect to (i) scheduled payments having the Due Date occurring in the Due Period applicable to such Remittance Date received by the Servicer prior to the Servicer Remittance Date, and (ii) Principal Prepayments, Curtailments and Liquidation Proceeds received in the Due Period applicable to such Remittance Date, and the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls shall not be cumulative.

            Section 5.20 Periodic Advances. If, on any Determination Date, the Servicer determines that any Monthly Payments due on the Due Date immediately preceding such Determination Date have not been received as of the close of business on such Determination Date, the Servicer shall determine the amount of any Periodic Advance required to be made with respect to such unpaid Monthly Payments on the related Servicer Remittance Date. The Servicer shall, one Business Day after such Determination Date, certify and deliver a magnetic tape or diskette to the Trustee indicating the payment status of each Mortgage Loan as of such Determination Date and shall cause to be deposited in the Trustee Collection Account an amount equal to the Periodic Advance for the related Servicer Remittance Date, which deposit may be made in whole or in part from funds in the Collection Account being held for future distribution or withdrawal on or in connection with Remittance Dates in subsequent months. Any funds being held for future distribution to Certificateholders and so used shall be replaced by the Servicer from its own funds by deposit into the Trustee Collection Account on or before the Determination Date corresponding to any such future Servicer Remittance Date to the extent that funds in the Trustee Collection Account on such future Determination Date shall otherwise be less than the amount required to be transferred to the Certificate Account in respect


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of payments to Certificateholders required to be made on the Remittance Date related to such future Determination Date.

            The Servicer shall designate on its records the specific Mortgage Loans and related installments (or portions thereof) as to which such Periodic Advance shall be deemed to have been made, such designation, except in cases of manifest error, being conclusive for purposes of withdrawals from the Collection Account or Trustee Collection Account pursuant to Section 5.4.

            Section 5.21 Indemnification; Third Party Claims. (a) Each of the Servicer, the Depositor, and the Seller (solely for the purpose of this Section 5.21, the "Indemnifying Parties") agrees to indemnify and to hold each of the Servicer, the Depositor, the Trustee, the Seller, the Certificate Insurer and each Certificateholder (solely for the purpose of this Section 5.21, the "Indemnified Parties") harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Indemnified Parties may, respectively, sustain in any way related to the failure of any one or more of the Indemnifying Parties to perform its respective duties in compliance with the terms of this Agreement. Each Indemnified Party and the Servicer shall immediately notify the other Indemnified Parties if a claim is made by a third party with respect to this Agreement, and the Servicer shall with the consent of the Certificate Insurer, such consent not to be unreasonably withheld, assume the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees approved by the Certificate Insurer, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Indemnified Parties in respect of such claim. The Trustee shall, out of the assets of the Trust Fund, reimburse the Servicer in accordance with Section 5.14 hereof for all amounts advanced by it pursuant to the preceding sentence except when the claim relates directly to the failure of the Servicer to service and administer the Mortgages in compliance with the terms of this Agreement; provided, that the Servicer's indemnity hereunder shall not be in any manner conditioned on the availability of funds for such reimbursement.

            (b) The Trustee, at the written request of the Servicer (which the Trustee may conclusively rely on) may, if necessary, reimburse the Servicer from amounts otherwise distributable on the Class R Certificates for all amounts advanced by the Servicer pursuant to Section 4.4(a)(ii) of the Purchase and Sale Agreement, except when the claim relates directly to the failure of the Servicer, if it is, or is an Affiliate of, the Seller, to perform its obligations to service and administer the Mortgages in compliance with the terms of the Purchase and Sale Agreement, or the failure of the Seller to perform its duties in compliance with the terms of this Agreement.


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            (c) The Trustee, at the written request of the Servicer (which the
Trustee may conclusively rely on) shall reimburse the Seller from amounts otherwise distributable on the Class R Certificates for all amounts advanced by the Seller pursuant to the second sentence of Section 4.4(a)(ii) of the Purchase and Sale Agreement except when the relevant claim relates directly to the failure of the Seller to perform its duties in compliance with the terms of the Purchase and Sale Agreement.

            Section 5.22 Maintenance of Corporate Existence and Licenses; Merger or Consolidation of the Servicer. (a) The Servicer will keep in full effect its existence, rights and franchises as a corporation, will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement and will otherwise operate its business so as to cause the representations and warranties under Section 3.1 to be true and correct at all times under this Agreement.

            (b) Any Person into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to the business of the Servicer, shall be an established mortgage loan servicing institution acceptable to the Certificate Insurer that has a net worth of at least $15,000,000 and is a Permitted Transferee, and in all events shall be the successor of the Servicer without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Servicer shall send notice of any such merger or consolidation to the Trustee and the Certificate Insurer.

            Section 5.23 Assignment of Agreement by Servicer; Servicer Not to Resign. The Servicer shall not assign this Agreement nor resign from the obligations and duties hereby imposed on it except by mutual written consent of the Servicer, the Seller, the Certificate Insurer and the Trustee or upon the determination that the Servicer's duties hereunder are no longer permissible under applicable law and that such incapacity cannot be cured by the Servicer without the incurrence, in the reasonable judgment of the Certificate Insurer, of unreasonable expense. Any such determination that the Servicer's duties hereunder are no longer permissible under applicable law permitting the resignation of the Servicer shall be evidenced by a written Opinion of Counsel (who may be counsel for the Servicer) to such effect delivered to the Trustee, the Seller, the Depositor and the Certificate Insurer. No such resignation shall become effective until the Trustee or a successor appointed in accordance with the terms of this Agreement has assumed the Servicer's responsibilities and obligations hereunder in


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accordance with Section 7.2. The Servicer shall provide the Trustee, Moody's and
S&P and the Certificate Insurer with 30 days prior written notice of its intention to resign pursuant to this Section 5.23.

            Section 5.24 Servicer Purchase of Certain Mortgage Loans. On and after the date upon which the Trust Balance of any HELOC has been reduced to zero (from payments from sources other than the Servicer or any Affiliate of the Servicer), the Servicer may purchase the related Mortgage Loan by depositing an amount equal to the then outstanding Additional Balance with respect to such Mortgage Loan into the Additional Certificate Account. After the deposit of such amount the Trustee shall release such Mortgage Loan and the related Mortgage File to or at the direction of the Servicer.

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                                   ARTICLE VI

                           Distributions and Payments

            Section 6.1 Establishment of Certificate Account, Additional Certificate Account, Capitalized Interest Account and Pre-Funding Account; Deposits to the Certificate Account, the Additional Certificate Account, Capitalized Interest Account and the Pre-Funding Account. (a) The Trustee shall establish and maintain the Certificate Account which shall be titled "Certificate Account, The Chase Manhattan Bank, as trustee for the registered holders of Mortgage Pass-Through Certificates, Series 1997-2, Class A and Class R" and which shall be an Eligible Account. Notice of the establishment of the Certificate Account shall be promptly provided in writing to each of the Servicer, the Rating Agencies and the Certificate Insurer.

            (b) The Trustee shall establish and maintain the Additional Certificate Account which shall be titled "Additional Certificate Account, The Chase Manhattan Bank, as trustee for the registered holders of Mortgage Pass-Through Certificates, Series 1997-2, Additional Certificates." Notice of the establishment of the Additional Certificate Account shall be promptly provided in writing to each of the Servicer, the Certificate Insurer and the Holder of the Additional Certificate.

            (c) (i) The Trustee shall establish and maintain the Pre-Funding Account which shall be titled "Pre-Funding Account, The Chase Manhattan Bank, as trustee for the registered holders of Mortgage Pass-Through Certificates, Series 1997-2, Class A" and which shall be an Eligible Account. The Trustee shall deposit the Original Group I Pre-Funded Amount from the proceeds of the sale of the Class A-1 Certificates and the Original Group II Pre-Funded Amount from the proceeds of the sale of the Group II Certificates into the Pre-Funding Account on the Closing Date.

            (ii) The Trustee shall establish and maintain the Capitalized Interest Account which shall be titled "Capitalized Interest Account, The Chase Manhattan Bank, as trustee for the registered holders of Mortgage Pass-Through Certificates, Series 1997-2, Class A" and which shall be an Eligible Account. The Trustee shall deposit the Capitalized Interest Requirement from the proceeds of the sale of the Class A Certificates into the Capitalized Interest Account on the Closing Date unless an Eligible Letter of Credit with respect to such amount has been delivered to the Trustee on the Closing Date.

            (d) The Servicer may direct the Trustee in writing to invest the funds in the Certificate Account, the Capitalized Interest Account and the Pre-Funding Account only in Permitted Investments which mature not later than the second Business Day prior to the Remittance Date and thereafter all such funds shall be held by the Trustee uninvested. No Permitted Investment shall be sold or disposed of at a gain prior to maturity unless the


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Servicer has delivered to the Trustee an Opinion of Counsel (at the Servicer's
expense) that such sale or disposition will not cause the Trust Fund to be subject to the tax on income from prohibited transactions imposed by Code
Section 860F(a)(1), otherwise subject the Trust Fund to tax or cause the 1997-2 REMIC to fail to qualify as a REMIC. All income (other than any gain from a sale or disposition of the type referred to in the preceding sentence or such income from amounts on deposit in the Pre-Funding Account) realized from any such Permitted Investment shall be for the benefit of the Servicer as additional servicing compensation. The amount of any losses incurred in respect of any such investments shall be deposited in the Certificate Account by the Servicer out of its own funds immediately as realized.

            (e) On each Servicer Remittance Date, the Servicer shall cause to be deposited in the Certificate Account (i) from funds on deposit in the Trustee Collection Account, an amount equal to the Servicer Remittance Amount with respect to Group I (net of the amount to be deposited pursuant to clause (ii) below) and the Servicer Remittance Amount with respect to Group II (net of the amount to be deposited pursuant to clause (ii) below), (ii) from funds on deposit in the Collection Account or the Trustee Collection Account, the Net Foreclosure Profits for the related Group, if any with respect to the related Remittance Date, minus any portion thereof payable to the Servicer pursuant to
Section 5.3, net of the Additional Certificate Allocation, (iii) from funds on deposit in the Capitalized Interest Account, the Capitalized Interest Deposit Amount for such Remittance Date and (iv) from funds on deposit in the Pre-Funding Account, any such amount that constitutes a portion of the Servicer Remittance Amount.

            (f) On the second Business Day prior to each Remittance Date, the Trustee shall transfer funds on deposit in the Trustee Collection Account into the Certificate Account in the amount specified by the Servicer pursuant to
Section 6.4(d) hereof. On each of the first three Remittance Dates, to the extent funds in the Certificate Account are insufficient to pay the amounts required by Sections 6.5(a)(i) - (vi), the Trustee shall withdraw from the Capitalized Interest Account (or make a drawing on the Letter of Credit) and deposit in the Certificate Account the related Capitalized Interest Deposit Amount. On the Business Day prior to the Remittance Date immediately following the end of the Pre-Funding Period the Trustee shall transfer all amounts then on deposit in the Pre-Funding Account to the Certificate Account.

            (g) On the second Business Day prior to each Remittance Date, the Servicer shall cause to be deposited in the Additional Certificate Account, all amounts on deposit in the Trustee Collection Account and the Collection Account allocable to the Additional Certificate in accordance with the definition of Servicer Remittance Amount and the definition of Additional


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Certificate Allocation hereof. All funds herein required to be deposited in the
Additional Certificate Account shall be allocated at the direction of the Holder of the Additional Certificate.

            Section 6.2 Permitted Withdrawals From the Certificate Account and The Additional Certificate Account. The Trustee shall, in accordance with the Servicer's written directions to the Trustee as described in Section 6.5, withdraw or cause to be withdrawn

            (a) funds from the Certificate Account for the following purposes:

                  (i) to effect the distributions described in Section 6.5(a);

                  (ii) to pay to or upon the direction of the Seller with
            respect to each Mortgage Loan or property acquired in respect thereof that has been repurchased or replaced pursuant to Section
            2.4 or 3.3 or to pay to the Servicer with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased all amounts received thereon deposited in the related Certificate Account that do not constitute property of the Trust Fund;

                  (iii) to pay the Servicer any interest earned on or investment income earned with respect to funds in the Certificate Account;

                  (iv) to return to the Trustee Collection Account any amount deposited in the Certificate Account that was not required to be deposited therein; and

                  (v) to clear and terminate the related Certificate Account upon termination of the Trust Fund or any Group thereof pursuant to
            Article VIII.

            The Trustee shall keep and maintain a separate accounting for withdrawals from the Certificate Account pursuant to each of subclauses (a)(i) through (a)(v) listed above.

            (b) funds from the Additional Certificate Account, for the following purposes:

                  (i) to effect the distributions described in Section 6.5(b);

                  (ii) to pay to the Servicer any interest earned on or
            investment income earned with respect to funds in the Additional Certificate Account;


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

                  (iii) to return to the Trustee Collection Account or the
            Collection Account any amount deposited in the Additional Certificate Account that was not required to be deposited therein; and

                  (iv) to clear and terminate the Additional Certificate Account upon termination of the Trust Fund pursuant to Article VIII hereof.

            The Trustee shall keep and maintain a separate accounting for withdrawals from the Additional Certificate Account pursuant to each of subclauses (b)(i) through (b)(v).

            Section 6.3 Collection of Money. Except as otherwise expressly provided herein, the Trustee may demand payment or delivery of all money and other property payable to or receivable by the Trustee pursuant to this Agreement, including, but not limited to, (a) all payments due on the Mortgage Loans in accordance with the respective terms and conditions of such Mortgage Loans and required to be paid over to the Trustee by the Servicer or by any Subservicer and (b) Insured Payments. The Trustee shall hold all such money and property received by it, as part of the Trust Fund and shall apply it as provided in this Agreement.

            Section 6.4 The Reserve Account and the Certificate Insurance Policies. (a) On the Closing Date, the Trustee shall establish the Reserve Account entitled "Reserve Account, The Chase Manhattan Bank, as trustee for the registered holders of Mortgage Pass-Through Certificates, Series 1997-2, Class A and Class R" for the benefit of the Trust, the Certificateholders and the Certificate Insurer. The Trustee shall have exclusive control over such Reserve Account and the sole right of withdrawal from such Account. On the Closing Date, the Depositor shall make available under an Eligible Letter of Credit or, from the proceeds of the offering of the Certificates, shall deposit an amount equal to $3,836,278.61 in such Reserve Account, which represents the sum of 8.25% of the Aggregate HELOC Trust Balance of the Cut-Off Date and 7.0% of the Aggregate HEL Trust Balance as of the Cut-Off Date. The Trustee shall maintain the Reserve Account at the Required Reserve Account Level as described in Section 6.5 hereof. If the amount in the Reserve Account decreases below the Required Reserve Account Level, then on the next Remittance Date, the Trustee shall, to the extent of the Available Funds Excess, transfer from the Certificate Account the amount described in Section 6.5(a)(vi) and deposit such amount into the Reserve Account. On any Remittance Date, any amount in the Reserve Account in excess of the Required Reserve Account Level after the required distributions described in Sections 6.5(a)(i)-(vi) shall be withdrawn from the Reserve Account and paid to the


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Holders of the Class R Certificates pro rata in proportion to their undivided beneficial ownership interest in the 1997-2 REMIC. Funds held in the Reserve Account shall be invested in Permitted Investments at the written direction of the Holders of the Class R Certificates that mature prior to the Business Day prior to the next Servicer Remittance Date. No Permitted Investment shall be sold prior to its maturity. The Holders of the Class R Certificates shall be liable for any losses occurring with respect to the Permitted Investments held in the Reserve Account.

            (b) Not later than two Business Days prior to the Servicer Remittance Date, the Trustee, based on the information provided to it by the Servicer pursuant to Section 6.5 hereof, shall determine with respect to the immediately following Remittance Date the amount to be on deposit in the Certificate Account (such amount the result of the Servicer's remittance of the Servicer Remittance Amount for Group I and the Servicer Remittance Amount for Group II) reduced by (x) the sum of the amounts described in clauses (i) and
(ii) of Section 6.5(a) for the related Remittance Date, and further not including (y) any Insured Payment.

            (c) (i) Not later than 12:00 noon New York City time on the second Business Day preceding each Remittance Date, the Trustee shall, if the Trustee determines that the Group I Available Amount plus any amount available to be transferred to the Certificate Account from the Reserve Account (or drawn under an Eligible Letter of Credit) for the related Remittance Date is less than the Class A-1 Formula Distribution Amount for such Remittance Date, complete a Notice in the form of Exhibit A to the Class A-1 Certificate Insurance Policy and submit such notice to the Certificate Insurer and such notice shall serve as a claim for an Insured Payment in an amount equal to the Insured Payment due with respect to the Class A-1 Certificates for and on such Remittance Date. Unless the Class A-1 Credit Enhancement Distribution Amount is transferred to the Certificate Account prior to the related Remittance Date, the Insured Payment shall be deposited directly into the Certificate Account in accordance with the Notice and the Class A-1 Certificate Insurance Policy.

            (ii) Not later than 12:00 noon New York City time on the second Business Day preceding each Remittance Date, the Trustee shall, if the Trustee determines that the Group II Available Amount plus any amount available to be transferred to the Certificate Account from the Reserve Account (or drawn under an Eligible Letter of Credit) for the related Remittance Date is less than the Group II Formula Distribution Amount for such Remittance Date, complete a Notice in the form of Exhibit A to the Group II Certificate Insurance Policy and submit such notice to the Certificate Insurer and such notice shall serve as a claim for an Insured Payment in an amount equal to the Insured Payment due with respect to the Group II Certificates for and on such Remittance Date. Unless the Group II Credit Enhancement Distribution Amount is transferred to the Certificate Account prior to the related Remittance Date, the Insured Payment shall be deposited directly into the


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      Certificate Account in accordance with the Notice and the Group II
      Certificate Insurance Policy.

            (d) On the Business Day prior to each Remittance Date, (i) for which an Insured Payment is required, the Trustee shall withdraw all funds on deposit in the Reserve Account and draw all amounts available to be drawn under the Eligible Letter of Credit in accordance with the letter of instructions addressed to the Trustee dated as of the Closing Date attached hereto as Exhibit Q and deposit such amount in the Certificate Account and (ii) for which no Insured Payment is required, the Trustee shall withdraw from the Reserve Account and if the amounts on deposits in the Reserve Account are insufficient shall draw upon the Eligible Letter of Credit in accordance with the letter of instructions addressed to the Trustee dated as of the Closing Date attached hereto as Exhibit Q, in an aggregate amount equal to the Class A-1 Credit Enhancement Distribution Amount and the Group II Credit Enhancement Distribution Amount and deposit such amount in the Certificate Account to be used to make distributions to the related Certificateholders on the related Remittance Date.

            (e) The Trustee shall keep a complete and accurate record of the amount of interest and principal paid in respect of any Certificate from moneys received under either Certificate Insurance Policy. The Certificate Insurer shall have the right to inspect such records at reasonable times during normal business hours upon one Business Day's prior notice to the Trustee.

            (f) In the event that the Trustee has received a certified copy of an order of the appropriate court that any amount distributed on the Class A Certificates, including any amounts represented by an Insured Payment, has been voided in whole or in part as a preference payment under applicable bankruptcy law, the Trustee shall so notify the Certificate Insurer, shall comply with the provisions of the related Certificate Insurance Policy to obtain payment by the Certificate Insurer of such voided amount distributed, and shall, at the time it provides notice to the Certificate Insurer, notify, by mail to Certificateholders of the affected Certificates that, in the event any Certificateholder's amount distributed is so recovered, such Certificateholder will be entitled to payment pursuant to the related Certificate Insurance Policy, a copy of which shall be made available through the Trustee, the Certificate Insurer or the Certificate Insurer's fiscal agent, if any, and the Trustee shall furnish to the Certificate Insurer or its fiscal agent, if any, its records evidencing the payments which have been made by the Trustee and subsequently recovered from Certificateholders, and dates on which such payments were made.

            (g) The Trustee shall promptly notify the Certificate Insurer of any proceeding or the institution of any action, of which a Responsible Officer of the Trustee has actual knowledge, seeking the avoidance as a preferential transfer under applicable


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bankruptcy, insolvency, receivership or similar law (a "Preference Claim") of any distribution made with respect to the Certificates. Each Certificateholder, by its purchase of Certificates, the Servicer and the Trustee agree that, the Certificate Insurer (so long as no Certificate Insurer Default exists) may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim, including, without limitation, (i) the direction of any appeal of any order relating to such Preference Claim and (ii) the posting of any surety, supersedeas or performance bond pending any such appeal. In addition and without limitation of the foregoing, the Certificate Insurer shall be subrogated to, and each Certificateholder, the Servicer and the Trustee hereby delegate and assign to the Certificate Insurer, to the fullest extent permitted by law, the rights of the Servicer, the Trustee and each Certificateholder in the conduct of any such Preference Claim, including, without limitation, all rights of any party to any adversary proceeding or action with respect to any court order issued in connection with any such Preference Claim.

            Section 6.5 Distributions. No later than 12:00 noon California time on the Determination Date, the Servicer shall deliver to the Trustee and to the Certificate Insurer a report in computer-readable form specifying (x) the outstanding Trust Balances and Additional Balances, if any, of each of the Mortgage Loans as of the last day of the calendar month immediately preceding the Due Period applicable to such Servicer Remittance Date, (y) such of the information included in Section 6.7(c) as to the Mortgage Loans as the Trustee may reasonably require or the Certificate Insurer may reasonably request and (z) such information as to each Mortgage Loan as of the Record Date immediately preceding such Servicer Remittance Date and such other information as the Trustee shall reasonably require or the Certificate Insurer may reasonably request. The Servicer shall include written direction to the Trustee (with a copy delivered to the Certificate Insurer) specifying the following information (which need not be in computer-readable form): (A) each amount to be transferred by the Trustee from the Trustee Collection Account and/or the Collection Account
(i) to the Certificate Account, including (a) the Servicer Remittance Amount for Group I and the Servicer Remittance Amount for Group II, (b) the Net Foreclosure Profits for Group I (net of any portion payable to the Servicer and net of the Additional Certificate Allocation portion thereof) and the Net Foreclosure Profits for Group II (net of any portion payable to the Servicer) and (c) the Periodic Advances for such Remittance Date; and (ii) to the Additional Certificate Account(s), pursuant to Section 6.1(g); (B) instructions to the Trustee regarding the amounts to be withdrawn from the Reserve Account and deposited into the Certificate Account pursuant to Section 6.4(d) hereof; (C) instructions to the Trustee regarding amounts to be drawn under the Eligible Letter of Credit and (D) instructions to the Trustee specifying the amounts to be withdrawn from the Certificate Account pursuant to Section 6.2(a)


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(including therein an itemization of the amounts to be distributed pursuant to
Section 6.2(a)(i) as specified in Section 6.5(a)(i)-(vii) and the amounts to be withdrawn from the Additional Certificate Account(s) pursuant to Section 6.2(b) (including therein an itemization of the amounts to be distributed pursuant to Section 6.5(b)(i)-(ii)). The information with respect to the Remittance Date provided by the Servicer to the Trustee and the Certificate Insurer on the Determination Date shall also include the Class A-1 Formula Distribution Amount, the Group II Formula Distribution Amount, the Class A-1 Pass-Through Rate, the Weighted Average Rate Cap, the Weighted Average Group II Pass-Through Rate the Class A-1 Premium Percentage and the Group II Premium Percentage, the aggregate Class A-1 Principal Balance, the aggregate Class A-2 Principal Balance, the aggregate Class A-3 Principal Balance, the aggregate Class A-4 Principal Balance the Aggregate HELOC Trust Balance, the Aggregate HEL Trust Balance, the Class A-1 Credit Enhancement Distribution Amount, the Group II Credit Enhancement Distribution Amount and the Required Reserve Account Level. The Servicer shall also calculate and provide the Group I Available Amount, the Group II Available Amount, the Available Funds Excess, the Group I Net Available Funds Excess, the Group II Net Available Funds Excess, if any, the amount of any Deficiency Amount with respect to the Class A-1 Certificates, the amount of any Deficiency Amount with respect to the Group II Certificates and any Insured Payment with respect to the Class A-1 Certificates and any Insured Payment with respect to the Group II Certificates and the amount required to be deposited into the Reserve Account to bring the amount remaining on deposit in the Reserve Account together with the amount available to be drawn under any Eligible Letter of Credit (after any withdrawal by the Trustee, and subsequent transfer to the Certificate Account) equal to the Required Reserve Account Level. Simultaneous with the delivery of the foregoing information to the Trustee, the Servicer shall provide the Trustee and the Certificate Insurer with a report including information specified in each of Sections 6.7(a)(i)-(xi) and in Section 6.7(c)(i)-(vii).

            (a) With respect to the Certificate Account (including, if deposited into such Certificate Account, any withdrawals from the Reserve Account or any Insured Payments), on each Remittance Date, the Trustee shall make the following allocations, disbursements and transfers in the following order of priority, in accordance with the information received pursuant to the immediately preceding paragraph and each such allocation, transfer and disbursement shall be treated as having occurred only after all preceding allocations, transfers and disbursements have occurred:

            (i) to the Certificate Insurer, the Certificate Insurance Premium Amount;

            (ii) to the Trustee, an amount equal to the Trustee Fees then due to it;


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            (iii) to the Class A-1 Certificateholders from the Group I Available
      Amount an amount equal to the Class A-1 Interest Distribution Amount, to the Class A-2 Certificateholders from the Group II Available Amount an amount equal to the Class A-2 Interest Distribution Amount, to the Class A-3 Certificateholders from the Group II Available Amount an amount equal to the Class A-3 Interest Distribution Amount and to the Class A-4 Certificateholders from the Group II Available Amount an amount equal to the Class A-4 Interest Distribution Amount;

            (iv) from the Group I Available Amount to the Class A-1 Certificateholders an amount equal to the Class A-1 Principal Distribution Amount until the Class A-1 Principal Balance has been reduced to zero and from the Group II Available Amount to the Class A-2 Certificateholders an amount equal to the Group II Principal Distribution Amount until the Class A-2 Principal Balance has been reduced to zero and from the Group II Available Amount after the Class A-2 Principal Balance has been reduced to zero to the Class A-3 Certificateholders an amount equal to the Group II Principal Distribution Amount until the Class A-3 Principal Balance has been reduced to zero, and from the Group II Available Amount after the Class A-3 Principal Balance has been reduced to zero to the Class A-4 Certificateholders an amount equal to the Group II Principal Distribution Amount until the Class A-4 Principal Balance has been reduced to zero;

            (v) to the Certificate Insurer the lesser of (x) the excess of (i) the amount in the Certificate Account (excluding Insured Payments) over
      (ii) the amount of Insured Payments for such Remittance Date and (y) the outstanding Reimbursement Amount, if any, as of such Remittance Date;

            (vi) to the Reserve Account, an amount equal to the lesser of (x) any amount then remaining in the Certificate Account after the applications described in clauses (i) through (v) above (the "Available Funds Excess") and (y) the amount necessary to bring the amount on deposit in the Reserve Account together with the amount available to be drawn under any Eligible Letter of Credit to the Required Reserve Account Level; and

            (vii) to the Holders of the Class R Certificates, the amount remaining in the Certificate Account on such Remittance Date, if any.

            (b) With respect to the Additional Certificate Account, on each Remittance Date, the Trustee shall make the following disbursements and transfers in the following order of priority, in accordance with the information received pursuant to the first paragraph of this Section 6.5 and each such


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disbursement or transfer shall be treated as having occurred only after all preceding disbursements and transfers have occurred:

            (i) to the Servicer, any amounts representing interest earned on or investment income earned with respect to funds on deposit in the Additional Certificate Account; and

            (ii) to or upon the direction of the Holder(s) of the Additional Certificate(s) and the Additional Certificate(s), the corresponding Percentage Interest of each such certificate of the amount remaining on deposit on such Remittance Date in the Additional Certificate Account after each of the foregoing distributions have occurred.

Notwithstanding the foregoing, the aggregate amounts distributed on all Remittance Dates to the Holders of the Class A-1 Certificates, the Holders of the Class A-2 Certificates, the Holders of the Class A-3 Certificates, the Holders of the Class A-4 Certificates on account of principal shall not exceed the Original Class A-1 Principal Balance, Original Class A-2 Principal Balance, Original Class A-3 Principal Balance or Original Class A-4 Principal Balance, as applicable.

            Section 6.6 Investment of Accounts. (a) So long as no Event of Default shall have occurred and be continuing, and consistent with any requirements of the Code, all or a portion of any Account (other than the Reserve Account) held by the Trustee shall be invested and reinvested by the Trustee, as directed in writing by the Servicer, in one or more Permitted Investments bearing interest or sold at a discount and maturing not later than the second Business Day prior to the next Remittance Date. If an Event of Default shall have occurred and be continuing or if the Servicer does not provide investment directions, the Trustee shall invest all Accounts in Permitted Investments described in paragraph (d) of the definition of Permitted Investments and maturing not later than the second Business Day prior to the next Remittance Date. Notwithstanding anything to the contrary in this Section 6.6(a), all amounts received under the Certificate Insurance Policies shall remain uninvested.

            (b) If any amounts are needed for disbursement from any Account (other than the Reserve Account) held by the Trustee and sufficient uninvested funds are not available to make such disbursement, the Trustee shall cause to be sold or otherwise converted to cash a sufficient amount of the investments in such Account. The Trustee shall not be liable for any investment loss or other charge resulting therefrom unless the Trustee's failure to perform in accordance with this Section 6.6 is the cause of such loss or charge or the Trustee is the obligor of the related investment.

            (c) Subject to Section 9.1 hereof, the Trustee shall not in any way be held liable by reason of any insufficiency in


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any Account held by the Trustee resulting from any investment loss on any
Permitted Investment included therein (except as provided in subsection (b) of this Section 6.6).

            (d) So long as no Event of Default shall have occurred and be continuing, all net income and gain realized from investment of, and all earnings on, funds deposited in any Account (excluding the Reserve Account) shall be for the benefit of the Servicer as servicing compensation (in addition to the Servicing Fee). The Servicer shall deposit in the related Account the amount of any loss incurred in respect of any Permitted Investment held therein which is in excess of the income and gain thereon immediately upon realization of such loss, without any right to reimbursement therefor from its own funds.

            Section 6.7 Reports by Trustee. (a) On each Remittance Date the Trustee shall, provide a report delivered to it by the Servicer on the Determination Date, as described in Section 6.5 hereof, to each Holder, to the Certificate Insurer, to the Underwriter, to the Depositor, to the Servicer, to S&P and to Moody's (the "Trustee Remittance Report"). Such report shall set forth the following information:

            (i) the amount of the distributions made on such Remittance Date with respect to the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class R Certificates, and the Additional Certificates, including whether such distributions were made to the holder of the corresponding certificate, or to an account held by the Trust for the benefit of such corresponding certificate;

            (ii) the amount of such distributions allocable to principal, separately identifying the aggregate amount of any Principal Prepayments or other unscheduled recoveries of principal included therein;

            (iii) the amount of such distributions allocable to interest and the calculation thereof;

            (iv) the amount of any Net Liquidation Proceeds included in such distributions and the calculation thereof:

            (v) the principal amount of the Class A-1 Certificates (based on a Certificate in an original principal amount of $1,000), the principal amount of the Class A-2 Certificates (based on a Certificate in an original principal amount of $1,000), the principal amount of the Class A-3 Certificates (based on a Certificate in an original principal amount of $1,000) then outstanding, the principal amount of the Class A-4 Certificates (based on a Certificate in an original principal amount of $1,000) then outstanding, and the outstanding amount of the Trust


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      Balances (stated separately for HELs and HELOCs) and the Additional
      Balances, in each case after giving effect to any principal payments made on such Remittance Date:

            (vi) the amount of any Insured Payment included in the amounts distributed to the related Class of Class A Certificateholders on such Remittance Date;

            (vii) the amount of any Available Funds Excess and any Deficiency Amount with respect to the Class A-1 Certificates and any Deficiency Amount with respect to the Group II Certificates on such Remittance Date:

            (viii) the amount of any Class A-1 Credit Enhancement Distribution Amount or Group II Credit Enhancement Distribution Amount withdrawn from the Reserve Account on such Remittance Date;

            (ix) the amount then on deposit in the Reserve Account together with the current Required Reserve Account Level (indicating the calculation for each in such report), the amount then on deposit in the Pre-Funding Account, the amount then on deposit in the Capitalized Interest Account and the amount available to be drawn under all Eligible Letters of Credit on such Remittance Date;

            (x) the total of any Substitution Adjustments and any Loan Repurchase Price amounts included in each such distribution; and

            (xi) the amounts, if any, of any related Liquidation Loan Losses for the related Due Period.

            Items (i), (ii) and (iii) above shall, with respect to the Class A Certificates, be presented on the basis of a Certificate having a $1,000 denomination. In addition, by January 31 of each calendar year following any year during which the Certificates are outstanding, the Trustee shall furnish a report to each Holder of record if so requested in writing at any time during each calendar year as to the aggregate of amounts reported pursuant to (i), (ii) and (iii) with respect to the Certificates for such calendar year.

            (b) All distributions made to the Certificateholders according to Class or type of Certificate on each Remittance Date will be made on a pro rata basis among the Certificateholders as of the next preceding Record Date based on the proportional beneficial ownership interest in the 1997-2 REMIC as are represented by their respective Certificates, and shall be made by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if, in the case of a Class A Certificateholder, such Certificateholder shall own of record Certificates of the same Class which have denominations


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aggregating at least $5,000,000 appearing in the Certificate Register and shall have provided complete wiring instructions at least five Business Days prior to the Record Date, and otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register.

            (c) In addition, on each Remittance Date the Trustee will distribute to each Holder, to the Certificate Insurer, to the Underwriter, to the Depositor, to S&P and to Moody's, together with the information described in subsection (a) preceding, the following information with respect to the Mortgage Loans as of the close of business on the last Business Day of the prior calendar month (except as otherwise provided in clause (v) below), which is hereby required to be prepared by the Servicer and furnished to the Trustee for such purpose on or prior to the related Servicer Remittance Date:

            (i) the total number of HELOCs and HELs and the aggregate Trust Balances and Additional Balances, if any, thereof, together with the number, aggregate principal balances of such HELOCs and HELs and the percentage (based on the aggregate Trust Balances of the Mortgage Loans) of the aggregate Trust Balances of such Mortgage Loans to the aggregate Trust Balance of all Mortgage Loans in the related Group (A) 30-59 days Delinquent, (B) 60-89 days Delinquent and (C) 90 or more days Delinquent;

            (ii) the number, aggregate Trust Balances of all HELOCs and HELs and percentage (based on the aggregate Trust Balances of the HELOCs or HELs) of the aggregate Trust Balances of such Mortgage Loans to the aggregate Trust Balance of all Mortgage Loans in the related Group in foreclosure proceedings and the number, aggregate Trust Balances of all HELOCs and HELs and percentage (based on the aggregate Trust Balances of the Mortgage Loans) of any such HELOCs and HELs also included in any of the statistics described in the foregoing clause (i);

            (iii) the number, aggregate Trust Balances of all HELOCs and HELs and percentage (based on the aggregate Trust Balances of the HELOCs and HELs) of the aggregate Trust Balances of such Mortgage Loans to the aggregate Trust Balance of all Mortgage Loans in the related Group relating to Mortgagors in bankruptcy proceedings and the number, aggregate Trust Balances of all HELOCs and HELs and percentage (based on the aggregate Trust Balances of the HELOCs and HELs) of any such Mortgage Loans are also included in any of the statistics described in the foregoing clause (i);

            (iv) the number, aggregate Trust Balances of all HELOCs and HELs and percentage (based on the aggregate Trust Balances of the HELOCs and HELs) of the aggregate Trust


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

      Balances of such Mortgage Loans to the aggregate Trust Balance of all Mortgage Loans in the related Group relating to REO Mortgage Loans and the number, aggregate Trust Balances of all HELOCs and HELs and percentage (based on the aggregate Trust Balances of the HELOCs and HELs) of any such Mortgage Loans that are also included in any of the statistics described in the foregoing clause (i);

            (v) the weighted average of (i) the Mortgage Interest Rate for the HELOCs and for the HELs and (ii) the Net Mortgage Interest Rate for the HELOCs and for the HELs on the Due Date occurring in the Due Period related to such Remittance Date;

            (vi) the weighted average remaining term to stated maturity of (a) all HELOCs and (b) all HELs; and

            (vii) the book value of any REO Property.

            Section 6.8 Additional Reports by Trustee and by Servicer. (a) The Trustee shall report to the Depositor, the Servicer and the Certificate Insurer with respect to the amount then held in each Account (including investment earnings accrued or scheduled to accrue) held by the Trustee and the identity of the investments included therein, as the Depositor, the Servicer or the Certificate Insurer may from time to time request in writing.

            (b) From time to time, at the request of the Certificate Insurer, the Trustee shall report to the Certificate Insurer with respect to its actual knowledge, without independent investigation, of any breach of any of the representations or warranties relating to individual Mortgage Loans set forth in the Purchase and Sale Agreement, the Mortgage Loan Sale Agreement or in Section
3.1 or 3.2 hereof.

            Section 6.9 Compensating Interest. Not later than the close of business on the third Business Day prior to the Remittance Date, the Servicer shall remit to the Trustee (without right or reimbursement therefor) for deposit into the Certificate Account an amount equal to the lesser of (a) the aggregate of the Prepayment Interest Shortfalls for the related Remittance Date resulting from Principal Prepayments during the related Due Period and (b) its aggregate Servicing Fees received in the related Due Period (the "Compensating Interest").

            Section 6.10 Effect of Payments by the Certificate Insurer; Subrogation. Anything herein to the contrary notwithstanding, any payment with respect to principal of or interest on the Certificates which is made with moneys received pursuant to the terms of the Certificate Insurance Policies shall not be considered payment of the Certificates from the Trust. The Depositor, the Servicer and the Trustee acknowledge, and each Holder by its acceptance of a Certificate agrees, that without the need for any further action on the part of the Certificate


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Insurer, the Depositor, the Servicer, the Trustee or the Certificate Registrar
(i) to the extent the Certificate Insurer makes payments, directly or indirectly, on account of principal of or interest on the Certificates to the Holders of such Certificates, the Certificate Insurer will be fully subrogated to, and each Certificateholder, the Servicer and the Trustee hereby delegate and assign to the Certificate Insurer, to the fullest extent permitted by law, the rights of such Holders to receive such principal and interest from the Trust Fund, including, without limitation, any amounts due to the Certificateholders in respect of securities law violations arising from the offer and sale of the Certificates, and (ii) the Certificate Insurer shall be paid such amounts but only from the sources and in the manner provided herein for the payment of such amounts. The Trustee and the Servicer shall cooperate in all respects with any reasonable request by the Certificate Insurer for action to preserve or enforce the Certificate Insurer's rights or interests under this Agreement without limiting the rights or affecting the interests of the Holders as otherwise set forth herein.

            Section 6.11 Pre-Funding Account.

            (a) Funds deposited in the Pre-Funding Account shall be held in trust by the Trustee for the Certificateholders and the Certificate Insurer for the uses and purposes set forth herein. All income and gain realized from investment of funds deposited in the Pre-Funding Account shall be transferred to the Certificate Account on the Business Day immediately preceding each Remittance Date. The Servicer shall deposit in the Pre-Funding Account the amount of any net loss incurred in respect of any Permitted Investment immediately upon realization of such loss, without any right of reimbursement.

            (b) Amounts on deposit in the Pre-Funding Account shall be withdrawn by the Trustee as follows:

            (i) On any Subsequent Transfer Date, the Trustee, upon written direction of the Depositor, shall release and apply amounts from the Pre-Funding Account in accordance with Section 2.10(a) hereof upon satisfaction of the conditions set forth in Sections 2.3 and 2.10 hereof; and

            (ii) On the Final Subsequent Transfer Date, the Trustee shall deposit into the Certificate Account all amounts remaining in the Pre-Funding Account.

            Section 6.12 Capitalized Interest Account.

            (a) Funds deposited in the Capitalized Interest Account shall be held in trust by the Trustee for the Certificateholders and the Certificate Insurer for the uses and purposes set forth herein. The Servicer shall deposit in the


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Capitalized Interest Account the amount of any net loss incurred in respect of
Permitted Investments immediately upon realization of such loss, without any right of reimbursement.

            (b) On each of the first three Remittance Dates, to the extent funds in the Certificate Account are insufficient to pay the amounts required by Sections 6.5(a)(i) - (vi), the Trustee shall withdraw from the Capitalized Interest Account (or make a drawing on the Letter of Credit) and deposit in the Certificate Account the related Capitalized Interest Deposit Amount.

            (c) On the Remittance Date following the Final Subsequent Transfer Date, any amount remaining on deposit in the Capitalized Interest Account after distributions pursuant to clause (b) above shall be withdrawn by the Trustee and paid to the Depositor.

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                                  ARTICLE VII

                                     Default

            Section 7.1 Events of Default. (a) In case one or more of the following Events of Default by the Servicer shall occur and be continuing, that is to say:

            (i) any failure by the Servicer to remit to the Trustee any payment required to be made by the Servicer under the terms of this Agreement or to deliver the report required by Section 6.5 of this Agreement;

            (ii) the failure by the Servicer to make any required Servicing Advance or Periodic Advance;

            (iii) any failure on the part of the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer contained in this Agreement, or the breach of any representation and warranty made pursuant to Section 3.1 to be true and correct which continues unremedied for a period of 30 days after the date on which written notice of such failure or breach, requiring the same to be remedied, shall have been given to the Servicer, as the case may be, by the Depositor or the Trustee or to the Servicer and the Trustee by any Certificateholder or the Certificate Insurer;

            (iv) a decree or order of a court or agency or supervisory authority having jurisdiction in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of 60 days;

            (v) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of the Servicer's property;

            (vi) the Servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;


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

            (vii) as of any Remittance Date prior to the 60th Remittance Date, Total Expected Losses exceed 6.75% of the aggregate Principal Balance of the Mortgage Loans;

            (viii) as of any Remittance Date following the 60th Remittance Date but prior to the 120th Remittance Date, Total Expected Losses exceed 10.125% of the aggregate Principal Balance of the Mortgage Loans;

            (b) then, and in each and every such case, so long as an Event of Default shall not have been remedied with respect to (i) - (ix) above, the Trustee shall, but only at the direction of the Certificate Insurer or the Majority Certificateholders with the consent of the Certificate Insurer, by notice in writing to the Servicer and a Responsible Officer of the Trustee, (x) remove the Servicer, and in the case of any removal at the direction of the Majority Certificateholders, and in addition to whatever rights such Certificateholders may have at law or equity to damages, including injunctive relief and specific performance, (y) terminate all the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, as servicer; and (z) with respect to clauses (vii) through
(ix) above, the Trustee shall, but only at the direction of the Certificate Insurer, after notice in writing to the Servicer and a Responsible Officer of the Trustee, terminate all the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, as Servicer. Upon receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall, subject to Section 7.2, pass to and be vested in the Trustee or its designee approved by the Certificate Insurer and the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, at the expense of the Servicer, any and all documents and other instruments and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including, but not limited to, the transfer and endorsement or assignment of the Mortgage Loans and related documents. The Servicer agrees to cooperate (and pay any related costs and expenses) with the Trustee in effecting the termination of the Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Trustee or its designee for administration by it of all amounts which shall at the time be credited by the Servicer to the Collection Account or thereafter received with respect to the Mortgage Loans. The Trustee shall promptly notify the Certificate Insurer, Moody's and S&P upon receiving notice of, or its discovery of, the occurrence of an Event of Default.

            Section 7.2 Trustee to Act; Appointment of Successor. (a) On and after the time the Servicer receives a notice of termination pursuant to Section 7.1, or the Trustee and the


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Certificate Insurer receive the resignation of the Servicer evidenced by an
Opinion of Counsel pursuant to Section 5.23, or the Servicer is removed as Servicer pursuant to Article VII, in which event the Trustee shall promptly notify the Certificate Insurer and Moody's and S&P, except as otherwise provided in Section 7.1, the Trustee shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof arising on or after the date of succession; provided, however, that the Trustee shall not be liable for any actions or the representations and warranties of any servicer prior to it and including, without limitation, the obligations of the Servicer set forth in Sections 2.4 and 3.3. The Trustee, as Successor Servicer, or any other successor servicer shall be obligated to pay Compensating Interest pursuant to Section 6.9 hereof; the Trustee, as Successor Servicer is obligated to make advances pursuant to
Section 5.20 unless, and only to the extent the Trustee, as Successor Servicer determines reasonably and in good faith that such advances would not be recoverable pursuant to Sections 5.4(b), 5.4(g) or 5.4(j), such determination to be evidenced by a certification of a Responsible Officer of the Trustee, as Successor Servicer delivered to the Certificate Insurer.

            (b) Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act or if the Majority Certificateholders with the consent of the Certificate Insurer or the Certificate Insurer so requests in writing to the Trustee, appoint, pursuant to the provisions set forth in paragraph (c) below, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution acceptable to the Certificate Insurer that has a net worth of not less than $15,000,000 as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder.

            (c) In the event the Trustee is the Successor Servicer, it shall be entitled to the Servicing Compensation (including the Servicing Fee as adjusted pursuant to the definition thereof) and other funds pursuant to Section 5.14 hereof as the Servicer if the Servicer had continued to act as servicer hereunder. In the event the Trustee is unable or unwilling to act as successor servicer, the Trustee shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth above. Such public announcement shall specify that the successor servicer shall be entitled to the full amount of the aggregate Servicing Fees hereunder as servicing compensation, together with the other Servicing Compensation. Within thirty days after any such public announcement, the Trustee shall negotiate and effect the sale,


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transfer and assignment of the servicing rights and responsibilities hereunder to the qualifying party submitting the highest qualifying bid. The Trustee shall deduct from any sum received by the Trustee from the successor to the Servicer in respect of such sale, transfer and assignment all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities hereunder and the amount of any unreimbursed Servicing Advances and Periodic Advances owed to the Trustee. After such deductions, the remainder of such sum shall be paid by the Trustee to the Servicer at the time of such sale, transfer and assignment to the Servicer's successor.

            (d) The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Servicer agrees to cooperate with the Trustee and any successor servicer in effecting the termination of the Servicer's servicing responsibilities and rights hereunder and shall promptly provide the Trustee or such successor servicer, as applicable, at the Servicer's cost and expense, all documents and records reasonably requested by it to enable it to assume the Servicer's functions hereunder and shall promptly also transfer to the Trustee or such successor servicer, as applicable, all amounts that then have been or should have been deposited in the Collection Account by the Servicer or that are thereafter received with respect to the Mortgage Loans. Any collections received by the Servicer after such removal or resignation shall be endorsed by it to the Trustee and remitted directly to the Trustee or, at the direction of the Trustee, to the successor servicer. Neither the Trustee nor any other successor servicer shall be held liable by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Servicer hereunder. No appointment of a successor to the Servicer hereunder shall be effective until the Trustee and the Certificate Insurer shall have consented thereto, and written notice of such proposed appointment shall have been provided by the Trustee to the Certificate Insurer and to each Certificateholder. The Trustee shall not resign as servicer until a successor servicer reasonably acceptable to the Certificate Insurer has been appointed.

            (e) Pending appointment of a successor to the Servicer hereunder, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Servicer pursuant to Section 5.14, together with other Servicing Compensation. The Servicer, the Trustee and such successor shall


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take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

            Section 7.3 Waiver of Defaults. The Certificate Insurer or the Majority Certificateholders may, on behalf of all Certificateholders, and subject to the consent of the Certificate Insurer, waive any events permitting removal of the Servicer as servicer pursuant to this Article VII; provided, however, that the Majority Certificateholders may not waive a default in making a required distribution on a Certificate without the consent of the holder of such Certificate. Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived. Notice of any such waiver shall be given by the Trustee to S&P and Moody's.

            Section 7.4 Mortgage Loans, Trust Fund and Accounts Held for Benefit of the Certificate Insurer. (a) The Trustee shall hold the Trust Fund and the Mortgage Files for the benefit of the Certificateholders and the Certificate Insurer and all references in this Agreement and in the Certificates to the benefit of Holders of the Certificates shall be deemed to include the Certificate Insurer. The Trustee shall cooperate in all reasonable respects with any reasonable request by the Certificate Insurer for action to preserve or enforce the Certificate Insurer's rights or interests under this Agreement and the Certificates unless, as stated in an Opinion of Counsel addressed to the Trustee and the Certificate Insurer, such action is adverse to the interests of the Certificateholders or diminishes the rights of the Certificateholders or imposes additional burdens or restrictions on the Certificateholders.

            (b) The Servicer hereby acknowledges and agrees that it shall service the Mortgage Loans for the benefit of the Certificateholders and for the benefit of the Certificate Insurer, and all references in this Agreement to the benefit of or actions on behalf of the Certificateholders shall be deemed to include the Certificate Insurer.

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                                  ARTICLE VIII

                                   Termination

            Section 8.1 Termination. (a) This Agreement shall terminate upon notice to the Trustee of either: (i) the later of the distribution to Certificateholders of the final payment or collection with respect to the last Mortgage Loan (or Periodic Advances of same by the Servicer), or the disposition of all funds with respect to the last Mortgage Loan and the remittance of all funds due hereunder and the payment of all amounts due and payable to the Certificate Insurer and the Trustee or (ii) mutual consent of the Servicer, the Certificate Insurer and all Certificateholders in writing; provided, however, that in no event shall the Trust established by this Agreement terminate later than twenty-one years after the death of the last survivor of the descendants of John D. Rockefeller, alive as of the date hereof.

            (b) In addition, the Servicer may, at its option and at its sole cost and expense (or, if the Servicer does not exercise this option, the Certificate Insurer may, at its sole cost and expense), repurchase all of the HELOCs in Group I or all of the HELs in Group II on any date on which the Class A-1 Principal Balance with respect to the HELOCs or the sum of the Class A-2 Principal Balance, the Class A-3 Principal Balance, the Class A-4 Principal Balance with respect to the HELs is less than 10% of the Original Class A-1 Principal Balance with respect to the HELOCs or the sum of the Original Class A-2 Principal Balance, the Original Class A-3 Principal Balance and the Original Class A-4 Principal Balance with respect to the HELs, on the next succeeding Remittance Date, at a price equal to the sum of (i) the greater of (A) 100% of the Trust Balance of each outstanding Mortgage Loan and each REO Mortgage Loan, and (B) the fair market value (disregarding accrued interest) of the Mortgage Loans and REO Properties in the related Group, determined as the average of three written bids (copies of which shall be delivered to the Trustee and the Certificate Insurer by the Servicer and the reasonable cost of which may be deducted from the final purchase price) made by nationally recognized dealers and based on a valuation process which would be used to value comparable mortgage loans and REO property, plus (ii) the aggregate amount of accrued and unpaid interest on the Mortgage Loans in the related Group through the related Due Period and 30 days' interest thereon at a rate equal to the weighted average of the Mortgage Interest Rates for the Mortgage Loans in the related Group, in each case net of the Servicing Fee, plus (iii) any unreimbursed amounts due to the Certificate Insurer under this Agreement or the Certificate Insurer Agreement (the "Termination Price"). Any such purchase shall be accomplished by deposit into the Certificate Account for the related Group of the Termination Price. No such termination is permitted without the prior written consent of the Certificate Insurer (i) if it would result in a draw on the related Certificate Insurance Policy, or (ii)


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unless the Servicer shall have delivered to the Certificate Insurer an Opinion of Counsel reasonably satisfactory to the Certificate Insurer stating that no amounts paid hereunder are subject to recapture as preferential transfers under the United States Bankruptcy Code, 11 U.S.C. ss.ss. 101 et seq., as amended.

            (c) If on any Remittance Date, the Servicer determines that there are no outstanding Mortgage Loans and no other funds or assets in the Trust Fund other than funds in the Certificate Account, the Servicer shall send a final distribution notice promptly to each such Certificateholder in accordance with paragraph (d) below.

            (d) Notice of any termination, specifying the Remittance Date upon which any Group, the Trust Fund or the 1997-2 REMIC will terminate and the related Certificateholders shall surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Servicer by letter to each of the related Certificateholders identified to the Servicer by the Trustee as the Certificateholders of record as of the most recent Record Date, and shall be mailed during the month of such final distribution before the Servicer Remittance Date in such month, specifying (i) the Remittance Date upon which final payment of such Certificates will be made upon presentation and surrender of Certificates at the office of the Trustee therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Remittance Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Trustee therein specified. The Servicer shall give such notice to the Trustee therein specified. The Servicer shall give such notice to the Trustee at the time such notice is given to Certificateholders. The obligations of the Certificate Insurer hereunder shall terminate upon the deposit by the Servicer with the Trustee of a sum sufficient to purchase all of the Mortgage Loans and REO Properties as set forth above and when the Class A-1 Principal Balance, Class A-2 Principal Balance, Class A-3 Principal Balance and Class A-4 Principal Balance has been reduced to zero.

            (e) In the event that all of the Certificateholders shall not surrender their Certificates for cancellation within six months after the time specified in the above-mentioned written notice, the Servicer shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice, all of the affected Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates and the cost thereof shall be paid out of the funds and other assets which remain subject hereto. If within nine months after the second notice all the affected Certificates


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

shall not have been surrendered for cancellation, the Class R Certificateholders shall be entitled to all unclaimed funds and other assets which remain subject hereto and the Trustee upon transfer of such funds shall be discharged of any responsibility for such funds and the Certificateholders shall look only to the Class R Certificateholders for payment. Such funds shall remain uninvested.

            Section 8.2 Additional Termination Requirements. (a) In the event that the Servicer exercises its purchase option as provided in Section 8.1, the 1997-2 REMIC shall be terminated in accordance with the following additional requirements, unless the Trustee has been furnished with an Opinion of Counsel to the effect that the failure of the 1997-2 REMIC (or of any other REMIC of the Trust Fund) to comply with the requirements of this Section 8.3 will not (i) result in the imposition of taxes on "prohibited transactions" of such REMIC as defined in Section 860F of the Code or (ii) cause such REMIC to fail to qualify as a REMIC at any time that any Class A Certificates are outstanding:

            (i) Within 90 days prior to the final Remittance Date the Servicer shall adopt and the Trustee shall sign, a plan of complete liquidation of the 1997-2 REMIC (or the applicable REMIC of the Trust Fund) meeting the requirements of a "Qualified Liquidation" under Section 860F of the Code and any regulations thereunder;

            (ii) At or after the time of adoption of such a plan of complete liquidation, which plan shall include a description of the method for such liquidation and the price to be conveyed for all of the assets of the 1997-2 REMIC at the time of such liquidation, and at or prior to the final Remittance Date, the Trustee shall sell all of the assets of the 1997-2 REMIC (or the applicable REMIC of the Trust Fund) to the Servicer for cash; and

            (iii) At the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited (A) to the Class A Certificateholders the related Class A Principal Balance, plus one month's interest thereon at the related Class A Pass-Through Rate, and (B) to the Class R Certificateholders, all of such REMIC's cash on hand after such payment to the Class A Certificateholders (other than cash retained to meet claims) and the 1997-2 REMIC shall terminate at such time.

            (b) By their acceptance of the Certificates, the Holders thereof hereby agree to appoint the Servicer as their attorney in fact to: (i) adopt such a plan of complete liquidation (and the Certificateholders hereby appoint the Trustee as their attorney in fact to sign such plan) as appropriate or upon the written request of the Certificate Insurer and (ii) to take such other action in connection


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therewith as may be reasonably required to carry out such plan of complete liquidation all in accordance with the terms hereof.

            Section 8.3 Accounting Upon Termination of Servicer. Upon termination of the Servicer, the Servicer shall, at its expense:

            (a) deliver to its successor or, if none shall yet have been appointed, to the Trustee, the funds in any Account;

            (b) deliver to its successor or, if none shall yet have been appointed, to the Trustee all Mortgage Files and related documents and statements held by it hereunder and a Mortgage Loan portfolio computer tape;

            (c) deliver to its successor or, if none shall yet have been appointed, to the Trustee and, upon request, to the Certificateholders a full accounting of all funds, including a statement showing the Monthly Payments collected by it and a statement of monies held in trust by it for the payments or charges with respect to the Mortgage Loans; and

            (d) execute and deliver such instruments and perform all acts reasonably requested in order to effect the orderly and efficient transfer of servicing of the Mortgage Loans to its successor and to more fully and definitively vest in such successor all rights, powers, duties, responsibilities, obligations and liabilities of the "Servicer" under this Agreement.

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                                   ARTICLE IX

                                   The Trustee

            Section 9.1 Duties of Trustee. (a) The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default has occurred and has not been cured or waived, the Trustee shall exercise such of the rights and power vested in it by this Agreement, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

            (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform on their face to the requirements of this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Servicer or the Seller hereunder. If any such instrument is found not to conform on its face to the requirements of this Agreement, the Trustee shall take action as it deems appropriate to have the instrument corrected and, if the instrument is not corrected to the Trustee's satisfaction, the Trustee will, at the expense of the Servicer notify the Certificate Insurer and request written instructions as to the action it deems appropriate to have the instrument corrected, and if the instrument is not so corrected, the Trustee will provide notice thereof to the Certificate Insurer who shall then direct the Trustee as to the action, if any, to be taken.

            (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

            (i) Prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or


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      opinions furnished to the Trustee and conforming to the requirements of this Agreement;

            (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or other officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

            (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Certificate Insurer or with the consent of the Certificate Insurer, any Class of the Class A Certificateholders holding Class A Certificates evidencing Percentage Interests of such Class of at least 25%, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement;

            (iv) The Trustee shall not be required to take notice or be deemed to have notice or knowledge of any default or Event of Default (except an Event of Default with respect to the nonpayment of any amount described in
      Section 7.1(a)), unless a Responsible Officer of the Trustee shall have received written notice thereof. In the absence of receipt of such notice, the Trustee may conclusively assume that there is no default or Event of Default (except a failure to make a Periodic Advance);

            (v) The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability for the performance of any of its duties hereunder or the exercise of any of its rights or powers if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties powers and privileges of, the Servicer in accordance with the terms of this Agreement; and

            (vi) Subject to the other provisions of this Agreement and without limiting the generality of this Section, the Trustee shall have no duty
      (A) to see to any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing


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      of any thereof, (B) to see to any insurance, (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust, the Trust Fund, the Certificateholders or the Mortgage Loans, (D) to confirm or verify the contents of any reports or certificates of the Servicer delivered to the Trustee pursuant to this Agreement believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties.

            (d) It is intended that the 1997-2 REMIC formed hereunder shall constitute, and that the affairs of the 1997-2 REMIC shall be conducted so as to qualify it as, a REMIC as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Trustee covenants and agrees that it shall act as agent (and the Trustee is hereby appointed to act as agent) and as Tax Matters Person on behalf of the 1997-2 REMIC, and that in such capacities it shall:

            (i) prepare, sign and file, or cause to be prepared and filed, in a timely manner, a U.S. Real Estate Mortgage Investment Conduit Income Tax Return (Form 1066) and any other Tax Return required to be filed by the 1997-2 REMIC, using a calendar year as the taxable year for the 1997-2 REMIC;

            (ii) make, or cause to be made, an election, on behalf of the 1997-2 REMIC, to be treated as a REMIC on the federal tax return of the 1997-2 REMIC for its first taxable year;

            (iii) prepare and forward, or cause to be prepared and forwarded, to the Trustee, the Certificateholders and to the Internal Revenue Service and any other relevant governmental taxing authority all information returns or reports as and when required to be provided to them in accordance with the REMIC Provisions;

            (iv) to the extent that the affairs of the 1997-2 REMIC are within its control, conduct such affairs of the 1997-2 REMIC at all times that any Certificates are outstanding so as to maintain the status of the 1997-2 REMIC as a REMIC under the REMIC Provisions and any other applicable federal, state and local laws, including, without limitation, information reports relating to "original issue discount, as defined in the Code, based upon the Prepayment Assumption and calculated by using the issue price of the Certificates:

            (v) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of the 1997-2 REMIC:


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            (vi) pay the amount of any and all federal, state, and local taxes imposed on the Trust Fund, prohibited transaction taxes as defined in
      Section 860F of the Code, other than any amount due as a result of a transfer or attempted or purported transfer in violation of Section 4.2, imposed on the Trust Fund when and as the same shall be due and payable (but such obligation shall not prevent the Trustee or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Trustee from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The Trustee shall be entitled to reimbursement in accordance with Sections 9.1(c) and
      9.5 hereof

            (vii) ensure that any such returns or reports filed on behalf of the Trust Fund by the Trustee are properly executed by the appropriate person and submitted in a timely manner;

            (viii) represent the Trust Fund in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of the Trust Fund, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any item of the Trust Fund and otherwise act on behalf of the Trust Fund in relation to any tax matter involving the Trust Fund;

            (ix) as provided in Section 5.18 hereof, make available information necessary for the computation of any tax imposed (1) on transferrers of residual interests to transferees that are not Permitted Transferees or
      (2) on pass-through entities, any interest in which is held by an entity which is not a Permitted Transferee. The Trustee covenants and agrees that it will cooperate with the Servicer in the foregoing matters and that it will sign, as Trustee, any and all Tax Returns required to be filed by the Trust Fund. Notwithstanding the foregoing, at such time as the Trustee becomes the successor Servicer, the holder of the largest percentage of the Class R Certificates shall serve as Tax Matters Person until such time as an entity is appointed to succeed the Trustee as Servicer:

            (x) make available to the Internal Revenue Service and those Persons specified by the REMIC Provisions all information necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Class R Certificate to any Person who is not a Permitted Transferee, including the information described in Treasury regulations sections 1.860D-1(b)(5) and 1.860E-2(a)(5)with respect to the "excess inclusions" of such Class R Certificate and (B) as a result of any regulated investment company, real estate investment trust, common trust fund,


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      partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Class R Certificate having as among its record holders at any time any Person that is not a Permitted Transferee. Reasonable compensation for providing such information may be accepted by the Trustee;

            (xi) pay out of its own funds, without any right of reimbursement from the assets of the Trust Fund, any and all tax related expenses of the Trust Fund (including, but not limited to, tax return preparation and filing expenses and any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to the Trust Fund that involve the Internal Revenue Service or state tax authorities), other than the expense of obtaining any Opinion of Counsel required pursuant to Sections 3.3, 5.10 and 8.2 and other than taxes except as specified herein;

            (xii) upon filing with the Internal Revenue Service, the Trustee shall furnish to the Holders of the Class R Certificates the Form 1066 and each Form 1066Q and shall respond promptly to written requests made not more frequently than quarterly by any Holder of Class R Certificates with respect to the following matters:

                  (1) the original projected principal and interest cash flows on the Closing Date on the regular and residual interests created hereunder and on the Mortgage Loans, based on the Prepayment Assumption;

                  (2) the projected remaining principal and interest cash flows as of the end of any calendar quarter with respect to the regular and residual interests created hereunder and the Mortgage Loans, based on the Prepayment Assumption;

                  (3) the Prepayment Assumption and any interest rate
            assumptions used in determining the projected principal and interest cash flows described above;

                  (4) the original issue discount (or, in the case of the
            Mortgage Loans, market discount) or premium accrued or amortized through the end of such calendar quarter with respect to the regular or residual interests created hereunder and with respect to the Mortgage Loans, together with each constant yield to maturity used in computing the same;

                  (5) the treatment of losses realized with respect to the
            Mortgage Loans or the regular interests created hereunder, including the timing and amount of any cancellation of indebtedness income of the 1997-2 REMIC with respect to such regular interests or bad debt deductions claimed with respect to the Mortgage Loans;


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                  (6) the amount and timing of any non-interest expenses of the
            1997-2 REMIC: and

                  (7) any taxes (including penalties and interest) imposed on the 1997-2 REMIC, including, without limitation, taxes on "prohibited transactions," "contributions" or "net income from foreclosure property" or state or local income or franchise taxes; and

            (xiii) make any other required reports in respect of interest payments in respect of the Mortgage Loans and acquisitions and abandonments or Mortgaged Property to the Internal Revenue Service and/or the borrowers, as applicable.

            (e) In the event that any tax is imposed on "prohibited transactions" of the REMIC as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of the REMIC as defined in Section 860G(c) of the Code, on any contribution to the REMIC after the Startup Date pursuant to Section 860G(d) of the Code, or any other tax is imposed, such tax shall be paid by (i) the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Agreement, (ii) the Servicer, if such tax arises out of or results from a breach by the Servicer of any of its obligations under this Agreement, or otherwise (iii) the holders of the Class R Certificates in proportion to their undivided beneficial ownership interest in the related REMIC as are represented by such Class R Certificates. To the extent such tax is chargeable against the holders of the Class R Certificates, notwithstanding anything to the contrary contained herein, the Trustee is hereby authorized to retain from amounts otherwise distributable to the Holders of the Class R Certificates on any Remittance Date sufficient funds to reimburse the Trustee for the payment of such tax (to the extent that the Trustee has not been previously reimbursed or indemnified therefor).

            Section 9.2 Certain Matters Affecting the Trustee. (a) Except as otherwise provided in Section 9.1:

            (i) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, Opinion of Counsel, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (ii) the Trustee may consult with counsel and any Opinion of Counsel shall be full and complete


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      authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such opinion of counsel;

            (iii) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend by litigation hereunder or in relation hereto at the request, or direction of the Certificate Insurer or any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders or the Certificate Insurer, as applicable, shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs;

            (iv) the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (v) prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Certificate Insurer or Holders of any Class of Class A Certificates evidencing Percentage Interests aggregating not less than 25% of such class; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action. The reasonable expense of every such examination shall be paid by the Servicer or, if paid by the Trustee, shall be repaid by the Servicer upon demand from the Servicer's own funds;

            (vi) the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable


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      for other than its negligence or willful misconduct in the performance of such act;

            (vii) the Trustee shall not be required to give any bond or surety in respect of the execution of the Trust created hereby or the powers granted hereunder; and

            (viii) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

            (b) Following the Startup Date, the Trustee shall not knowingly accept any contribution of assets to the Trust Fund, unless the Trustee shall have received an Opinion of Counsel (at the expense of the Servicer) to the effect that the inclusion of such assets in the Trust Fund will not cause the 1997-2 REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject the 1997-2 REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances. The Trustee agrees to indemnify the Trust Fund and the Servicer for any taxes and costs, including any attorney's fees, imposed or incurred by the Trust Fund or the Servicer as a result of the breach of the Trustee's covenants set forth within this subsection (b).

            Section 9.3 Not Liable for Certificates or Mortgage Loans. The recitals contained herein (other than the certificate of authentication on the Certificates) shall be taken as the statements of the Seller or the Servicer, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of any Mortgage Loan or related document. The Trustee shall not be accountable for the use or application of any funds paid to the Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Servicer. The Trustee shall not be responsible for the legality or validity of the Agreement or the validity, priority, perfection or sufficiency of the security for the Certificates issued or intended to be issued hereunder.

            Section 9.4 Trustee May Own Certificates. The Trustee in its individual or any other capacity may become the owner or pledgor of Certificates with the same rights it would have if it were not Trustee, and may otherwise deal with the parties hereto.

            Section 9.5 Trustee's Fees and Expenses; Indemnity. (a) The Trustee acknowledges that in consideration of the performance of its duties hereunder it is entitled to receive the Trustee Fee in accordance with the provision of
Section 6.5(a). Additionally, the Trustee hereby covenants, for the benefit of the Depositor, that the Trustee has arranged separately with the Servicer for the payment to the Trustee of all of the Trustee's expenses in connection


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with this Agreement, including, without limitation, all of the Trustee's Fees and expenses in connection with any actions taken by the Trustee pursuant to
Section 9.12 hereof. For the avoidance of doubt, the parties hereto acknowledge that it is the intent of the parties that the Depositor shall not pay any of the Trustee's fees and expenses in connection with this transaction. The Trustee shall not be entitled to compensation for any expense, disbursement or advance as may arise from its negligence or bad faith, and the Trustee shall have no lien on the Trust Fund for the payment of its fees and expenses.

            (b) The Trust Fund, the Trustee and any director, officer, employee or agent of the Trustee shall be indemnified by the Servicer and held harmless against any loss, liability, claim, damage or expense arising out of, or imposed upon the Trust or the Trustee, other than any loss, liability or expense incurred by reason of (i) the acts of the Trustee not authorized or required pursuant to this Agreement or taken pursuant to written instructions received from the Servicer, the Certificate Insurer or the Majority Holders, or (ii) by reason of the Trustee's reckless disregard of obligations and duties hereunder. The obligation of the Servicer under this Section 9.5 arising prior to any resignation or termination of the Servicer hereunder shall survive termination of the Servicer and payment of the Certificates, and shall extend to any co-trustee appointed pursuant to this Article IX.

            Section 9.6 Eligibility Requirements for Trustee. The Trustee hereunder shall at all times be (a) a banking association organized and doing business under the laws of any state or the United States of America subject to supervision or examination by federal or state authority, (b) authorized under such laws to exercise corporate trust powers, including taking title to the Trust Fund assets on behalf of the Certificateholders (c) having a combined capital and surplus of at least $50,000,000, (d) whose long-term deposits, if any, shall be rated at least BBB by S&P and Baa3 by Moody's (except as provided herein) or such lower long-term deposit rating as may be approved in writing by the Certificate Insurer, and (e) reasonably acceptable to the Certificate Insurer as evidenced in writing. If such banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 9.7.

            Section 9.7 Resignation and Removal of the Trustee. (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Servicer, the Certificate Insurer and to all Certificateholders. Upon receiving such notice of resignation, the Servicer shall


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promptly appoint a successor trustee by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to the Depositor, the Certificateholders, the Certificate Insurer and the Seller by the Servicer. Unless a successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

            (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 9.6 and shall fail to resign after written request therefor by the Servicer or the Certificate Insurer, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Servicer or the Certificate Insurer may remove the Trustee and the Servicer shall, within 30 days after such removal, appoint, subject to the approval of the Certificate Insurer, which approval shall not be unreasonably delayed, a successor trustee by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Depositor, the Certificateholders, the Certificate Insurer and the Seller by the Servicer.

            (c) If the Trustee fails to perform in accordance with the terms of this Agreement, the Majority Certificateholders or the Certificate Insurer may remove the Trustee and appoint a successor trustee acceptable to the Certificate Insurer by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Servicer, one complete set to the Trustee so removed and one complete set to the successor Trustee so appointed.

            (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in
Section 9.8.

            (e) Upon any termination of, or appointment of any successor to the Trustee hereunder, the Trustee shall promptly transfer all of the Residual Interest (as defined under the Code) of the Trust to the successor Trustee.

            Section 9.8 Successor Trustee. Any successor trustee appointed as provided in Section 9.7 shall execute, acknowledge and deliver to the Depositor, the Certificate Insurer, the


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Seller, the Servicer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder, and the Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations. No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 9.6. Upon acceptance of appointment by a successor trustee as provided in this Section, the Servicer shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to Moody's and S&P. If the Servicer fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Servicer.

            Section 9.9 Merger or Consolidation of Trustee. Any Person into which the Trustee may be merged or converted or with which it may be consolidated or any corporation or national banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or national banking association succeeding to the business of the trustee, shall be the successor of the Trustee hereunder, provided such corporation or national banking association shall be eligible under the provisions of Section 9.6, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            Section 9.10 Appointment of Co-Trustee or Separate Trustee. (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 9.10, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable. If the Servicer shall not have joined in such


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appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 9.6 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 9.8 hereof.

            (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 9.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

            (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

            (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. The Trustee shall not be responsible for any action or inaction of any such separate trustee or co-trustee, provided that the Trustee appointed such separate trustee or co-trustee with due care. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

            Section 9.11 Tax Returns; Old Interest Reporting. The Servicer and the Depositor, as applicable, upon request, will promptly furnish the Trustee with all such information as may be reasonably required in connection with the Trustee's preparation of all Tax Returns of the Trust Fund or for the purpose of the Trustee responding to reasonable requests for information made by Certificateholders in connection with tax matters and, upon request within seven
(7) Business Days after its receipt thereof, the Servicer shall (a) sign on behalf of the Trust Fund any Tax Return that the Servicer is required to sign pursuant to applicable federal, state or local tax laws, and (b) cause such Tax Return to have been returned to the Trustee for filing and for distribution to Certificateholders if required.

            Section 9.12 Retirement of Certificates. The Trustee shall, upon the retirement of the Certificates pursuant hereto or otherwise, furnish to the Certificate Insurer a notice of such retirement, and, upon retirement of the Certificates and the expiration of the term of the Certificate Insurance Policy, shall surrender the Certificate Insurance Policy to the Certificate Insurer for cancellation.

                [Remainder of this page intentionally left blank]

                                   ARTICLE X

                            Miscellaneous Provisions

            Section 10.1 Limitation on Liability of the Depositor and the Servicer. Neither the Depositor nor the Servicer nor any of the directors, officers, employees or agents of the Depositor or the Servicer shall be under any liability to the Trust, the Certificateholders or the Certificate Insurer for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor or the Servicer or any such Person against any breach of warranties or representations made herein, or against any specific liability imposed on each such party pursuant to this Agreement or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties hereunder. The Depositor or the Servicer and any director, officer, employee or agent of the Depositor or the Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any appropriate Person respecting any matters arising hereunder.

            Section 10.2 Acts of Certificateholders; Certificateholders' Rights.
(a) Except as otherwise specifically provided herein, whenever Certificateholder action, consent or approval is required under this Agreement, such action, consent or approval shall be deemed to have been taken or given on behalf of, and shall be binding upon, all Certificateholders if the Majority Certificateholders or the Certificate Insurer agrees to take such action or give such consent or approval.

            (b) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heir to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            (c) No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof or thereof.

            (d) The rights of the Certificateholders of Series 1997-2 will be determined pursuant to this Agreement. The rights of the Holders of any certificates or other instruments which may be issued by the Trustee pursuant to
Section 4.2 of this Agreement shall be determined by a supplement with respect thereto. Such supplement may provide for any other agreements between the parties hereto as long as such agreements do not violate, as to any Certificate, certificates or other instruments, Section 10.3.

            Section 10.3 Amendment or Supplement. (a) This Agreement may be amended or supplemented from time to time by the Servicer, the Depositor and the Trustee by written agreement, upon the prior written consent of the Certificate Insurer (which consent shall not be withheld if, in the Opinion of Counsel addressed to the Trustee and the Certificate Insurer, failure to amend would adversely affect the interests of the Certificateholders and such consent would not adversely affect the interests of the Certificate Insurer), without notice to or consent of the Certificateholders to cure any ambiguity, to correct or supplement any provisions herein, to comply with any changes in the Code, or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, at the expense of the party requesting the change, delivered to the Trustee and the Certificate Insurer, adversely affect in any material respect the interests of any Certificateholder; and provided, further, that no such amendment shall reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or change the rights or obligations of any other party hereto without the consent of such party. The Trustee shall give prompt written notice to Moody's and S&P of any amendment made pursuant to this Section 10.3 or pursuant to Section 6.9 of the Purchase and Sale Agreement.

            (b) This Agreement may be amended or supplemented from time to time by the Servicer, the Depositor and the Trustee with the consent of the Certificate Insurer (which consent shall not be withheld if, in the Opinion of Counsel addressed to the Trustee and the Certificate Insurer, failure to amend would adversely affect the interests of the Certificateholders and such consent would not adversely affect the interests of the Certificate Insurer), the Majority Certificateholders and the Holders of the majority of the undivided beneficial ownership interest in the 1997-2 REMIC as is represented by the Class R Certificates for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment shall be made unless the Trustee and the Certificate Insurer receive an Opinion of Counsel, at the expense of the party requesting the change, that such change will not adversely affect the status of the 1997-2 REMIC as a REMIC or cause a tax to be imposed on such REMIC; and provided, further, that no such amendment shall reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or reduce the percentage for the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of Certificates affected thereby.

            (c) It shall not be necessary for the consent of Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.

            Section 10.4 Recordation of Agreement. To the extent permitted by applicable law, this Agreement, or a memorandum thereof if permitted under applicable law, is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the Certificateholders' expense on direction and at the expense of Majority Certificateholders requesting such recordation, but only when accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders or is necessary for the administration or servicing of the Mortgage Loans.

            Section 10.5 Duration of Agreement. This Agreement shall continue in existence and effect until terminated as herein provided.

            Section 10.6 Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given when delivered to (i) in the case of the Servicer, Irwin Home Equity Corporation, 12677 Alcosta Boulevard, Suite 500, San Ramon, California 94583, Attention: Fern Prosnitz, Chief Counsel, and Edwin Corbin, Vice President of Finance (with copies to the Seller), (ii) in the case of the Seller, IHE Funding Corp., 500 Washington Street, Columbus, Indiana 47201, Attention: Greg Ehlinger, Vice President, with an additional copy of such notice simultaneously delivered to the Servicer, (iii) in the case of the Trustee, The Chase Manhattan Bank, 450 West 33rd Street, New York New York 10001 Attention: Global Trust Services, Irwin Home Equity Corporation Trust Series 1997-2, (iv) in the case of the Certificateholders, as set forth in the Certificate Register, (v) in the case of Moody's, 99 Church Street, New York, New York 10007 Attention: Chris Peters,
(vi) in the case of S&P, 26 Broadway, New York, New York 10004 Attention:
Residential Mortgage Surveillance Group, (vii) in the case of the Certificate Insurer, MBIA Insurance Corporation, 113 King Street, Armonk, New York 10504,
Attention: Insured

Portfolio Management--Structured Finance, (viii) in the case of the Fiscal Agent, to State Street Bank and Trust Company, 61 Broadway, 15th Floor, New York, New York 10006, Attention: Municipal Registrar and Paying Agency (or such other address as the Fiscal Agent or the Certificate Insurer shall specify to the Trustee in writing) and (ix) in the case of the Depositor or the Underwriter, One New York Plaza, New York, New York 10292, Attention: John Herbert, Associate. Any such notices shall be deemed to be effective with respect to any party hereto upon the receipt of such notice by such party, except that notices to the Certificateholders shall be effective upon mailing or personal delivery.

            Section 10.7 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions or terms of this Agreement.

            Section 10.8 No Partnership. Nothing herein contained shall be deemed or construed to create a co-partnership or joint venture between the parties hereto and the services of the Servicer shall be rendered as an independent contractor and not as agent for the Certificateholders.

            Section 10.9 Counterparts. This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement.

            Section 10.10 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Servicer, the Depositor, the Trustee and the Certificateholders and their respective successors and permitted assigns.

            Section 10.11 Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

            Section 10.12 The Certificate Insurer Default. Any right conferred to the Certificate Insurer shall be suspended during any period in which a Certificate Insurer Default exists. At such time as the Certificates are no longer outstanding hereunder, and no amounts owed to the Certificate Insurer hereunder remain unpaid, the Certificate Insurer's rights hereunder shall terminate.

            Section 10.13 Third Party Beneficiary. The parties agree that each of the Seller and the Certificate Insurer is intended and shall have all rights of a third-party beneficiary of this Agreement.

            Section 10.14 Intent of the Parties. It is the intent of the Depositor and Certificateholders that, for federal income taxes, state and local income or franchise taxes and other taxes imposed on or measured by income, the Certificates will be treated as evidencing beneficial ownership interests in a REMIC. The parties to this Agreement and the holder of each Certificate, by acceptance of its Certificate, and each beneficial owner thereof, agree to treat, and to take no action inconsistent with the treatment of, the Certificates in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Section 10.15 Appointment of Tax Matters Person. The Holders of the Class R Certificates hereby appoint the Trustee to act as the Tax Matters Person for the 1997-2 REMIC for all purposes of the Code. The Tax Matters Person will perform, or cause to be performed, such duties and take, or cause to be taken, such actions as are required to be performed or taken by the Tax Matters Person under the code. The Holders of the Class R Certificates may hereafter appoint a different entity as their agent, or may appoint one of the Class R Certificateholders to be the Tax Matters Person.

            Section 10.16 GOVERNING LAW CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AS OPPOSED TO CONFLICT OF LAWS PROVISIONS) OF THE STATE OF NEW YORK.

            (b) THE SERVICER AND THE TRUSTEE HEREBY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY, AND EACH WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO THE ADDRESS SET FORTH IN SECTION 10.6 HEREOF AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE DAYS AFTER THE SAME SHALL HAVE BEEN DEPOSITED IN THE U.S. MAILS, POSTAGE PREPAID. THE DEPOSITOR, THE SERVICER AND THE TRUSTEE EACH HEREBY WAIVE ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF THE DEPOSITOR, THE SERVICER OR THE TRUSTEE TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT ANY OF THEIR RIGHTS TO BRING ANY ACTION OR PROCEEDING IN THE COURTS OF ANY OTHER JURISDICTION.

            (c) THE DEPOSITOR, THE SERVICER AND THE TRUSTEE EACH HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE ARISING OUT OF, CONNECTED WITH,

RELATED TO, OR IN CONNECTION WITH THIS AGREEMENT. INSTEAD, ANY DISPUTE WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

                              [End of Agreement.]

            IN WITNESS WHEREOF, the Servicer, the Trustee and the Depositor have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.


                                              PRUDENTIAL SECURITIES SECURED
                                              FINANCING CORPORATION, as
                                              Depositor

                                              By:   /s/ Mary Alice Kohs
                                                 ------------------------------
                                              Name: Mary Alice Kohs
                                              Title: Vice President


                                              IRWIN HOME EQUITY CORPORATION
                                              as Servicer

                                              By:   /s/ Edwin K. Corbin
                                                 ------------------------------
                                              Name: Edwin K. Corbin
                                              Title: Vice President -
                                              Finance & Servicing


                                              THE CHASE MANHATTAN BANK as
                                              Trustee

                                              By:   /s/ Regina Bergeland
                                                 ------------------------------
                                              Name: Regina Bergeland
                                              Title: Vice President


               [Signature Page to Pooling and Servicing Agreement]

State of New York     )
                      ) ss.:
County of New York    )

            On the 18th day of November, 1997 before me, a Notary Public in and for the State of New York, personally appeared Mary Alice Kohs, known to me to be Vice President of Prudential Securities Secured Financing Corporation, the corporation that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

            IN WITNESS WHEREOF, I have hereunder to set my hand and affixed my official seal the day and year in this certificate first above written.

                                            /s/ Peter D. Austin
                                            ------------------------------
                                            Notary Public

                                              My Commission expires May 16, 1997


       [Notary's Acknowledgement Page to Pooling and Servicing Agreement]

State of California       )
                          ) ss.:
County of Contra Costa    )

            On November 14, 1997 before me, James A. Haney, a Notary Public in and for said County and State, personally appeared Edwin K. Corbin, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or entity upon behalf of which the person acted, executed the instrument.

            WITNESS my hand and official seal.

                                    /s/ James A. Haney
                                    ------------------------------
                                    Notary Public


       [Notary's Acknowledgement Page to Pooling and Servicing Agreement]

State of New York     )
                      ) ss.:
County of New York    )

            On the 17th day of November, 1997 before me, a Notary Public in and for the State of New York, personally appeared Regina Bergeland known to me to be a Vice President of The Chase Manhattan Bank, the corporation that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                    /s/ Margaret H. Price
                                    ------------------------------
                                    Notary Public

                                    My Commission expires April 22, 1999


       [Notary's Acknowledgement Page to Pooling and Servicing Agreement]

                   IRWIN HOME EQUITY CORPORATION TRUST 1997-2
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 1997-2
                              CLASS A-1 CERTIFICATE

No. A-1-1                 CUSIP: 464124 AG1

Series 1997-2             Original Certificate
                          Principal Balance:
                          $70,000,000

Pass-Through Rate:        Original Certificate      Percentage Interest of this
Adjustable Rate           Principal Balance         Certificate:  100%
                          Represented by this
                          Certificate:
                          $70,000,000

Date of Pooling and       Cut-Off Date: close       First Remittance Date:
Servicing Agreement:      of business               December 15, 1997
November 1, 1997          October 31, 1997

Servicer: Irwin Home      Closing Date:             Latest Maturity Date:
Equity Corporation        November 18, 1997         January 15, 2019

Trustee:  The Chase
Manhattan Bank

                  Unless this Certificate is presented by an authorized representative of the Depository Trust Company, a New York corporation ("DTC"), to the Depositor or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                  This certifies that Cede & Co. is the registered owner of a Class A-1 percentage interest (the "Percentage Interest") in a pool of home equity revolving credit line loans secured by mortgages on one- to four-family properties (the "HELOCs") serviced by Irwin Home Equity Corporation (hereinafter called the "Servicer", in its capacity as servicer under that certain Pooling and Servicing Agreement (the "Agreement") dated as of November 1, 1997 among Irwin Home Equity Corporation, as servicer, Prudential Securities Secured Financing Corporation, as depositor (the "Depositor") and The Chase Manhattan Bank, as trustee (the "Trustee")). The HELOCS were originated or acquired by IHE Funding Corp. and sold to the Depositor pursuant to that certain Purchase and Sale Agreement dated as of November 1, 1997 between the Depositor and IHE Funding Corp. (the "Seller"). The HELOCs will be serviced by the Servicer pursuant to the terms and conditions of the Agreement, certain of the pertinent provisions of which are set forth herein. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the holder of this Certificate by virtue of the acceptance hereof assents and by which such holder is bound.

                  On each Remittance Date, commencing on December 15, 1997, the Trustee shall distribute to the Person in whose name this Certificate is registered on the last day of the month immediately preceding the month of such Remittance Date (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Class A-1 Certificates on such Remittance Date pursuant to Section 6.5 of the Agreement.

                  Distributions on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto as shall appear on the Certificate Register without the presentation or surrender of this Certificate (except for the final distribution as described below) or the making of any notation thereon, at a bank or other entity having appropriate facilities therefor, if such Person shall own of record Certificates of the same Class which have denominations aggregating at least $5,000,000 appearing in the Certificate Register and shall have so notified the Trustee at least five business days prior to the related Record Date, or by check mailed to the address of such Person appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in New York, New York.

                  This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates, Series 1997-2, Class A-1 (herein called the "Certificates") and representing undivided ownership of (i) the Trust Balances of such HELOCs as from time to time are subject to the Agreement, together with the Mortgage Files relating thereto and all collections thereon and proceeds thereof (other than payments of interest that accrued on each HELOC up to the Cut-Off Date), (ii) such assets as from time to time are allocable to the Class A-1 Certificateholders and identified as REO Property and collections thereon and proceeds thereof, assets that are deposited in the Accounts, including amounts on deposit in such Accounts and invested in Permitted Investments, (iii) the Trustee's rights with respect to the Trust Balances of the HELOCs under all insurance policies required to be maintained pursuant to the Agreement and any Insurance Proceeds, (iv) the Class A-1 Certificate Insurance Policy, (v) Net Liquidation Proceeds allocable to the Trust Balances of the HELOCs and (vi) Released Mortgaged Property Proceeds allocable to the Trust Balances.

                  The Certificates do not represent an obligation of, or an interest in, the Depositor, the Seller, the Servicer, the Certificate Insurer or the Trustee and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Government National Mortgage Association, the Federal Housing Administration or the Veterans Administration or any other governmental agency. The Certificates are limited in right of payment to certain collections and recoveries respecting the HELOCs and Insured Payments under the Certificate Insurance Policy, all as more specifically set forth herein and in the Agreement. In the event Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Servicer from related recoveries on such Mortgage Loan.

                  MBIA Insurance Corporation (the "Certificate Insurer") has issued a surety bond with respect to the Class A-1 Certificates, a copy of which is attached as Exhibit B-1 to the Agreement.

                  Subject to certain restrictions, the Agreement permits the amendment thereof by the Depositor, the Servicer and the Trustee. Subject to the rights of the Certificate Insurer, the Agreement permits the Majority Certificateholders to waive, on behalf of all Certificateholders, any default by the Servicer in the performance of its obligations under the Agreement and its consequences, except in a default in making any required distribution on a Certificate. Any such consent or waiver by the Majority Certificateholders shall be conclusive and binding on the holder of this Certificate and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereon or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in New York, New York duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to, the Trustee, duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate undivided Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable only in fully-registered form. As provided in the Agreement and subject to certain limitations therein set forth, the Certificate is exchangeable for a new Certificate evidencing the same undivided ownership interest, as requested by the holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Servicer, the Depositor, the Seller and the Trustee and any agent of any of the foregoing, may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the foregoing shall be affected by notice to the contrary.

                  The obligations created by the Agreement shall terminate upon notice to the Trustee of (i) the later of (a) the distribution to Certificateholders of the final payment or collection with respect to the last Mortgage Loan (or Periodic Advances of same by the Servicer), or the disposition of all funds with respect to the last Mortgage Loan and the remittance of all funds due under the Agreement and the payment of all amounts due and payable to the Certificate Insurer and the Trustee or (b) mutual consent of the Servicer, the Certificate Insurer and all Certificateholders, or (ii) the purchase by the Servicer of all outstanding Mortgage Loans and REO Properties at a price determined as provided in the Agreement (the exercise of the right of the Servicer to purchase all the Mortgage Loans and property in respect of Mortgage Loans will result in early retirement of the Certificates), the right of the Servicer to purchase being subject to Class A-1 Certificate Principal Balance at the time of purchase being less than ten percent (10%) of the scheduled Principal Balance of the HELOCs as of the Cut-Off Date plus the Group I Original Pre-Funded Amount.

                  Unless this Certificate has been countersigned by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed by its authorized officer.

                                                THE CHASE MANHATTAN BANK,
                                                not in its individual capacity
                                                 but solely as Trustee


                                                By:_____________________________
                                                        Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

                  This is a Class A-1 Certificate referred to in the within-mentioned Agreement.

                                                THE CHASE MANHATTAN BANK,
                                                not in its individual capacity
                                                but solely as Trustee


                                                By:_____________________________
                                                       Authorized Signatory

Dated:  November 18, 1997

                             STATEMENT OF INSURANCE

                  MBIA Insurance Corporation (the "Insurer") has issued a policy containing the following provisions, such policy being on file at The Chase Manhattan Bank, as trustee (the "Trustee").

                  The Insurer, in consideration of the payment of the premium and subject to the terms of the Certificate Insurance Policy (the "Policy"), thereby unconditionally and irrevocably guarantees to any Holder (as described below) that an amount equal to each full and complete Insured Payment will be received by the Trustee, or its successors as trustee for the Holders, on behalf of the Holders from the Insurer, for distribution by the Trustee to each Holder of each Holder's proportionate share of such Insured Payment. The Insurer's obligations under the Policy with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable Insured Payment are received by the Trustee, whether or not such funds are properly applied by the Trustee. Insured Payments shall be made only at the time set forth in the Policy, and no accelerated Insured Payments shall be made regardless of any acceleration of the Obligations, unless such acceleration is at the sole option of the Insurer. "Obligations" shall mean:

                                   $70,000,000
                   Irwin Home Equity Corporation Trust 1997-2
                       Mortgage Pass-Through Certificates
                            Series 1997-2, Class A-1

                  Notwithstanding the foregoing paragraph, the Policy does not cover shortfalls, if any, attributable to the liability of the Trust, any REMIC established by the Trust or the Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability).

                  The Insurer will pay any Insured Payment that is a Preference Amount on the Business Day following receipt on a Business Day by the Fiscal Agent (as described below) of (i) a certified copy of the order requiring the return of such Preference Amount, (ii) an opinion of counsel satisfactory to the Insurer that such order is final and not subject to appeal, (iii) an assignment in such form as is reasonably required by the Insurer, irrevocably assigning to the Insurer all rights and claims of the Holder relating to or arising under the Obligations against the debtor which made such Preference Amount or otherwise with respect to such Preference Amount and (iv) appropriate instruments to effect the appointment of the Insurer as agent for such Holder in any legal proceeding related to such Preference Amount, such instruments being in a form satisfactory to the Insurer, provided that if such documents are received after 12:00 noon New York City time on such Business Day, they will be deemed to be received on the following Business Day. Such payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Holder and not to any Holder directly unless such Holder has returned principal or interest paid on the Obligations to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Holder.

                  The Insurer will pay any other amount payable under the Policy no later than 12:00 noon, New York City time, on the later of (i) the Remittance Date on which the Class A-1

Distribution Amount is due or (ii) the second Business Day following receipt in New York, New York on a Business Day by State Street Bank and Trust Company, N.A., as Fiscal Agent for the Insurer or any successor fiscal agent appointed by the Insurer (the "Fiscal Agent") of a Notice (as described below), provided that, if such Notice is received after 12:00 noon, New York City time, on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making claim under the Policy it shall be deemed not to have been received by the Fiscal Agent for purposes of this paragraph, and the Insurer or the Fiscal Agent, as the case may be, shall promptly so advise the Trustee and the Trustee may submit an amended Notice.

                  Insured Payments due under the Policy unless otherwise stated therein will be disbursed by the Fiscal Agent to the Trustee on behalf of the Holders by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Trustee for the payment of such Insured Payment and legally available therefor.

                  The Fiscal Agent is the agent of the Insurer only and the Fiscal Agent shall in no event be liable to Holders for any acts of the Fiscal Agent or any failure of the Insurer to deposit or cause to be deposited, sufficient funds to make payments due under the Policy.

                  As used herein, the following terms shall have the following meanings:

                  "Agreement" means the Pooling and Servicing Agreement dated as of November 1, 1997 by and among Prudential Securities Secured Financing Corporation, as Depositor, Irwin Home Equity Corporation, as Servicer, and the Trustee, as trustee, without regard to any amendment or supplement thereto.

                  "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions located in the states of New York, Illinois or California or in the city in which the corporate trust office of the Trustee under the Agreement is located are authorized or obligated by law or executive order to close.

                  "Class A-1 Distribution Amount" means, for any Remittance Date, the amount distributed to the Holders of the Class A-1 Certificates on such Remittance Date pursuant to Sections 6.5(a)(iii) and (iv) of the Agreement, which amount shall be the lessor of (a) the Class A-1 Formula Distribution Amount for such Remittance Date and (b) the amount (including any applicable portion of any Insured Payment) available for distribution on account of the Class A-1 Certificates for such Remittance Date.

                  "Deficiency Amount" means the excess of the Class A-1 Credit Enhancement Distribution Amount over the amount then on deposit in and available to be withdrawn from the Reserve Account (or available to be drawn under any Eligible Letter of Credit) on such Remittance Date.

                  "Insured Payment" means, as of each Remittance Date, any Deficiency Amount and (ii) the unpaid Preference Amount.

                  "Notice" means the telephonic or telegraphic notice, promptly confirmed in writing by fax substantially in the form of Exhibit A attached hereto, the original of which is subsequently delivered by registered or certified mail, from the Trustee specifying the Insured Payment which shall be due and owing on the applicable Remittance Date.

                  "Holder" means each Class A-1 Certificateholder (as defined in the Agreement and other than the Trustee, the Seller, the Depositor, the Servicer or any Sub-Servicer) who, on the applicable Remittance Date, is entitled under the terms of the Class A-1 Certificate to payment thereunder.

                  "Preference Amount" means any amount previously distributed to a Holder that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time in accordance with a final nonappealable order of a court having competent jurisdiction.

                  Capitalized terms used herein and not otherwise defined in the Policy shall have the respective meanings set forth in the Agreement as of the date of execution of the Policy, without giving effect to any subsequent amendment or modification to the Agreement unless such amendment or modification has been approved in writing by the Insurer.

                  Any notice under the Policy or service of process on the Fiscal Agent of the Insurer may be made at the address listed below for the Fiscal Agent of the Insurer or such other address as the Insurer shall specify in writing to the Trustee.

                  The notice address of the Fiscal Agent is 61 Broadway, 15th Floor, New York, New York 10006, Attention: Municipal Registrar and Paying Agency, or such other address as the Fiscal Agent shall specify to the Trustee in writing.

                  The Policy is being issued under and pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

                  The insurance provided by the Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

                  The Policy is not cancelable for any reason. The premium on the Policy is not refundable for any reason including payment, or provision being made for payment, prior to maturity of the Obligations.



                                                      MBIA INSURANCE CORPORATION

                   IRWIN HOME EQUITY CORPORATION TRUST 1997-2
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 1997-2
                                    CLASS A-2

No. A-2-1                 CUSIP:464124 AH9

Series 1997-2             Original Certificate
                          Principal Balance:
                          $24,500,000

Pass-Through Rate:        Original Certificate       Percentage Interest of this
                          Principal Balance          Certificate:  100%
                          Represented by this
Fixed Rate:  6.425%       Certificate:
                          $24,500,000

Date of Pooling and       Cut-Off Date: close of     First Remittance Date:
Servicing Agreement:      business October 31, 1997  December 15, 1997
November 1, 1997

Servicer: Irwin Home      Closing Date:  November    Latest Maturity Date: July
Equity Corporation        18, 1997                   15, 2004

Trustee:  The Chase
Manhattan Bank
                  Unless this Certificate is presented by an authorized representative of the Depository Trust Company, a New York corporation ("DTC"), to the Depositor or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                  This certifies that Cede & Co. is the registered owner of a Class A-2 percentage interest (the "Percentage Interest") in a pool of closed end home equity loans secured by mortgages on one- to four-family properties (the "HELs") serviced by Irwin Home Equity Corporation (hereinafter called the "Servicer", in its capacity as servicer under that certain Pooling and Servicing Agreement (the "Agreement") dated as of November 1, 1997 among Irwin Home Equity Corporation, as servicer, Prudential Securities Secured Financing Corporation, as depositor (the "Depositor") and The Chase Manhattan Bank, as trustee (the "Trustee")). The HELS were originated or acquired by IHE Funding Corp. and sold to the Depositor pursuant to that certain Purchase and Sale Agreement dated as of November 1, 1997 between the Depositor and IHE Funding Corp. (the "Seller"). The HELs will be serviced by the Servicer pursuant to the terms and conditions of the Agreement, certain of the pertinent provisions of which are set forth herein. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the holder of this Certificate by virtue of the acceptance hereof assents and by which such holder is bound.

                  On each Remittance Date, commencing on December 15, 1997, the Trustee shall distribute to the Person in whose name this Certificate is registered on the last day of the month immediately preceding the month of such Remittance Date (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Class A-2 Certificates on such Remittance Date pursuant to Section 6.5 of the Agreement.

                  Distributions on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto as shall appear on the Certificate Register without the presentation or surrender of this Certificate (except for the final distribution as described below) or the making of any notation thereon, at a bank or other entity having appropriate facilities therefor, if such Person shall own of record Certificates of the same Class which have denominations aggregating at least $5,000,000 appearing in the Certificate Register and shall have so notified the Trustee at least five business days prior to the related Record Date, or by check mailed to the address of such Person appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in New York, New York.

                  This Certificate is one of a duly authorized issue of Certificates designated as Irwin Home Equity Corporation Trust 1997-2 Mortgage Pass-Through Certificates, Series 1997-2, Class A-2 (herein called the "Certificates") and representing undivided ownership of (i) the Trust Balances of such HELs as from time to time are subject to the Agreement, together with the Mortgage Files relating thereto and all collections thereon and proceeds thereof (other than payments of interest that accrued on each HEL up to the Cut-Off Date), (ii) such assets as from time to time are allocable to the Class A-2 Certificateholders and identified as REO Property and collections thereon and proceeds thereof, assets that are deposited in the Accounts, including amounts on deposit in such Accounts and invested in Permitted Investments, (iii) the Trustee's rights with respect to the Trust Balances of the HELs under all insurance policies required to be maintained pursuant to the Agreement and any Insurance Proceeds, (iv) the Class A-2 Certificate Insurance Policy, (v) Net Liquidation Proceeds allocable to the Trust Balances of the HELs and (vi) Released Mortgaged Property Proceeds allocable to the Trust Balances.

                  The Certificates do not represent an obligation of, or an interest in, the Depositor, the Seller, the Servicer, the Certificate Insurer or the Trustee and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Government National Mortgage Association, the Federal Housing Administration or the Veterans Administration or any other governmental agency. The Certificates are limited in right of payment to certain collections and recoveries respecting the HELs and Insured Payments under the Certificate Insurance Policy, all as more specifically set forth herein and in the Agreement. In the event Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Servicer from related recoveries on such Mortgage Loan.

                  MBIA Insurance Corporation (the "Certificate Insurer") has issued a surety bond with respect to the Class A-2 Certificates, a copy of which is attached as Exhibit B-2 to the Agreement.

                  Subject to certain restrictions, the Agreement permits the amendment thereof by the Depositor, the Servicer and the Trustee. Subject to the rights of the Certificate Insurer, the Agreement permits the Majority Certificateholders to waive, on behalf of all Certificateholders, any default by the Servicer in the performance of its obligations under the Agreement and its consequences, except in a default in making any required distribution on a Certificate. Any such consent or waiver by the Majority Certificateholders shall be conclusive and binding on the holder of this Certificate and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereon or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in New York, New York duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to, the Trustee, duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate undivided Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable only in fully-registered form. As provided in the Agreement and subject to certain limitations therein set forth, the Certificate is exchangeable for a new Certificate evidencing the same undivided ownership interest, as requested by the holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Servicer, the Depositor, the Seller and the Trustee and any agent of any of the foregoing, may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the foregoing shall be affected by notice to the contrary.

                  The obligations created by the Agreement shall terminate upon notice to the Trustee of (i) the later of (a) the distribution to Certificateholders of the final payment or collection with respect to the last Mortgage Loan (or Periodic Advances of same by the Servicer), or the disposition of all funds with respect to the last Mortgage Loan and the remittance of all funds due under the Agreement and the payment of all amounts due and payable to the Certificate Insurer and the Trustee or (b) mutual consent of the Servicer, the Certificate Insurer and all Certificateholders, or (ii) the purchase by the Servicer of all outstanding Mortgage

Loans and REO Properties at a price determined as provided in the Agreement (the exercise of the right of the Servicer to purchase all the Mortgage Loans and property in respect of Mortgage Loans will result in early retirement of the Certificates), the right of the Servicer to purchase being subject to Class A-2 Certificate Principal Balance at the time of purchase being less than ten percent (10%) of the scheduled Principal Balance of the HELs as of the Cut-Off Date plus the Group II Original Pre-Funded Amount.

                  Unless this Certificate has been countersigned by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed by its authorized officer.

                                                THE CHASE MANHATTAN BANK,
                                                not in its individual capacity
                                                but solely as Trustee


                                                By:_____________________________
                                                       Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

                  This is a Class A-2 Certificate referred to in the within-mentioned Agreement.

                                                THE CHASE MANHATTAN BANK,
                                                not in its individual capacity
                                                but solely as Trustee


                                                By:_____________________________
                                                     Authorized Signatory

Dated:  November 18, 1997

                             STATEMENT OF INSURANCE

                  MBIA Insurance Corporation (the "Insurer") has issued a policy containing the following provisions, such policy being on file at The Chase Manhattan Bank, as trustee (the "Trustee").

                  The Insurer, in consideration of the payment of the premium and subject to the terms of the Certificate Insurance Policy (the "Policy"), thereby unconditionally and irrevocably guarantees to any Holder (as described below) that an amount equal to each full and complete Insured Payment will be received by the Trustee or its successors, as trustee for the Holders, on behalf of the Holders, from the Insurer, for distribution by the Trustee to each Holder of each Holder's proportionate share of such Insured Payment. The Insurer's obligations under the Policy with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable Insured Payment are received by the Trustee, whether or not such funds are properly applied by the Trustee. Insured Payments shall be made only at the time set forth in the Policy, and no accelerated Insured Payments shall be made regardless of any acceleration of the Obligations, unless such acceleration is at the sole option of the Insurer. "Obligations" shall mean:

                                   $24,500,000
                   Irwin Home Equity Corporation Trust 1997-2
                       Mortgage Pass-Through Certificates
                      Certificates Series 1997-2, Class A-2

                  Notwithstanding the foregoing paragraph, the Policy does not cover shortfalls, if any, attributable to the liability of the Trust, any REMIC established by the Trust or the Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability).

                  The Insurer will pay any Insured Payment that is a Preference Amount on the Business Day following receipt on a Business Day by the Fiscal Agent (as described below) of (i) a certified copy of the order requiring the return of such Preference Amount, (ii) an opinion of counsel satisfactory to the Insurer that such order is final and not subject to appeal, (iii) an assignment in such form as is reasonably required by the Insurer, irrevocably assigning to the Insurer all rights and claims of the Holder relating to or arising under the Obligations against the debtor which made such Preference Amount or otherwise with respect to such Preference Amount and (iv) appropriate instruments to effect the appointment of the Insurer as agent for such Holder in any legal proceeding related to such Preference Amount, such instruments being in a form satisfactory to the Insurer, provided that if such documents are received after 12:00 noon New York City time on such Business Day, they will be deemed to be received on the following Business Day. Such payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Holder and not to any Holder directly unless such Holder has returned principal or interest paid on the Obligations to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Holder.

                  The Insurer will pay any other amount payable under the Policy no later than 12:00 noon, New York City time, on the later of (i) the Remittance Date on which the Class A-2

Distribution Amount is due or (ii) the second Business Day following receipt in New York, New York on a Business Day by State Street Bank and Trust Company, N.A., as Fiscal Agent for the Insurer or any successor fiscal agent appointed by the Insurer (the "Fiscal Agent") of a Notice (as described below), provided that, if such Notice is received after 12:00 noon, New York City time, on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making claim under the Policy it shall be deemed not to have been received by the Fiscal Agent for purposes of this paragraph, and the Insurer or the Fiscal Agent, as the case may be, shall promptly so advise the Trustee and the Trustee may submit an amended Notice.

                  Insured Payments due under the Policy unless otherwise stated therein will be disbursed by the Fiscal Agent to the Trustee on behalf of the Holders by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Trustee for the payment of such Insured Payment and legally available therefor.

                  The Fiscal Agent is the agent of the Insurer only and the Fiscal Agent shall in no event be liable to Holders for any acts of the Fiscal Agent or any failure of the Insurer to deposit or cause to be deposited, sufficient funds to make payments due under the Policy.

                  As used herein, the following terms shall have the following meanings:

                  "Agreement" means the Pooling and Servicing Agreement dated as of November 1, 1997 by and among Prudential Securities Secured Financing Corporation, as Depositor, Irwin Home Equity Corporation, as Servicer, and the Trustee, as trustee, without regard to any amendment or supplement thereto.

                  "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions located in the states of New York, Illinois or California or in the city in which the corporate trust office of the Trustee under the Agreement is located are authorized or obligated by law or executive order to close.

                  "Class A-2 Distribution Amount" means, for any Remittance Date, the amount distributed to the Holders of the Class A-2 Certificates on such Remittance Date pursuant to Sections 6.5(a)(iii) and (iv) of the Agreement, which amount shall be the lesser of (a) the Class A-2 Formula Distribution Amount for such Remittance Date and (b) the amount (including any applicable portion of any Insured Payment) available for distribution on account of the Class A-2 Certificates for such Remittance Date.

                  "Deficiency Amount" means the excess of the Group II Credit Enhancement Distribution Amount over the amount then on deposit in and Available to be withdrawn from the Reserve Account (or available to be drawn under any Eligible Letter of Credit) on such Remittance Date.

                  "Insured Payment" means, (i) as of each Payment Date, pay Deficiency Amount and (ii) the unpaid Preference Amount.

                  "Notice" means the telephonic or telegraphic notice, promptly confirmed in writing by fax substantially in the form of Exhibit A attached hereto, the original of which is subsequently delivered by registered or certified mail, from the Trustee specifying the Insured Payment which shall be due and owing on the applicable Remittance Date.

                  "Holder" means each Class A-2 Certificateholder (as defined in the Agreement and other than the Trustee, the Seller, the Depositor, the Servicer or any Sub-Servicer) who, on the applicable Remittance Date, is entitled under the terms of the Class A-2 Certificate to payment thereunder.

                  "Preference Amount" means any amount previously distributed to a Holder that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time in accordance with a final nonappealable order of a court having competent jurisdiction.

                  Capitalized terms used herein and not otherwise defined in the Policy shall have the respective meanings set forth in the Agreement as of the date of execution of the Policy, without giving effect to any subsequent amendment or modification to the Agreement unless such amendment or modification has been approved in writing by the Insurer.

                  Any notice under the Policy or service of process on the Fiscal Agent of the Insurer may be made at the address listed below for the Fiscal Agent of the Insurer or such other address as the Insurer shall specify in writing to the Trustee.

                  The notice address of the Fiscal Agent is 61 Broadway, 15th Floor, New York, New York 10006, Attention: Municipal Registrar and Paying Agency, or such other address as the Fiscal Agent shall specify to the Trustee in writing.

                  The Policy is being issued under and pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

                  The insurance provided by the Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

                  The Policy is not cancelable for any reason. The premium on the Policy is not refundable for any reason including payment, or provision being made for payment, prior to maturity of the Obligations.


                                                      MBIA INSURANCE CORPORATION

                   IRWIN HOME EQUITY CORPORATION TRUST 1997-2
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 1997-2

                                    CLASS A-3

No. A-3-1                  CUSIP: 464124 AJ5

Series 1997-2              Original Certificate
                           Principal Balance:
                           $20,500,000
Pass-Through Rate:         Original Certificate        Percentage Interest
                           Principal Balance           of this Certificate: 100%
                           Represented by this
Fixed:  6.420%             Certificate:
                           $20,500,000
Date of Pooling and        Cut-Off Date: close of      First Remittance Date:
Servicing Agreement:       business October 31, 1997   December 15, 1997
November 1, 1997

Servicer:  Irwin Home      Closing Date:               Latest Maturity Date:
Equity Corporation         November 18, 1997           May 15, 2007

Trustee:  The Chase
Manhattan Bank

                  Unless this Certificate is presented by an authorized representative of the Depository Trust Company, a New York corporation ("DTC"), to the Depositor or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                  This certifies that Cede & Co. is the registered owner of a Class A-3 percentage interest (the "Percentage Interest") in a pool of closed end home equity loans secured by mortgages on one- to four-family properties (the "HELs") serviced by Irwin Home Equity Corporation (hereinafter called the "Servicer", in its capacity as servicer under that certain Pooling and Servicing Agreement (the "Agreement") dated as of November 1, 1997 among Irwin Home Equity Corporation, as servicer, Prudential Securities Secured Financing Corporation, as depositor (the "Depositor") and The Chase Manhattan Bank, as trustee (the "Trustee")). The HELS were originated or acquired by IHE Funding Corp. and sold to the Depositor pursuant to that certain Purchase and Sale Agreement dated as of November 1, 1997 between the Depositor and IHE Funding Corp. (the "Seller"). The HELs will be serviced by the Servicer pursuant to the terms and conditions of the Agreement, certain of the pertinent provisions of which are set forth herein. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the holder of this Certificate by virtue of the acceptance hereof assents and by which such holder is bound.

                  On each Remittance Date, commencing on December 15, 1997, the Trustee shall distribute to the Person in whose name this Certificate is registered on the last day of the month immediately preceding the month of such Remittance Date (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Class A-3 Certificates on such Remittance Date pursuant to Section 6.5 of the Agreement.

                  Distributions on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto as shall appear on the Certificate Register without the presentation or surrender of this Certificate (except for the final distribution as described below) or the making of any notation thereon, at a bank or other entity having appropriate facilities therefor, if such Person shall own of record Certificates of the same Class which have denominations aggregating at least $5,000,000 appearing in the Certificate Register and shall have so notified the Trustee at least five business days prior to the related Record Date, or by check mailed to the address of such Person appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in New York, New York.

                  This Certificate is one of a duly authorized issue of Certificates designated as Irwin Home Equity Corporation Trust 1997-2 Mortgage Pass-Through Certificates, Series 1997-2, Class A-3 (herein called the "Certificates") and representing undivided ownership of (i) the Trust Balances of such HELs as from time to time are subject to the Agreement, together with the Mortgage Files relating thereto and all collections thereon and proceeds thereof (other than payments of interest that accrued on each HEL up to the Cut-Off Date), (ii) such assets as from time to time are allocable to the Class A-3 Certificateholders and identified as REO Property and collections thereon and proceeds thereof, assets that are deposited in the Accounts, including amounts on deposit in such Accounts and invested in Permitted Investments, (iii) the Trustee's rights with respect to the Trust Balances of the HELs under all insurance policies required to be maintained pursuant to the Agreement and any Insurance Proceeds, (iv) the Class A-3 Certificate Insurance Policy, (v) Net Liquidation Proceeds allocable to the Trust Balances of the HELs and (vi) Released Mortgaged Property Proceeds allocable to the Trust Balances.

                  The Certificates do not represent an obligation of, or an interest in, the Depositor, the Seller, the Servicer, the Certificate Insurer or the Trustee and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Government National Mortgage Association, the Federal Housing Administration or the Veterans Administration or any other governmental agency. The Certificates are limited in right of payment to certain collections and recoveries respecting the HELs and Insured Payments under the Certificate Insurance Policy, all as more specifically set forth herein and in the Agreement. In the event Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Servicer from related recoveries on such Mortgage Loan.

                  MBIA Insurance Corporation (the "Certificate Insurer") has issued a surety bond with respect to the Class A-3 Certificates, a copy of which is attached as Exhibit B-3 to the Agreement.

                  Subject to certain restrictions, the Agreement permits the amendment thereof by the Depositor, the Servicer and the Trustee. Subject to the rights of the Certificate Insurer, the Agreement permits the Majority Certificateholders to waive, on behalf of all Certificateholders, any default by the Servicer in the performance of its obligations under the Agreement and its consequences, except in a default in making any required distribution on a Certificate. Any such consent or waiver by the Majority Certificateholders shall be conclusive and binding on the holder of this Certificate and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereon or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in New York, New York duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to, the Trustee, duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate undivided Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable only in fully-registered form. As provided in the Agreement and subject to certain limitations therein set forth, the Certificate is exchangeable for a new Certificate evidencing the same undivided ownership interest, as requested by the holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Servicer, the Depositor, the Seller and the Trustee and any agent of any of the foregoing, may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the foregoing shall be affected by notice to the contrary.

                  The obligations created by the Agreement shall terminate upon notice to the Trustee of (i) the later of (a) the distribution to Certificateholders of the final payment or collection with respect to the last Mortgage Loan (or Periodic Advances of same by the Servicer), or the disposition of all funds with respect to the last Mortgage Loan and the remittance of all funds due under the Agreement and the payment of all amounts due and payable to the Certificate Insurer and the Trustee or (b) mutual consent of the Servicer, the Certificate Insurer and all Certificateholders, or (ii) the purchase by the Servicer of all outstanding Mortgage Loans and REO Properties at a price determined as provided in the Agreement (the exercise of the right of the Servicer to purchase all the Mortgage Loans and property in respect of Mortgage Loans will result in early retirement of the Certificates), the right of the Servicer to purchase being subject to Class A-3 Certificate Principal Balance at the time of purchase being less than ten percent (10%) of the scheduled Principal Balance of the HELs as of the Cut-Off Date plus the Group II Original Pre-Funded Amount.

                  Unless this Certificate has been countersigned by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed by its authorized officer.

                                                THE CHASE MANHATTAN BANK,
                                                not in its individual capacity
                                                but solely as Trustee


                                                By:_____________________________
                                                        Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

                  This is a Class A-3 Certificate referred to in the within-mentioned Agreement.

                                                THE CHASE MANHATTAN BANK,
                                                not in its individual capacity
                                                but solely as Trustee


                                                By:_____________________________
                                                     Authorized Signatory

Dated:  November 18, 1997

                             STATEMENT OF INSURANCE

                  MBIA Insurance Corporation (the "Insurer") has issued a policy containing the following provisions, such policy being on file at The Chase Manhattan Bank, as trustee (the "Trustee").

                  The Insurer, in consideration of the payment of the premium and subject to the terms of the Certificate Insurance Policy (the "Policy"), thereby unconditionally and irrevocably guarantees to any Holder (as described below) that an amount equal to each full and complete Insured Payment will be received by the Trustee or its successors, as trustee for the Holders, on behalf of the Holders, from the Insurer, for distribution by the Trustee to each Holder of each Holder's proportionate share of such Insured Payment. The Insurer's obligations under the Policy with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable Insured Payment are received by the Trustee, whether or not such funds are properly applied by the Trustee. Insured Payments shall be made only at the time set forth in the Policy, and no accelerated Insured Payments shall be made regardless of any acceleration of the Obligations, unless such acceleration is at the sole option of the Insurer. "Obligations" shall mean:

                                   $20,500,000
                   Irwin Home Equity Corporation Trust 1997-2
                       Mortgage Pass-Through Certificates
                      Certificates Series 1997-2, Class A-3

                  Notwithstanding the foregoing paragraph, the Policy does not cover shortfalls, if any, attributable to the liability of the Trust, any REMIC established by the Trust or the Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability).

                  The Insurer will pay any Insured Payment that is a Preference Amount on the Business Day following receipt on a Business Day by the Fiscal Agent (as described below) of (i) a certified copy of the order requiring the return of such Preference Amount, (ii) an opinion of counsel satisfactory to the Insurer that such order is final and not subject to appeal, (iii) an assignment in such form as is reasonably required by the Insurer, irrevocably assigning to the Insurer all rights and claims of the Holder relating to or arising under the Obligations against the debtor which made such Preference Amount or otherwise with respect to such Preference Amount and (iv) appropriate instruments to effect the appointment of the Insurer as agent for such Holder in any legal proceeding related to such Preference Amount, such instruments being in a form satisfactory to the Insurer, provided that if such documents are received after 12:00 noon New York City time on such Business Day, they will be deemed to be received on the following Business Day. Such payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Holder and not to any Holder directly unless such Holder has returned principal or interest paid on the Obligations to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Holder.

                  The Insurer will pay any other amount payable under the Policy no later than 12:00 noon, New York City time, on the later of (i) the Remittance Date on which the Class A-3

Distribution Amount is due or (ii) the second Business Day following receipt in New York, New York on a Business Day by State Street Bank and Trust Company, N.A., as Fiscal Agent for the Insurer or any successor fiscal agent appointed by the Insurer (the "Fiscal Agent") of a Notice (as described below), provided that, if such Notice is received after 12:00 noon, New York City time, on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making claim under the Policy it shall be deemed not to have been received by the Fiscal Agent for purposes of this paragraph, and the Insurer or the Fiscal Agent, as the case may be, shall promptly so advise the Trustee and the Trustee may submit an amended Notice.

                  Insured Payments due under the Policy unless otherwise stated therein will be disbursed by the Fiscal Agent to the Trustee on behalf of the Holders by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Trustee for the payment of such Insured Payment and legally available therefor.

                  The Fiscal Agent is the agent of the Insurer only and the Fiscal Agent shall in no event be liable to Holders for any acts of the Fiscal Agent or any failure of the Insurer to deposit or cause to be deposited, sufficient funds to make payments due under the Policy.

                  As used herein, the following terms shall have the following meanings:

                  "Agreement" means the Pooling and Servicing Agreement dated as of November 1, 1997 by and among Prudential Securities Secured Financing Corporation, as Depositor, Irwin Home Equity Corporation, as Servicer, and the Trustee, as trustee, without regard to any amendment or supplement thereto.

                  "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions located in the states of New York, Illinois or California or in the city in which the corporate trust office of the Trustee under the Agreement is located are authorized or obligated by law or executive order to close.

                  "Class A-3 Distribution Amount" means, for any Remittance Date, the amount distributed to the Holders of the Class A-3 Certificates on such Remittance Date pursuant to Sections 6.5(a)(iii) and (iv) of the Agreement, which amount shall be the lesser of (a) the Class A-3 Formula Distribution Amount for such Remittance Date and (b) the amount (including any applicable portion of any Insured Payment) available for distribution on account of the Class A-3 Certificates for such Remittance Date.

                  "Deficiency Amount" means the excess of the Group II Credit Enhancement Distribution Amount over the amount then on deposit in and Available to be withdrawn from the Reserve Account (or available to be drawn under any Eligible Letter of Credit) on such Remittance Date.

                  "Insured Payment" means, (i) as of each Payment Date, pay Deficiency Amount and (ii) the unpaid Preference Amount.

                  "Notice" means the telephonic or telegraphic notice, promptly confirmed in writing by fax substantially in the form of Exhibit A attached hereto, the original of which is subsequently delivered by registered or certified mail, from the Trustee specifying the Insured Payment which shall be due and owing on the applicable Remittance Date.

                  "Holder" means each Class A-3 Certificateholder (as defined in the Agreement and other than the Trustee, the Seller, the Depositor, the Servicer or any Sub-Servicer) who, on the applicable Remittance Date, is entitled under the terms of the Class A-3 Certificate to payment thereunder.

                  "Preference Amount" means any amount previously distributed to a Holder that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time in accordance with a final nonappealable order of a court having competent jurisdiction.

                  Capitalized terms used herein and not otherwise defined in the Policy shall have the respective meanings set forth in the Agreement as of the date of execution of the Policy, without giving effect to any subsequent amendment or modification to the Agreement unless such amendment or modification has been approved in writing by the Insurer.

                  Any notice under the Policy or service of process on the Fiscal Agent of the Insurer may be made at the address listed below for the Fiscal Agent of the Insurer or such other address as the Insurer shall specify in writing to the Trustee.

                  The notice address of the Fiscal Agent is 61 Broadway, 15th Floor, New York, New York 10006, Attention: Municipal Registrar and Paying Agency, or such other address as the Fiscal Agent shall specify to the Trustee in writing.

                  The Policy is being issued under and pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

                  The insurance provided by the Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

                  The Policy is not cancelable for any reason. The premium on the Policy is not refundable for any reason including payment, or provision being made for payment, prior to maturity of the Obligations.


                                                      MBIA INSURANCE CORPORATION

                   IRWIN HOME EQUITY CORPORATION TRUST 1997-2
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 1997-2

                                    CLASS A-4

No. A-4-1                CUSIP: 464124 AK2

Series 1997-2            Original Certificate
                         Principal Balance:
                         $15,000,000

Pass-Through Rate:       Original Certificate         Percentage Interest
                         Principal Balance            of this Certificate: 100%
                         Represented by this
Fixed Rate: 6.770%       Certificate:
                         $15,000,000

Date of Pooling and      Cut-Off Date:  close of      First Remittance Date:
Servicing Agreement:     business October 31, 1997    December 15, 1997
November 1, 1997

Servicer: Irwin Home     Closing Date:                Latest Maturity Date:
Equity Corporation       November 18, 1997            January 15, 2014

Trustee: The Chase
Manhattan Bank
                  Unless this Certificate is presented by an authorized representative of the Depository Trust Company, a New York corporation ("DTC"), to the Depositor or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                  This certifies that Cede & Co. is the registered owner of a Class A-4 percentage interest (the "Percentage Interest") in a pool of closed end home equity loans secured by mortgages on one- to four-family properties (the "HELs") serviced by Irwin Home Equity Corporation (hereinafter called the "Servicer", in its capacity as servicer under that certain Pooling and Servicing Agreement (the "Agreement") dated as of November 1, 1997 among Irwin Home Equity Corporation, as servicer, Prudential Securities Secured Financing Corporation, as depositor (the "Depositor") and The Chase Manhattan Bank, as trustee (the "Trustee")). The HELS were originated or acquired by IHE Funding Corp. and sold to the Depositor pursuant to that certain Purchase and Sale Agreement dated as of November 1, 1997 between the Depositor and IHE Funding Corp. (the "Seller"). The HELs will be serviced by the Servicer pursuant to the terms and conditions of the Agreement, certain of the pertinent provisions of which are set forth herein. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the holder of this Certificate by virtue of the acceptance hereof assents and by which such holder is bound.

                  On each Remittance Date, commencing on December 15, 1997, the Trustee shall distribute to the Person in whose name this Certificate is registered on the last day of the month immediately preceding the month of such Remittance Date (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Class A-4 Certificates on such Remittance Date pursuant to Section 6.5 of the Agreement.

                  Distributions on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto as shall appear on the Certificate Register without the presentation or surrender of this Certificate (except for the final distribution as described below) or the making of any notation thereon, at a bank or other entity having appropriate facilities therefor, if such Person shall own of record Certificates of the same Class which have denominations aggregating at least $5,000,000 appearing in the Certificate Register and shall have so notified the Trustee at least five business days prior to the related Record Date, or by check mailed to the address of such Person appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in New York, New York.

                  This Certificate is one of a duly authorized issue of Certificates designated as Irwin Home Equity Corporation Trust 1997-2 Mortgage Pass-Through Certificates, Series 1997-2, Class A-4 (herein called the "Certificates") and representing undivided ownership of (i) the Trust Balances of such HELs as from time to time are subject to the Agreement, together with the Mortgage Files relating thereto and all collections thereon and proceeds thereof (other than payments of interest that accrued on each HEL up to the Cut-Off Date), (ii) such assets as from time to time are allocable to the Class A-4 Certificateholders and identified as REO Property and collections thereon and proceeds thereof, assets that are deposited in the Accounts, including amounts on deposit in such Accounts and invested in Permitted Investments, (iii) the Trustee's rights with respect to the Trust Balances of the HELs under all insurance policies required to be maintained pursuant to the Agreement and any Insurance Proceeds, (iv) the Class A-4 Certificate Insurance Policy, (v) Net Liquidation Proceeds allocable to the Trust Balances of the HELs and (vi) Released Mortgaged Property Proceeds allocable to the Trust Balances.

                  The Certificates do not represent an obligation of, or an interest in, the Depositor, the Seller, the Servicer, the Certificate Insurer or the Trustee and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Government National Mortgage Association, the Federal Housing Administration or the Veterans Administration or any other governmental agency. The Certificates are limited in right of payment to certain collections and recoveries respecting the HELs and Insured Payments under the Certificate Insurance Policy, all as more specifically set forth herein and in the Agreement. In the event Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Servicer from related recoveries on such Mortgage Loan.

                  MBIA Insurance Corporation (the "Certificate Insurer") has issued a surety bond with respect to the Class A-4 Certificates, a copy of which is attached as Exhibit B-3 to the Agreement.

                  Subject to certain restrictions, the Agreement permits the amendment thereof by the Depositor, the Servicer and the Trustee. Subject to the rights of the Certificate Insurer, the Agreement permits the Majority Certificateholders to waive, on behalf of all Certificateholders, any default by the Servicer in the performance of its obligations under the Agreement and its consequences, except in a default in making any required distribution on a Certificate. Any such consent or waiver by the Majority Certificateholders shall be conclusive and binding on the holder of this Certificate and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereon or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in New York, New York duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to, the Trustee, duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate undivided Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable only in fully-registered form. As provided in the Agreement and subject to certain limitations therein set forth, the Certificate is exchangeable for a new Certificate evidencing the same undivided ownership interest, as requested by the holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Servicer, the Depositor, the Seller and the Trustee and any agent of any of the foregoing, may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the foregoing shall be affected by notice to the contrary.

                  The obligations created by the Agreement shall terminate upon notice to the Trustee of (i) the later of (a) the distribution to Certificateholders of the final payment or collection with respect to the last Mortgage Loan (or Periodic Advances of same by the Servicer), or the disposition of all funds with respect to the last Mortgage Loan and the remittance of all funds due under the Agreement and the payment of all amounts due and payable to the Certificate Insurer and the Trustee or (b) mutual consent of the Servicer, the Certificate

Insurer and all Certificateholders, or (ii) the purchase by the Servicer of all outstanding Mortgage Loans and REO Properties at a price determined as provided in the Agreement (the exercise of the right of the Servicer to purchase all the Mortgage Loans and property in respect of Mortgage Loans will result in early retirement of the Certificates), the right of the Servicer to purchase being subject to Class A-4 Certificate Principal Balance at the time of purchase being less than ten percent (10%) of the scheduled Principal Balance of the HELs as of the Cut-Off Date plus the Group II Original Pre-Funded Amount.

                  Unless this Certificate has been countersigned by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed by its authorized officer.

                                                THE CHASE MANHATTAN BANK,
                                                not in its individual capacity
                                                but solely as Trustee


                                                By:_____________________________
                                                       Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

                  This is a Class A-4 Certificate referred to in the within-mentioned Agreement.

                                                THE CHASE MANHATTAN BANK,
                                                not in its individual capacity
                                                but solely as Trustee


                                                By:_____________________________
                                                       Authorized Signatory

Dated: November 18, 1997

                             STATEMENT OF INSURANCE

                  MBIA Insurance Corporation (the "Insurer") has issued a policy containing the following provisions, such policy being on file at The Chase Manhattan Bank, as trustee (the "Trustee").

                  The Insurer, in consideration of the payment of the premium and subject to the terms of the Certificate Insurance Policy (the "Policy"), thereby unconditionally and irrevocably guarantees to any Holder (as described below) that an amount equal to each full and complete Insured Payment will be received by the Trustee or its successors, as trustee for the Holders, on behalf of the Holders, from the Insurer, for distribution by the Trustee to each Holder of each Holder's proportionate share of such Insured Payment. The Insurer's obligations under the Policy with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable Insured Payment are received by the Trustee, whether or not such funds are properly applied by the Trustee. Insured Payments shall be made only at the time set forth in the Policy, and no accelerated Insured Payments shall be made regardless of any acceleration of the Obligations, unless such acceleration is at the sole option of the Insurer. "Obligations" shall mean:

                                   $15,000,000
                   Irwin Home Equity Corporation Trust 1997-2
                       Mortgage Pass-Through Certificates
                      Certificates Series 1997-2, Class A-4

                  Notwithstanding the foregoing paragraph, the Policy does not cover shortfalls, if any, attributable to the liability of the Trust, any REMIC established by the Trust or the Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability).

                  The Insurer will pay any Insured Payment that is a Preference Amount on the Business Day following receipt on a Business Day by the Fiscal Agent (as described below) of (i) a certified copy of the order requiring the return of such Preference Amount, (ii) an opinion of counsel satisfactory to the Insurer that such order is final and not subject to appeal, (iii) an assignment in such form as is reasonably required by the Insurer, irrevocably assigning to the Insurer all rights and claims of the Holder relating to or arising under the Obligations against the debtor which made such Preference Amount or otherwise with respect to such Preference Amount and (iv) appropriate instruments to effect the appointment of the Insurer as agent for such Holder in any legal proceeding related to such Preference Amount, such instruments being in a form satisfactory to the Insurer, provided that if such documents are received after 12:00 noon New York City time on such Business Day, they will be deemed to be received on the following Business Day. Such payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Holder and not to any Holder directly unless such Holder has returned principal or interest paid on the Obligations to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Holder.

                  The Insurer will pay any other amount payable under the Policy no later than 12:00 noon, New York City time, on the later of (i) the Remittance Date on which the Class A-4

Distribution Amount is due or (ii) the second Business Day following receipt in New York, New York on a Business Day by State Street Bank and Trust Company, N.A., as Fiscal Agent for the Insurer or any successor fiscal agent appointed by the Insurer (the "Fiscal Agent") of a Notice (as described below), provided that, if such Notice is received after 12:00 noon, New York City time, on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making claim under the Policy it shall be deemed not to have been received by the Fiscal Agent for purposes of this paragraph, and the Insurer or the Fiscal Agent, as the case may be, shall promptly so advise the Trustee and the Trustee may submit an amended Notice.

                  Insured Payments due under the Policy unless otherwise stated therein will be disbursed by the Fiscal Agent to the Trustee on behalf of the Holders by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Trustee for the payment of such Insured Payment and legally available therefor.

                  The Fiscal Agent is the agent of the Insurer only and the Fiscal Agent shall in no event be liable to Holders for any acts of the Fiscal Agent or any failure of the Insurer to deposit or cause to be deposited, sufficient funds to make payments due under the Policy.

                  As used herein, the following terms shall have the following meanings:

                  "Agreement" means the Pooling and Servicing Agreement dated as of November 1, 1997 by and among Prudential Securities Secured Financing Corporation, as Depositor, Irwin Home Equity Corporation, as Servicer, and the Trustee, as trustee, without regard to any amendment or supplement thereto.

                  "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions located in the states of New York, Illinois or California or in the city in which the corporate trust office of the Trustee under the Agreement is located are authorized or obligated by law or executive order to close.

                  "Class A-4 Distribution Amount" means, for any Remittance Date, the amount distributed to the Holders of the Class A-4 Certificates on such Remittance Date pursuant to Sections 6.5(a)(iii) and (iv) of the Agreement, which amount shall be the lesser of (a) the Class A-4 Formula Distribution Amount for such Remittance Date and (b) the amount (including any applicable portion of any Insured Payment) available for distribution on account of the Class-A4 Certificates for such Remittance Date.

                  "Deficiency Amount" means the excess of the Group II Credit Enhancement Distribution Amount over the amount then on deposit in and Available to be withdrawn from the Reserve Account (or available to be drawn under any Eligible Letter of Credit) on such Remittance Date.

                  "Insured Payment" means, (i) as of each Payment Date, pay Deficiency Amount and (ii) the unpaid Preference Amount.

                  "Notice" means the telephonic or telegraphic notice, promptly confirmed in writing by fax substantially in the form of Exhibit A attached hereto, the original of which is subsequently delivered by registered or certified mail, from the Trustee specifying the Insured Payment which shall be due and owing on the applicable Remittance Date.

                  "Holder" means each Class A-4 Certificateholder (as defined in the Agreement and other than the Trustee, the Seller, the Depositor, the Servicer or any Sub-Servicer) who, on the applicable Remittance Date, is entitled under the terms of the Class A-4 Certificate to payment thereunder.

                  "Preference Amount" means any amount previously distributed to a Holder that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time in accordance with a final nonappealable order of a court having competent jurisdiction.

                  Capitalized terms used herein and not otherwise defined in the Policy shall have the respective meanings set forth in the Agreement as of the date of execution of the Policy, without giving effect to any subsequent amendment or modification to the Agreement unless such amendment or modification has been approved in writing by the Insurer.

                  Any notice under the Policy or service of process on the Fiscal Agent of the Insurer may be made at the address listed below for the Fiscal Agent of the Insurer or such other address as the Insurer shall specify in writing to the Trustee.

                  The notice address of the Fiscal Agent is 61 Broadway, 15th Floor, New York, New York 10006, Attention: Municipal Registrar and Paying Agency, or such other address as the Fiscal Agent shall specify to the Trustee in writing.

                  The Policy is being issued under and pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

                  The insurance provided by the Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

                  The Policy is not cancelable for any reason. The premium on the Policy is not refundable for any reason including payment, or provision being made for payment, prior to maturity of the Obligations.


                                                      MBIA INSURANCE CORPORATION

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAW OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY (i) IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND (ii) IN ACCORDANCE WITH THE PROVISIONS OF SECTION 4.2 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CLASS R CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES AN OPINION OF COUNSEL AND AN AFFIDAVIT TO THE TRUSTEE THAT SUCH TRANSFEREE IS A PERMITTED TRANSFEREE (AS DEFINED IN THE POOLING AND SERVICING AGREEMENT) OR AN AGENT OF A PERMITTED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER OF THIS CLASS R CERTIFICATE TO A PERSON OTHER THAN A PERMITTED TRANSFEREE OR AN AGENT OF A PERMITTED TRANSFEREE, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING INDIVIDUAL RETIREMENT ACCOUNTS AND ANNUITIES, KEOGH PLANS AND COLLECTIVE INVESTMENT FUNDS AND SEPARATE ACCOUNTS IN WHICH SUCH PLANS, ACCOUNTS OR ARRANGEMENTS ARE INVESTED THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 ("CODE"), EXCEPT IN ACCORDANCE WITH THE PROCEDURES DESCRIBED HEREIN.

                   IRWIN HOME EQUITY CORPORATION TRUST 1997-2
                       MORTGAGE PASS-THROUGH CERTIFICATES
                               CLASS R CERTIFICATE

Series 1997-2                                 Percentage Interest of
                                              this Certificate:  100%

No. R-1                                       First Remittance Date:
                                              December 15, 1997

Date of Pooling and Servicing Agreement:      Closing Date:
November 1, 1997                              November 18, 1997

Cut-Off Date:                                 Latest Maturity Date:
close of business                             November 15, 2018
October 31, 1997

Servicer Irwin Home Equity                    Trustee:THE CHASE MANHATTAN BANK
Corporation

                  This certifies IHE Funding Corp. is the registered owner of the Class R percentage interest (the "Percentage Interest") in a segregated pool of assets (the 1997-2 REMIC) within a trust fund consisting primarily of a pool of home equity revolving credit line loans and a pool of closed-end home equity loans in each case secured by mortgages on one- to four-family, residential properties (the "Mortgage Loans") serviced by Irwin Home Equity Corporation (hereinafter called the "Servicer", in its capacity as a servicer under that certain Pooling and Servicing Agreement (the "Agreement")), dated as of November 1, 1997 among Irwin Home Equity Corporation, as servicer, Prudential Securities Secured Financing Corporation, as depositor (the "Depositor"), and The Chase Manhattan Bank, as trustee (the "Trustee"). The Mortgage Loans were originated or acquired by IHE Funding Corp. in accordance with that certain Mortgage Loan Sale Agreement, dated as of November 1, 1997 between Irwin Union Bank and Trust Company and IHE Funding Corp., and transferred to the Depositor in accordance with that certain Purchase and Sale Agreement, dated as of November 1, 1997 between IHE Funding Corp., as seller thereunder (the "Seller") and the Depositor. The Mortgage Loans will be serviced by the Servicer pursuant to the terms and conditions of the Agreement, certain of the pertinent provisions of which are set forth herein. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the holder of this Certificate by virtue of the acceptance hereof assents and by which such holder is bound. The Mortgage Loans have aggregate outstanding principal balances, at the close of business on the Cut-Off Date herein referred to, after application of payments made on or before such date, of $50,000,384.91 and the Pre-Funding Account contains a deposit as of the Closing Date of $79,999,615.09.

                  On each Remittance Date, commencing on December 15, 1997, the Trustee shall distribute to the Person in whose name this Certificate is registered on the last day of the calendar month immediately preceding the month of such Remittance Date (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Class R Certificates on such Remittance Date pursuant to Section 6.5 of the Agreement.

                  Distributions on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto as shall appear on the Certificate Register without the presentation or surrender of this Certificate (except for the final distribution as described below) or the making of any notation thereon, at a bank or other entity having appropriate facilities therefor, if such Person shall own of record Certificates of the same Class which have denominations aggregating at least $5,000,000 appearing in the Certificate Register and shall have so notified the Trustee at least five business days prior to the related Record Date, or by check mailed to the address of such Person appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in New York, New York.

                  This Certificate is one of the duly authorized issue of Certificates designated as Irwin Home Equity Corporation Trust 1997-2 Mortgage Pass-Through Certificates, Series 1997-2, Class R (herein called the "Certificates") and representing undivided ownership.

                  The Certificates do not represent an obligation of, or an interest in, the Depositor, the Seller, the Servicer, the Certificate Insurer or the Trustee and are not Insured or guaranteed by the Federal Deposit Insurance Corporation, the Government National Mortgage Association, the Federal Housing Administration or the Veterans Administration or any other governmental agency. The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Servicer from related recoveries on such Mortgage Loan.

                  MBIA Insurance Corporation (the "Certificate Insurer") has issued two surety bonds, one with respect to the Class A-1 Certificate, and the other with respect to the Class A-2 , Class A-3 and Class A-4 Certificates, copies of which are attached as Exhibits A-1 and A-2 respectively to the Agreement.

                  Subject to certain restrictions, the Agreement permits the amendment thereof by the Depositor, the Servicer and the Trustee. Subject to the rights of the Certificate Insurer, the Agreement permits the Majority Certificate- holders to waive, on behalf of all Certificateholders, any default by the Servicer in the performance of its obligations under the Agreement and its consequences, except a default in making any required distribution on a Certificate. Any such consent or waiver by the Majority Certificateholders shall be conclusive and binding on the holder of this Certificate and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate.

                  As provided in the Agreement and subject to certain limitations therein set forth, including, without limitation, with respect to the Class R Certificates, execution and delivery as appropriate of the Transfer Affidavit and Agreement (attached as an exhibit to the Agreement) and the Transfer Certificate (attached as an exhibit to the Agreement) described in
Section 4.2(i) of the Agreement, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in New York, New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to, the Trustee, duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate undivided Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer of a Class R Certificate or any interest therein shall be made to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Code (each, a "Plan"), unless the prospective transferee of a Class R Certificate provides the Servicer and the Trustee with a certification of facts and, at its own expense, an Opinion of Counsel which establish to the satisfaction of the Servicer and the Trustee that such transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Code or cause the Servicer or the Trustee to be deemed a fiduciary of such Plan or result in the imposition of an excise tax under Section 4975 of the Code.

                  The Certificates are issuable only in fully-registered form. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for a new Certificate evidencing the same undivided ownership interest, as requested by the holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Servicer, the Depositor, the Seller and the Trustee and any agent of any of the foregoing, may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the foregoing shall be affected by notice to the contrary.

                  The obligations created by the Agreement shall terminate upon notice to the Trustee of: (i) the later of (a) the distribution to Certificateholders of the final payment or collection with respect to the last Mortgage Loan (or periodic Advances of same by the Servicer), or the disposition of all funds with respect to the last Mortgage Loan and the remittance of all funds due under the Agreement and the payment of all amounts due and payable to the Certificate Insurer and the Trustee or (b) mutual consent of the Servicer, the Certificate insurer and all Certificate-holders, or (ii) subject to certain restrictions described in the Agreement, the purchase by the Servicer of the last of two Groups of all outstanding Mortgage Loans and REO Properties at a price determined as provided in the Agreement (the exercise of the right of the Servicer to purchase all the Mortgage Loans and property in respect of Mortgage Loans will result in early retirement of the Certificates), such right of the Servicer to purchase being subject to the related Class A Principal Balance at the time of purchase being less than ten percent (10%) of the related original Class A Principal Balance. By its acceptance of this Certificate, the Certificateholder hereby appoints the Servicer as its attorney-in-fact to negotiate the sale and effect the transfer of a Class R Certificate in accordance with Section 4.2(i) of the Agreement and to adopt a plan of liquidation of the Trust Fund. Unless this Certificate has been countersigned by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed by its authorized officer.

                                                THE CHASE MANHATTAN BANK,
                                                not in its individual capacity
                                                but solely as Trustee


                                                By:_____________________________
                                                        Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

This one of the Class R Certificates referred to in the within-mentioned Agreement.

THE CHASE MANHATTAN BANK,
not in its individual capacity
but solely as Trustee


By:___________________________
     Authorized Signatory

Dated: NOVEMBER 18, 1997

                             ADDITIONAL CERTIFICATE

                  THIS CERTIFICATE OR ANY INTEREST HEREIN MAY NOT BE TRANSFERRED, ASSIGNED, EXCHANGED OR CONVEYED, EXCEPT IN ACCORDANCE WITH SECTIONS
4.2 AND 4.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

No. 1                                                                   One Unit

                                IRWIN HOME EQUITY
                            CORPORATION TRUST, 1997-2
                             ADDITIONAL CERTIFICATE

                   This Certificate represents an interest in
                 the Irwin Home Equity Corporation Trust, 1997-2

                  Evidencing a 100% interest in the Additional Balances on the Mortgage Loans and in the Additional Mortgage Loans held by the Trust (the "Trust"), the assets of which consist primarily of a pool of home equity revolving credit line loans secured by mortgages on residential one-to-four family properties (the "Mortgage Loans").

                  (Not an interest in or obligation of Prudential Securities Secured Financing Corporation, IHE Funding Corp., ("IHE"), or any of their affiliates.)

                  This certifies that Irwin Union Bank and Trust Company is the registered owner of an interest in the Irwin Home Equity Corporation Trust 1997-2 issued pursuant to the Pooling and Servicing Agreement, dated as of November 1, 1997 (the "Pooling and Servicing Agreement"; such term to include any amendment or Supplement thereto) by and among Prudential Securities Secured Financing Corporation, as Depositor (the "Depositor"), Irwin Home Equity Corporation (in such capacity, the "Servicer"), as Servicer, and The Chase Manhattan Bank, as Trustee (the "Trustee"). The corpus of the Trust consists of all of the assets of, and all right, title and interest in and to the Trust Fund, on and after the Cut-Off Date, all proceeds generated from the assets of such Trust Fund, all monies as are from time to time deposited in the Accounts and any other account or account maintained for the benefit of the Certificateholders and the Holders of the Additional Certificate and all monies as are from time to time available to the Trust under any enhancement for any Series for payment to Certificateholders and the Holders of the Additional Certificate. The Additional Certificate represents the interest of the Holder of the Additional Certificate in and to the Trust Fund which is limited to the right to receive principal payments, interest payments and certain other collections and proceeds, as more fully specified in the Pooling and Servicing Agreement. This Additional Certificate does not represent any interest in the Trust Balances of the Mortgage Loans or any interest thereon not allocable to the Additional Balances.

                  This Certificate is merely a summary of the Pooling and Servicing Agreement and reference is made to the Pooling and Servicing Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties, and obligations of the Trustee. A copy of the Pooling and Servicing Agreement may be requested from the Trustee by writing to the Trustee at The Chase Manhattan Bank, 450 West

33rd Street, 10th Floor, New York, New York, Attention: Institutional Trust Group. To the extent not defined herein capitalized terms used herein have the meanings ascribed to them in the Pooling and Servicing Agreement.

                  This Certificate is the Additional Certificate, which represents a 100% interest in the Additional Balances held by the Trust, including the right to receive the collections and other amount at the times and in the amounts specified in the Pooling and Servicing Agreement. This Additional Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the holder hereof by virtue of the acceptance hereof assents and by which the holder hereof is bound.

                  The interest represented by this Additional Certificate at any time in the assets in the Trust shall not exceed the Trust's interest in the Additional Balances at such time. In addition to the Additional Certificate, certificates will be issued to investors pursuant to the Pooling and Servicing Agreement, which represent the interests of the certificateholders in the Trust. This certificate shall not represent any interest in the Certificate Account, the Trustee Collection Account, the Collection Account or the Reserve Account of Series 1997-2 except as specifically provided in the Pooling and Servicing Agreement.

                  Subject to certain conditions in the Pooling and Servicing Agreement, the obligations created by the Pooling and Servicing Agreement and the Trust created thereby shall terminate upon the earlier of (i) [November 15, 2019] and (ii) the day after the date on which funds shall have been deposited in the Collection Account or Trustee Collection Account sufficient to pay the Principal Balance of the Mortgage Loans plus applicable certificate interest accrued through the last day of the interest accrual period for such Remittance Date in full on all Certificates to the extent permitted by the Pooling and Servicing Agreement.

                  Upon the termination of the Trust pursuant to Article VIII of the Pooling and Servicing Agreement and the surrender of the Additional Certificate, the Trustee shall assign and convey to the Holder hereof (without recourse, representation or warranty) all right, title and interest of the Trust in the Additional Balances represented hereby. The Trustee shall execute and deliver such instruments of transfer and assignment, in each case without recourse, as shall be reasonably requested by the Transferor to vest in the Transferor all right, title and interest which the Trustee had in the applicable assets.

                   Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement, or be valid for any purpose.

                  .IN WITNESS WHEREOF, PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION has caused the Trustee to issue this Additional Certificate No. 1, and to be duly executed by the Trustee on this, the 18th day of November, 1997.

                                                THE CHASE MANHATTAN BANK,
                                                not in its individual capacity
                                                but solely as Trustee


                                                By:____________________________
                                                      Authorized Signatory


                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                  This is the Additional Certificate referred to in the within-mentioned Pooling and Servicing Agreement.


Dated:  November 18, 1997                       THE CHASE MANHATTAN BANK,
                                                not in its individual capacity
                                                but solely as Trustee

                                                By:____________________________
                                                      Authorized Signatory

                            CONTENTS OF MORTGAGE FILE

                   IRWIN HOME EQUITY CORPORATION TRUST 1997-2

                  The Mortgage File for each Mortgage Loan shall include each of the following documents and each other document added to such file from time to time:

                  (1)  The original Mortgage Note;

                  (2) The original Mortgage with evidence of recording indicated thereon; provided, however, that if such recorded Mortgage has been lost or destroyed by the recording office, a copy of such Mortgage certified by the recording office to be a true copy of such Mortgage shall instead be required;

                  (3) A recorded assignment of the original Mortgage, or, until such assignment is returned from the applicable recording office, evidence of submission for recordation of such assignment in such recording office;

                  (4) Any intervening Assignments of the Mortgage with evidence of recording thereon;

                  (5) Any assumption, modification, consolidation or extension agreements;

                  (6) (A) The policy of title insurance (or a commitment for title insurance, if the policy is being held by the title insurance company pending recordation of the Mortgage) and the certificate of primary mortgage guaranty insurance, if any, issued with respect to any Mortgage Loan with a credit limit or Principal Balance in excess of $100,000 and with respect to any Mortgage Loan which is in a first lien position; and

                      (B) The limited liability title assurance with respect to any Mortgage Loan in a second lien position with a credit limit or Principal Balance between $35,001 and $50,000 and with a second mortgage ratio greater than 25% and with respect to any Mortgage Loan with a credit limit or Principal Balance between $50,001 and $100,000;

                  (7) Other related documents which are added to such file from time to time.

Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned in the Pooling and Servicing Agreement, dated as of November 1, 1997, by and among Prudential Securities Secured Financing Corporation, as Depositor, Irwin Home Equity Corporation, as Servicer and The Chase Manhattan Bank, as Trustee.

                    TRUSTEE CERTIFICATE AS TO MORTGAGE FILES

                   IRWIN HOME EQUITY CORPORATION TRUST 1997-2

                  The undersigned, a duly authorized representative of The Chase Manhattan Bank, a New York banking corporation, as Trustee (the "Trustee") pursuant to the Pooling and Servicing Agreement dated as of November 1, 1997 by and among Prudential Securities Secured Financing Corporation, a Delaware corporation, as Depositor of the Trust, Irwin Home Equity Corporation, an Indiana corporation, as Servicer, and the Trustee (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the "Pooling and Servicing Agreement"), does hereby certify as follows:

                  A. Capitalized terms used in this Certificate have their respective meanings set forth in the Pooling and Servicing Agreement. References herein to certain subsections are references to the respective subsections of the Pooling and Servicing Agreement.

                  B. This Certificate is being delivered pursuant to Section 2.4(a).

                  C. The undersigned is a Responsible Officer.

                  D. This Certificate is being delivered on or prior to the Closing Date.

                  E. Pursuant to and in accordance with the limitations set forth in Section 2.4(a), the Trustee hereby acknowledges receipt of the Class A-1 Certificate Insurance Policy, the Group II Certificate Insurance Policy and each Mortgage Note (with exceptions noted on the schedule attached hereto) as identified in the Mortgage Loan Schedule and declares it will hold such documents and any amendments, replacements or supplements thereto, as well as any other assets included in the definition of Trust Fund and delivered to the Trustee, as Trustee in trust upon and subject to the conditions set forth herein for the benefit of the Certificateholders and the Certificate Insurer.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed this 18th day of November, 1997.

                                                THE CHASE MANHATTAN BANK
                                                 as Trustee


                                                By:_____________________________
                                                       Authorized Signatory

                    FORM OF INITIAL CERTIFICATION OF TRUSTEE

                   IRWIN HOME EQUITY CORPORATION TRUST 1997-2

                  The undersigned, a duly authorized representative of The Chase Manhattan Bank, as Trustee (the "Trustee") and pursuant to the Pooling and Servicing Agreement dated as of November 1, 1997 by and among Prudential Securities Secured Financing Corporation, a Delaware corporation, as Depositor of the Trust, Irwin Home Equity Corporation, an Indiana corporation, as Servicer, and the Trustee (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the "Pooling and Servicing Agreement"), does hereby certify as follows:

                  A. Capitalized terms used in this Certificate have their respective meanings set forth in the Pooling and Servicing Agreement. Reference herein to certain subsections are references to the respective subsections of the Pooling and Servicing Agreement.

                  B. This Certificate is being delivered pursuant to Section 2.4(a).

                  C. The undersigned is a Responsible Officer.

                  D. This Certificate is being delivered by the date specified in Section 2.4(a).

                  E. Pursuant to and in accordance with the limitations set forth in Section 2.4, the Trustee hereby certifies and declares that, with noted exceptions on attached schedule, (i) all documents required to be delivered pursuant to Section 2.3 hereof and the Purchase and Sale Agreement are in its possession, (ii) each such document has been reviewed by it and has not been mutilated, damaged, torn or otherwise physically altered (handwritten additions, changes or corrections shall not constitute physical alteration if initialed by the Mortgagor), appears regular on its face and relates to such Mortgage Loan.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed this 18th day of November, 1997.

                                                THE CHASE MANHATTAN BANK
                                                 as Trustee


                                                By:____________________________
                                                      Authorized Signatory

                                    SCHEDULE

                  [List here with respect to each applicable Mortgage Loan, any defects relating to the form of the assignment of the related Mortgage]

                     FORM OF FINAL CERTIFICATION OF TRUSTEE

                   IRWIN HOME EQUITY CORPORATION TRUST 1997-2

                  The undersigned, a duly authorized representative of The Chase Manhattan Bank, as Trustee (the "Trustee") and pursuant to the Pooling and Servicing Agreement dated as of November 1, 1997 by and among Prudential Securities Secured Financing Corporation, a Delaware corporation, as Depositor of the Trust, Irwin Home Equity Corporation, an Indiana corporation, as Servicer, and the Trustee (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the "Pooling and Servicing Agreement"), does hereby certify as follows:

                  A. Capitalized terms used in this Certificate have their respective meanings set forth in the Pooling and Servicing Agreement. Reference herein to certain subsections are references to the respective subsections of the Pooling and Servicing Agreement.

                  B. This Certificate is being delivered pursuant to Section 2.4(a).

                  C. The undersigned is a Responsible Officer.

                  D. This Certificate is being delivered by the date specified in Section 2.4(a).

                  E. Pursuant to and in accordance with the limitations set forth in Section 2.4, the Trustee hereby certifies and declares that, with noted exceptions on attached schedule, (i) all documents required to be delivered pursuant to Section 2.3 hereof and the Purchase and Sale Agreement are in its possession, (ii) each such document has been reviewed by it and has not been mutilated, damaged, torn or otherwise physically altered (handwritten additions, changes or corrections shall not constitute physical alteration if initialed by the Mortgagor), appears regular on its face and relates to such Mortgage Loan.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed this ____ day of _____________, 19__.

                                                THE CHASE MANHATTAN BANK
                                                 as Trustee


                                                By:____________________________
                                                      Authorized Signatory

                                    SCHEDULE

                  [List here with respect to each applicable Mortgage Loan, any defects relating to the form of the assignment of the related Mortgage]

                               REQUEST FOR RELEASE
                          OF MORTGAGE FILES TO SERVICER

                          IRWIN HOME EQUITY CORPORATION
                                  TRUST 1997-2

                  The undersigned, a duly authorized representative of Irwin Home Equity Corporation, an Indiana corporation (the "Servicer"), as Servicer pursuant to the Pooling and Servicing Agreement dated as of November 1, 1997 by and among Prudential Securities Secured Financing Corporation, as Depositor of the Trust, Irwin Home Equity Corporation, an Indiana corporation, as Servicer, and The Chase Manhattan Bank, a New York banking corporation, as Trustee (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the "Pooling and Servicing Agreement"), does hereby certify as follows:

                  A. Capitalized terms used in this Certificate have their respective meanings set forth in the Pooling and Servicing Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Pooling and Servicing Agreement.

                  B. This Certificate is being delivered pursuant to Section 2.4(c), 3.3(b), or 5.13.

                  C. The Servicer is the Servicer under the Pooling and Servicing Agreement.

                  D. The undersigned is a Servicing Officer.

                  E. Pursuant to the Pooling and Servicing Agreement, the Servicer hereby requests release to it of the Mortgage File held by the Trustee with respect to the following described Mortgage Loan for the reason indicated below.

                  F. All amounts required to be deposited in the Collection Account pursuant to the Pooling and Servicing Agreement in connection with this release have been deposited in the Collection Account.

Mortgage Loan No.:

Mortgagor's Name:

Reason for Requesting Mortgage File:

_____      1      Pursuant to Section 2.4(c), a purchase of a Mortgage Loan has occurred.

_____      2      Pursuant to Section 2.4(c), a substitution of a Mortgage Loan has occurred.

_____      3      Pursuant to Section 5.13, payment of any Mortgage Loan has been either made in full or the Servicer has received a notification that payment in full will be escrowed in a manner customary for such purposes.

_____      4      Pursuant to Section 3.3, a breach of a representation or
                  warranty has occurred.

_____      5      Pursuant to 3.3(e), the Mortgage Loan does not constitute
                  a Qualified Mortgage.

_____      6      Other [Insert description of other servicing requirement].

                  The Servicer represents that release to it of such Mortgage File is required for the reason herein set forth and acknowledges that the above-referenced Mortgage File will be held by the Servicer in accordance with the provisions of the Pooling and Servicing Agreement.

                  IN WITNESS WHEREOF, the Servicer has caused this Certificate to be duly executed this ____ day of ____________, ____.

                                                Irwin Home Equity Corporation
                                                  as Servicer


                                                By:_____________________________
                                                      Authorized Signatory

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT
                   IRWIN HOME EQUITY CORPORATION TRUST 1997-2

                RESIDUAL CERTIFICATEHOLDER AFFIDAVIT PURSUANT TO
              SECTION 860E(e) OF THE INTERNAL REVENUE CODE OF 1986

Re:      Irwin Home Equity Corporation
         Mortgage Pass-Through Certificates, Series 1997-2


STATE OF NEW YORK        )
                         ) ss.:
COUNTY OF NEW YORK       )


                  I, [Name of Officer], under penalties of perjury, declare that, to the best of my knowledge and belief, the following representations are true, correct and complete and being first sworn, depose and say:

                  1. That I am the [Title of Officer] of [Name of Transferee] (the "Investor") (taxpayer identification number ____________), on behalf of which I have the authority to make this affidavit.

                  2. That the Investor is acquiring a Class R Certificate (a "Residual Certificate") in the initial principal amount of $0.00, which Residual Certificate represents a residual interest in the Trust Estate established by Prudential Securities Secured Financing Corporation (the "Depositor") to secure its Mortgage PassThrough Certificates, for which a real estate mortgage investment conduit ("REMIC") election has been made under Section 860D of the Internal Revenue Code of 1986, as amended (the "Code").

                  3. That no purpose of the acquisition of the Residual Certificate is to avoid or impede the assessment or collection of federal income tax.

                  4. That the Investor is a Permitted Transferee, as defined in that certain Pooling and Servicing Agreement dated as of November 1, 1997.

                  5. That the Investor is not a "Disqualified Organization" (as defined below), and that the Investor is not acquiring the Residual Certificate for the account of, or as agent nominee of, or with a view to me transfer of direct or indirect record or beneficial ownership to, a Disqualified Organization. For the purposes hereof, a Disqualified Organization is any of the following: (i) the United States, any state or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing; (ii) any organization (other than a farmer's cooperative as defined in Section 521 of the Code) that is exempt from federal income taxation (including taxation under the unrelated business taxable income provisions of the Code); or (iii) any rural telephone or electrical service cooperative described in Section 1381(a)(2)(C) of the Code.

                  6. That the Investor acknowledges that Section 860E(e) of the Code imposes a substantial tax on the transferor or, in certain circumstances, on an agent for the transferee, with respect to any transfer of any interest in any Residual Certificate to a Disqualified Organization.

                  7. That the Investor (i) is not a plan that is subject to the Department of Labor regulation set forth in 29 C.F.R. ss. 2510.3-101 (the "Plan Asset Regulations") or (ii) has provided a "Benefit Plan Opinion" to The Chase Manhattan Bank, as Certificate Registrar. A "Benefit Plan Opinion" is an opinion of counsel satisfactory to the Trustee, the Issuer and the Servicer to the effect that the proposed transfer will not (a) cause the assets of the REMIC to be regarded as plan assets for purposes of the Plan Asset Regulations or (b) give rise to a fiduciary duty on the part of the Depositor, the Servicer or the Trustee.

                  8. That the Investor is a "U.S. Person" as that term is defined in the Transferee's Letter of even date herewith, and that the Investor is the beneficial owner of the Residual Certificate, and is not holding the Residual Certificate as nominee for any other person.

                  9. That the Investor acknowledges that as the holder of the Residual Certificate, to the extent the Residual Certificate would be treated as a noneconomic residual interest within the meaning of Treasury Regulation
Section 1.860E-1(c)(2), the Investor may incur tax liabilities in excess of cash flows generated by the Residual Certificate and that the Investor intends to pay taxes associated with holding the Residual Certificate as they become due.

                  10. That the Investor is not acquiring its ownership interest in the Class R Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Class R Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of Section 4.2 of the Pooling and Servicing Agreement and agrees to be bound by them.

                  11. That the Investor is not a "pass-through interest holder" within the meaning of temporary Treasury Regulation Section 1.67-3T(a)(2)(i)(A).

                  IN WITNESS WHEREOF, the Investor has caused this instrument to be duly executed on its behalf, by its [Title of Officer] and its seal to be hereunto attached, this ____ day of _______, 199_.

                                                By:_____________________________
                                                Name:
                                                Title:

                  Personally appeared before me [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be a [Title of Officer] of the Investor, and acknowledged to me that he executed the same as his free act and deed and as the free act and deed of the Investor.


Subscribed and sworn before me
this ____ day of _______, 199_.

______________________________
Notary Public

My commission expires ________________.

                        FORM OF TRANSFEROR'S CERTIFICATE

                   IRWIN HOME EQUITY CORPORATION TRUST 1997-2

                                                          ________________, 19__

The Chase Manhattan Bank
450 West 33rd Street, 10th Floor
New York, New York 10001


          Re: Irwin Home Equity Corporation Trust 1997-2 Mortgage Pass-Through Certificates, Series 1997-2, Class R Certificates

Ladies and Gentlemen:

                  This letter is delivered to you in connection with the transfer by _____________________ (the "Seller") to ______________________ (the
"Purchaser") of a ___% Percentage Interest of Irwin Home Equity Corporation Mortgage Pass-Through Certificates, Series 1997-2, Class R (the "Certificates"), pursuant to Section 4.2 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of November 1, 1997 among Irwin Home Equity Corporation, as servicer (the "Company"), Prudential Securities Secured Financing Corporation, as depositor, and The Chase Manhattan Bank, as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Seller hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

                  1. No purpose of the Seller relating to the transfer of the Certificates by the Seller to the Purchaser is or will be to impede the assessment or collection of any tax.

                  2. The Seller understands that the Purchaser has delivered to the Trustee and the Company a transfer affidavit and agreement in the form attached to the Pooling and Servicing Agreement as Exhibit I. The Seller does not know or believe that any representation contained therein is false.

                  3. The Seller has no actual knowledge that the proposed Transferee is not both a United States Person and a Permitted Transferee.

                                                Very truly yours,

                                                ________________________________
                                                (Seller)

                                                By:_____________________________
                                                Name:___________________________
                                                Title:__________________________

                 FORM OF ERISA INVESTMENT REPRESENTATION LETTER

                   IRWIN HOME EQUITY CORPORATION TRUST 1997-2

Prudential Securities Secured
  Financing Corporation
One New York Plaza
New York, NY 10292

Irwin Home Equity Corporation
12677 Alcosta Boulevard, Suite 500
San Ramon, CA 94583

The Chase Manhattan Bank
450 West 33rd Street, 10th Floor
New York, New York 10001


                  Re: Irwin Home Equity Corporation Trust 1997-2 Mortgage
                      Pass-Through Certificates, Series 1997-2,
                      Class R Certificates

                  The undersigned (the "Purchaser") proposes to purchase certain Class R Certificates (the "Certificates"). In doing so, the Purchaser hereby acknowledges and agrees as follows:

                  Section 1. Definitions. Each capitalized term used herein and not otherwise defined shall have the meaning given it in the Pooling and Servicing Agreement, dated as of November 1, 1997 (the "Agreement"), among Prudential Securities Secured Financing Corporation, as Depositor (the "Depositor"), Irwin Home Equity Corporation, as Servicer (the "Servicer") and The Chase Manhattan Bank, as Trustee (the "Trustee") relating to the Certificates.

                  Section 2. Representations and Warranties of the Purchaser. In connection with the proposed transfer, the Purchaser represents and warrants to the Depositor and the Trustee that the Purchaser is not a pension or benefit plan or individual retirement arrangement that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or to Section 4975 of the Code or an entity whose underlying assets are deemed to be assets of such a plan or arrangement by reason of such plan's or arrangement's investment in the entity, as determined under U.S. Department of Labor Regulations 29 C.F.R. ss. 2510.3-101 or otherwise.

                  IN WITNESS WHEREOF, the undersigned has caused this ERISA Investment Representation Letter to be validly executed by its duly authorized representative as of the date first above written.

                                                    [NAME OF PURCHASER]

                                                    By:________________
                                                       Name:
                                                       Title:

               OFFICER'S CERTIFICATE OF THE SELLER: PREPAID LOANS

                  The undersigned, a duly authorized representative of IHE Funding Corp., a Delaware corporation (the "Seller"), as Seller under the Pooling and Servicing Agreement dated as of November 1, 1997 by and among Prudential Securities Secured Financing Corporation, as Depositor, Irwin Home Equity Corporation, an Indiana corporation, as Servicer, and The Chase Manhattan Bank, a New York banking corporation as Trustee and Custodial Agent (as such agreement may be amended, supplemented or otherwise modified from time to time, the "Pooling and Servicing Agreement"), does hereby certify as follows:

                  A. Capitalized terms used in this Certificate have their respective meanings set forth in the Pooling and Servicing Agreement. References herein to certain Sections and subsections are references to the respective Sections and subsections of the Pooling and Servicing Agreement.

                  B. This Certificate is being delivered pursuant to Section
2.3.

                  C. Pursuant to Section 2.3, the following Mortgage Loans have been prepaid in full after the Cut-off Date and prior to the date of the execution of the Pooling and Servicing Agreement:

Mortgage Loan No.: "See Attached Schedule"

                  IN WITNESS WHEREOF, the Servicer has caused this Certificate to be executed and delivered on its behalf by its duly authorized officer on this 18th day of November, 1997.

                                                IHE FUNDING CORP.

                                                By:_____________________________
                                                   Name:
                                                   Title:



        [SIGNATURE PAGE OF SELLER' OFFICER'S CERTIFICATE: PREPAID/LOANS]

                   IRWIN HOME EQUITY CORPORATION TRUST 1997-2

                            Schedule of Prepaid Loans

Loan                                                             Original Trust
Number         Date Paid Off             Product Type               Balance
------         -------------             ------------            --------------

                           FORM OF TRANSFEREE'S LETTER

                   IRWIN HOME EQUITY CORPORATION TRUST 1997-2

[TRANSFEROR]
[ADDRESS]

The Chase Manhattan Bank
450 West 33rd Street, 10th Floor
New York, New York 10001


Ladies and Gentlemen:

                  We propose to purchase a Irwin Home Equity Corporation, Mortgage Pass-Through Certificates Class R Certificate (a "Residual Certificate") issued under a Pooling and Servicing Agreement, dated as of November 1, 1997, among Prudential Securities Secured Financing Corporation, as Depositor, Irwin Home Equity Corporation, as Servicer, The Chase Manhattan Bank, as trustee (the "Pooling and Servicing Agreement"). Capitalized terms used but not defined herein shall have the meanings set forth in the Pooling and Servicing Agreement. We are delivering this letter pursuant to Section 4.2(i) of the Pooling and Servicing Agreement.

                  1. We certify that on the date hereof we have simultaneously herewith delivered to you an affidavit certifying, among other things, that (A) we are not a Disqualified Organization and (B) we are not purchasing such Residual Certificate on behalf of a Disqualified Organization. We understand that any breach by us of this certification may cause us to be liable for a tax imposed upon transfers to Disqualified Organizations.

                  2. We acknowledge that we will be the beneficial owner of the Residual Certificate and that the Residual Certificate will be registered in our name and not in the name of a nominee.

                  3. We certify that no purpose of our purchase of the Residual Certificate is to avoid or impede the assessment or collection of tax.

                  4. We represent that:

                            (a) we understand that the Residual Certificate represents for federal income tax purposes a "residual interest" in a real estate mortgage investment conduit; and

                            (b)    we understand that as the holder of a
                                   Residual Certificate we will be required to take into account, in determining our taxable income, our pro rata percentage interest of the taxable income of the applicable Trust REMIC in accordance with all applicable provisions of the Internal Revenue code of 1986, as amended (the "Code")

                  5. We understand that if, notwithstanding the transfer restrictions, the Residual Certificate is in fact transferred to a Disqualified Organization, a tax may be imposed on the transferor of such Residual Certificate. We agree that any breach by us of these representations shall render such transfer of such Residual Certificate by us absolutely null and void and shall cause no rights in the Residual Certificate to vest in the transferee.

                  6. The sale to us and our purchase of the Residual Certificate constitutes a sale for tax and all other purposes and each party thereto has received due and adequate consideration. In our view, the transaction represents fair value, representing the results of arms length negotiations and taking into account our analysis of the tax and other consequences of investment in the Residual Certificate.

                  7. We expect that the purchase of the Residual Certificate, together with the receipt of the price, if any, therefor will be economically neutral or profitable to us overall, after all related expenses (including taxes) have been paid and based on conservative assumptions with respect to discount rates, prepayments and other factors necessary to evaluate profitability.

                  8. We are a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust that is subject to U.S. federal income tax regardless of the source of its income. We are duly organized and validly existing under the jurisdiction of our organization. We are neither bankrupt nor insolvent nor do we have reason to believe that we will become bankrupt or insolvent. We have conducted and are conducting our business so as to comply in all material respects with all applicable statutes and regulations. The person executing and delivering this letter on our behalf is duly authorized to do so, the execution and delivery by us of this letter and the consummation of the transaction on the terms set forth herein are within our corporate power and upon such execution and delivery, this letter will constitute our legal, valid and binding obligation, enforceable against us in accordance with its terms, subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting the right of creditors generally and to general principles of equity and the discretion of the court (regardless of whether enforcement of such remedies is considered in a proceeding in equity or at law).

                  9. Neither the execution and delivery by us of this letter, nor the compliance by us with the provisions hereof, nor the consummation by us of the transactions as set forth herein, will (A) conflict with or result in a breach of, or constitute a default or result in the acceleration of any obligation under, our articles or by-laws or, after giving effect to the consents or the taking of the actions contemplated by clause (B) of this subparagraph, any of the provisions of any law, governmental rule, regulation, judgment, decree or ordering binding on us or our properties, or any of the provisions of any indenture or mortgage or any other contract or instrument to which we are a party or by which we or any of our properties is bound, or (B) require the consent of or notice to or any filing with, any person, entity or governmental body, which has not been obtained or made by us.

                  10. We anticipate being a profit-making entity on an ongoing basis.

                  11. We have filed all required federal and state income tax returns and have paid all federal and state income taxes due; we intend to file and pay all such returns and taxes in the future. We acknowledge that as the holder of the Residual Certificate, to the extent the Residual Certificate would be treated as a noneconomic residual interest within the meaning of Treasury Regulation Section 1.860E-1(c)(2), we may incur tax liabilities in excess of cash flows generated by the Residual Certificate and that we intend to pay taxes associated with holding the Residual Certificate as they become due.

                  12. We agree that in the event that at some future time we wish to transfer any Residual Certificate, we will transfer such Residual Certificate only to a transferee that:

                            (a) is not a Disqualified Organization and is not purchasing such Residual Certificate on behalf of a Disqualified Organization;

                            (b) is a Permitted Transferee as defined in the Pooling and Servicing Agreement; and

                            (c) has delivered to the Certificate Registrar an affidavit and a transferee letter in the form of Exhibit I to the Pooling and Servicing Agreement, as appropriate, and a Transferee's certificate in the form of Exhibit J to the Pooling and Servicing Agreement and, if requested by the Registrar, an opinion of counsel, in form acceptable to the Registrar, that the proposed transfer will not cause the Residual Certificate to be held by a Disqualified Organization.

                  13. We are knowledgeable and experienced in financial, business and tax matters generally and in particular, the investment risks and tax consequences of REMIC residuals that provide little or no cash flow, and are capable of evaluating the merits and risks of an investment in the Residual Certificate; we are able to bear the economic risks of an investment in the Residual Interest Certificate.

                  14. In addition, we acknowledge that the Registrar will not register the transfer of a Residual Certificate to a transferee that is a non-U.S. Person.

                  15. Any Transferee shall promptly notify the Trustee of any change or impending change in its status as either a U.S. Person or a Permitted Transferee.

                  16. "U.S. Person" shall mean a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust that is subject to U.S. federal income tax regardless of the source of its income.

                  17. We hereby designate the Trustee as our fiduciary to perform the duties of the tax matters person for the REMIC.

                  [Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, we have caused this instrument to be duly executed on our behalf, by our [Title of Officer], this ____ day of _______, 199_.

                                                Very truly yours,

                                                [NAME OF TRANSFEREE]


                                                By:_____________________________
                                                   Name:
                                                   Title:

                      FORM OF SUBSEQUENT TRANSFER AGREEMENT

                   IRWIN HOME EQUITY CORPORATION TRUST 1997-2

                  Irwin Union Bank and Trust Company as Originator, IHE Funding Corp. as Seller, Prudential Securities Secured Financing Corporation, as Depositor, and Irwin Home Equity Corporation Trust 1997-2, as Purchaser, pursuant to the Pooling and Servicing Agreement dated as of November 1, 1997 among Prudential Securities Secured Financing Corporation, as Depositor, Irwin Home Equity Corporation, as Servicer and The Chase Manhattan Bank, as Trustee (the "Pooling and Servicing Agreement"), hereby confirm their understanding with respect to the sale by the Seller and the purchase by the Purchaser of those Mortgage Loans listed on the attached Schedule of Mortgage Loans (the "Subsequent Mortgage Loans").

                  Conveyance of Subsequent Mortgage Loans. The Originator does hereby irrevocably sell, transfer, assign, set over and otherwise convey to the Seller, without recourse (except as otherwise explicitly provided for herein) all of its right, title and interest in and to the Subsequent Mortgage Loans, exclusive of the obligations of the Originator with respect to the Subsequent Mortgage Loans but including specifically, without limitation, the Mortgages, the Mortgage Files and all other documents, materials and properties appurtenant thereto and the Mortgage Notes, including all interest and principal collected by the Originator on or with respect to the Subsequent Mortgage Loans on or after the related subsequent Cut-Off Date, together with all of its right, title and interest in and to the proceeds received on or after such subsequent Cut-Off Date of any related insurance policies on behalf of the Seller. The Originator shall deliver the original Mortgage or mortgage assignment with evidence of recording thereon (except as otherwise provided by the Pooling and Servicing Agreement) and other required documentation in accordance with the terms set forth in Section 2.10 of the Pooling and Servicing Agreement.

                  The Seller does hereby irrevocably sell, transfer, assign, set over and otherwise convey to the Depositor, without recourse (except as otherwise explicitly provided for herein) all of its right, title and interest in and to the Subsequent Mortgage Loans, exclusive of the obligations of the Seller or any other Person with respect to the Subsequent Mortgage Loans but including specifically, without limitation, the Mortgages, the Mortgage Files and all other documents, materials and properties appurtenant thereto and the Mortgage Notes, including all interest and principal collected by the Seller on or with respect to the Subsequent Mortgage Loans on or after the related subsequent Cut-Off Date, together with all of its right, title and interest in and to the proceeds received on or after such subsequent Cut-Off Date of any related insurance policies on behalf of the Depositor. The Seller shall deliver the original Mortgage or mortgage assignment with evidence of recording thereon (except as otherwise provided by the Pooling and Servicing Agreement) and other required documentation in accordance with the terms set forth in Section 2.10 of the Pooling and Servicing Agreement.

                  The Depositor does hereby irrevocably sell, transfer, assign, set over and otherwise convey to the Purchaser, without recourse (except as otherwise explicitly provided for herein) all of its right, title and interest in and to the Subsequent Mortgage Loans, exclusive of the obligations of the Depositor or any other Person with respect to the Subsequent Mortgage Loans but including specifically, without limitation, the Mortgages, the Mortgage Files and all other documents, materials and properties appurtenant thereto and the Mortgage Notes, including all interest and principal collected by the Depositor on or with respect to the Subsequent Mortgage Loans on or after the related subsequent Cut-Off Date, together with all of its right, title and interest in and to the proceeds received on or after such subsequent Cut-Off Date of any related insurance policies on behalf of the Purchaser. The Depositor shall deliver the original Mortgage or mortgage assignment with evidence of recording thereon (except as otherwise provided by the Pooling and Servicing Agreement) and other required documentation in accordance with the terms set forth in Section 2.10 of the Pooling and Servicing Agreement.

                  The expenses and costs relating to the delivery of the Subsequent Mortgage Loans specified in this Subsequent Transfer Agreement and the Pooling and Servicing Agreement shall be borne by the Seller.

                  The Originator and the Seller hereby affirm the representations and warranties set forth in the Mortgage Loan Sale Agreement and the Purchase and Sale Agreement, respectively, that relate to the Subsequent Mortgage Loans on the date hereof. The Originator and the Seller each hereby deliver notice and confirm that each of the conditions set forth in Section 2.10(b) of the Pooling and Servicing Agreement are satisfied as of the date hereof.

                  The Depositor hereby affirms any of its representations and warranties set forth in the Purchase and Sale Agreement that relate to the Subsequent Mortgage Loans as of the date hereof. The Depositor hereby delivers notice and confirms that each of the conditions set forth in Section 2.10(b) to the Pooling and Servicing Agreement are satisfied as of the date hereof.

                  Additional terms of the sale are attached hereto as Attachment A.

                  To the extent permitted by applicable law, this Agreement, or a memorandum thereof if permitted under applicable law, is subject to recordation in all appropriate public offices for real property records in all counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the Certificateholders' expense on the direction of the Majority Certificateholders, but only when accompanied by an opinion of counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders or is necessary for the administration or servicing of the Mortgage Loans.

                  This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws, without giving effect to the principles of conflicts of laws.

                  This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same Agreement.

                  All terms and conditions of the Pooling and Servicing Agreement are hereby ratified, confirmed and incorporated herein, provided that in the event of any conflict the provisions of this Subsequent Transfer Agreement shall control over the conflicting provisions of the Pooling and Servicing Agreement.

                  Terms capitalized herein and not defined herein shall have their respective meanings as set forth in the Pooling and Servicing Agreement.

                                                IRWIN UNION BANK AND
                                                TRUST COMPANY
                                                  as Originator


                                                By:____________________________


                                                IHE FUNDING CORP.
                                                  as Seller


                                                By:____________________________


                                                PRUDENTIAL SECURITIES SECURED
                                                FINANCING CORPORATION
                                                  as Depositor


                                                By:____________________________


                                                THE CHASE MANHATTAN BANK
                                                  as Trustee for
                                                  IRWIN HOME EQUITY
                                                     CORPORATION
                                                     TRUST 1997-2


                                                By:____________________________

Dated:

Attachments

A.  Addition Notice.
B.  Schedule of Subsequent Mortgage Loans.
C.  Corporate Opinions of the Originator, the Seller and the Depositor.
D.  Officer's Certificates.
E.  Bankruptcy Opinion.
F.  Tax Opinion.
G.  Trustee's Certificate.
H.  Wire Transfer Instructions.
I.  Conveyance Agreement.
J.  Recordation Opinion.

-------------------------------------------------------------------------
IHE FUNDING CORP.
SUBSEQUENT TRANSFER AGREEMENT
IRWIN MORTGAGE POOL:  1997-2
NOVEMBER 1997
-------------------------------------------------------------------------


1        .CUTOFF DATE                            31 MAY 1997 (DD MONTH YEAR)
1A.      PRICING DATE                            14 JULY 1997 (DD MONTH YEAR)
2.       SUBSEQUENT CLOSING DATE
2A.      DAYS - CUTOFF TO CLOSING
3.       POOL PRINCIPAL BALANCE
         AS OF THE CUTOFF DATE
4.       NET PURCHASE PRICE                      100.00%
         EQUALS:
         PLUS:
5.       ACCRUED INTEREST                        $
         EQUALS:
6.       NET PROCEEDS                            $
7.       PASSTHROUGH RATE                        %
         SEE FORMULA BELOW
8.       FIRST DISTRIBUTION DATE
9.       MAXIMUM CLTV
10.      REQUIRED MINIMUM COUPON
11.      MAXIMUM BALLOON PERCENTAGE
12.      MAXIMUM CONCENTRATION PCT
13.      MAXIMUM VACATION &
          INVESTOR OWNED PCT
13A      MAXIMUM THIRD LIENS
14.      ADDITIONAL REPS & WARRANTIES:
15.      OTHER MATTERS

                          LETTER OF CREDIT INSTRUCTIONS

                                November 18, 1997


The Chase Manhattan Bank
450 West 33rd Street
New York, New York 10001

Attention:        Regina Bergeland
                  Global Trust Services

                  Re: Pooling and Servicing Agreement (the "Agreement"), Mortgage Loan Certificates, Series 1997-2, and Class R and Additional Certificates, dated as of November 1, 1997 among Prudential Securities Secured Financing Corporation, Irwin Home Equity Corporation and The Chase Manhattan Bank (the "Trustee"), as Trustee

Dear Ms. Bergeland:

                  The undersigned, the Holders of the Class R Certificates issued under the above-captioned Agreement, do hereby direct the Trustee, pursuant to Section 6.4(a) of the Agreement, and for so long as the Reserve Account is required to be maintained, to accept for deposit in the Reserve Account, as a Permitted Investment, a letter of credit (the "Letter of Credit") issued by The Northern Trust Company (the "L/C Issuer"), dated as of November 17, 1997, in the favor of The Chase Manhattan Bank, as Trustee of the Irwin Home Equity Corporation Trust 1997-2.

                  Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

                  With respect to the Letter of Credit, we hereby instruct the Trustee as follows:

                  1. In determining the amount in the Reserve Account for the purpose of Section 6.4(a) or 6.4(b) of the Agreement, the Trustee shall include the Maximum Amount (as defined in the Letter of Credit) of the Letter of Credit less the amount required to be on deposit in the Capitalized Interest Account pursuant to Section 6.1(c) of the Agreement as an amount on deposit in the Reserve Account.

                  2. Not later than 4:00 p.m. New York City time on the second Business Day preceding each Remittance Date, if the Trustee has determined that the sum of the amounts referenced in clauses (i), (ii), (iii) and (iv) of
Section 6.5(a) of the Agreement exceeds the amount then on deposit in the Certificate Account plus the amount of any cash on deposit in the Reserve Account, the Trustee shall cause to be presented to the L/C Issuer a drawing certificate in proper form (in the form attached to the Letter of Credit as Annex 1) for payment thereunder and otherwise in conformity with the terms thereof for an amount equal to such excess.

                  3. Not later than 4:00 p.m. New York City time on the second Business Day preceding each Remittance Date, if the Trustee has determined that an Insured Payment is required, the Trustee shall cause to be presented to the L/C Issuer a drawing certificate in proper form (in the form attached to the Letter of Credit as Annex 1) for payment thereunder and otherwise in conformity with the terms thereof for an amount equal to the Maximum Amount.

                  4. If: (i) as of any date that is thirty (30) days prior to the stated expiration date of the Letter of Credit, a letter of credit acceptable to each of the Certificate Insurer and the Rating Agencies, in the sole discretion of each, as a Permitted Investment (which may be a renewal or extension of the expiring Letter of Credit) in at least the same amount as the amount then available for drawing under the expiring Letter of Credit has not been delivered to the Trustee; (ii) an Acceleration Certificate (as defined in the Letter of Credit) has been delivered to the Trustee; or (iii) 30 days after the Trustee receives notice from the Certificate Insurer that the credit rating of the L/C Issuer has been downgraded below either "A-1" or "AA-" by Standard & Poor's Ratings Service or either "P-1" or "Aa3" by Moody's Investors Service, Inc. unless the Trustee receives notice from the Certificate Insurer that such ratings have been reinstated above such level prior to the expiration of such 30 day period; the Trustee shall, on the next Business Day, cause to be presented to the L/C Issuer a drawing certificate in proper form (in the form attached to the Letter of Credit as Annex 1) for payment thereunder and otherwise in conformity with the terms thereof for an amount equal to the Maximum Amount.

                  5. Upon receipt by the Trustee of the proceeds of a drawing under the Letter of Credit, (i) the Trustee will deposit the same directly to the Reserve Account, (ii) no portion of such proceeds shall be applied by the Trustee for any other purpose than as specified in Section 6.4 of the Agreement, and (iii) no portion of such proceeds shall be commingled with other funds held by the Trustee.

                  6. The Trustee shall send copies of each drawing certificate sent to the L/C Issuer and any Acceleration Certificate received by the Trustee from the L/C Issuer to the Class R Certificateholders, the Certificate Insurer and the Rating Agencies.

                  7. In the event, and only in such event, that (a) (i) the sum of the Maximum Amount of the Letter of Credit and the cash on deposit in the Reserve Account (net of any investment earnings on deposit therein) exceeds (ii) the Required Reserve Account Level and (b) the Trustee obtains the prior written approval of the Certificate Insurer, the Trustee shall execute and present to the L/C Issuer a Reduction Certificate, in the form attached to the Letter of Credit as Annex 3, for a reduction in the Maximum Amount equal to the excess of
(i) over (ii).

                  8. The Trustee shall surrender the Letter of Credit to the L/C Issuer on the earlier to occur of (i) expiration of the Letter of Credit and
(ii) termination of the Trust.

                  These instructions may not be modified or revoked except by a written instrument acknowledged by the Certificate Insurer.

                  Please sign below to indicate your acknowledgement of receipt of this letter and your agreement to its terms.

                                           IHE FUNDING CORP.


                                           By:_________________________________
                                           Name:  Gregory F. Ehlinger
                                           Title: Vice President and Treasurer


ACKNOWLEDGED AND AGREED:

THE CHASE MANHATTAN BANK


By:________________________________
Name:  Regina Bergeland
Title: Vice President
Date:  November 18, 1997


          [SIGNATURE PAGE TO INSTRUCTIONS REGARDING LETTERS OF CREDIT]

                                November 18, 1997

The Chase Manhattan Bank
450 West 33rd Street
New York, New York 10001

Attention:   Regina Bergeland
             Global Trust Services


             Re: Pooling and Servicing Agreement (the "Agreement"), Mortgage
                 Loan Certificates, Series 1997-2, and Class R and Additional Certificates, dated as of November 1, 1997 among Prudential Securities Secured Financing Corporation, Irwin Home Equity Corporation and The Chase Manhattan Bank (the "Trustee"), as Trustee

Dear Ms. Bergeland:

                  The undersigned, the Holders of the Class R Certificates issued under the above-captioned Agreement, do hereby direct the Trustee, pursuant to Section 6.12 of the Agreement, and for so long as the Capitalized Interest Account is required to be maintained, to accept for deposit in the Capitalized Interest Account, as a Permitted Investment, a letter of credit (the "Letter of Credit") issued by The Northern Trust Company (the "L/C Issuer"), dated as of November 17, 1997, in the favor of The Chase Manhattan Bank, as Trustee of the Irwin Home Equity Corporation Trust 1997-2.

                  Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

                  With respect to the Letter of Credit, we hereby instruct the Trustee as follows:

                  1. In determining the amount in the Capitalized Interest Account for the purpose of Section 6.1(c) of the Agreement, the Trustee shall include the Maximum Amount (as defined in the Letter of Credit) of the Letter of Credit less the amount required to be on deposit in the Reserve Account pursuant to Section 6.4(a) or 6.4(b) of the Agreement as an amount on deposit in the Capitalized Interest Account.

                  2. Not later than 4:00 p.m. New York City time on the second Business Day preceding each of the first three Remittance Dates, the Trustee shall cause to be presented to the L/C Issuer a drawing certificate in proper form (in the form attached to the Letter of Credit as Annex 1) for payment thereunder and otherwise in conformity with the terms thereof for an amount equal to the Capitalized Interest Deposit Account.

                  3. If: (i) as of any date that is thirty (30) days prior to the stated expiration date of the Letter of Credit, a letter of credit acceptable to each of the Certificate Insurer and the

Rating Agencies, in the sole discretion of each, as a Permitted Investment (which may be a renewal or extension of the expiring Letter of Credit) in at least the same amount as the amount then available for drawing under the expiring Letter of Credit has not been delivered to the Trustee; (ii) an Acceleration Certificate (as defined in the Letter of Credit) has been delivered to the Trustee; or (iii) 30 days after the Trustee receives notice from the Certificate Insurer that the credit rating of the L/C Issuer has been downgraded below either "A-1" or "AA-" by Standard & Poor's Ratings Service or either "P-1" or "Aa3" by Moody's Investors Service, Inc. unless the Trustee receives notice from the Certificate Insurer that such ratings have been reinstated above such level prior to the expiration of such 30 day period; the Trustee shall, on the next Business Day, cause to be presented to the L/C Issuer a drawing certificate in proper form (in the form attached to the Letter of Credit as Annex 1) for payment thereunder and otherwise in conformity with the terms thereof for an amount equal to the Maximum Amount.

                  4. Upon receipt by the Trustee of the proceeds of a drawing under the Letter of Credit, (i) the Trustee will deposit the same directly to the Certificate Account, (ii) no portion of such proceeds shall be applied by the Trustee for any other purpose than as specified in Section 6.12 of the Agreement, and (iii) no portion of such proceeds shall be commingled with other funds held by the Trustee.

                  5. The Trustee shall send copies of each drawing certificate sent to the L/C Issuer and any Acceleration Certificate received by the Trustee from the L/C Issuer to the Class R Certificateholders, the Certificate Insurer and the Rating Agencies.

                  6. The Trustee shall surrender the Letter of Credit to the L/C Issuer on the earlier to occur of (i) expiration of the Letter of Credit and
(ii) termination of the Trust.

                  These instructions may not be modified or revoked except by a written instrument acknowledged by the Certificate Insurer.

                  Please sign below to indicate your acknowledgement of receipt of this letter and your agreement to its terms.

                                                IRWIN HOME EQUITY CORPORATION,
                                                as Servicer


                                                By:_____________________________
                                                Name:  Edwin Corbin
                                                Title: Vice President - Finance
                                                          and Servicing


ACKNOWLEDGED AND AGREED:

THE CHASE MANHATTAN BANK

By:________________________________
Name:  Regina Bergeland
Title: Vice President
Date:


          [Signature Page to Instructions Regarding Letters of Credit]

                                November 18, 1997

The Chase Manhattan Bank
450 West 33rd Street
New York, New York  10001

Attention:   Regina Bergeland
             Global Trust Services

             Re: Pooling and Servicing Agreement (the "Agreement"), Mortgage Loan Certificates, Series 1997-2, Class A and Class R and Additional Certificates, dated as of November 1, 1997 among Prudential Securities Secured Financing Corporation, Irwin Home Equity Corporation and The Chase Manhattan Bank (the "Trustee"), as Trustee

Dear Ms. Bergeland:

                  Each of the undersigned hereby approves the letter of credit, Nos. , and , dated as of November __, 1997, issued by The Northern Trust Company in favor of The Chase Manhattan Bank, as Trustee of the Irwin Home Equity Corporation Trust 1997-2 as a Permitted Investment for the Reserve Account for so long as the credit rating assigned to The Northern Trust Company is equal to or better than "A-1" and "AA-" by Standard & Poor's Ratings, a division of the McGraw Hill Companies and "P-1" and "Aa3" by Moody's Investors Service, Inc.

                  Capitalized terms used herein shall have the meanings set forth in the Agreement.

                                                Sincerely,

                                                STANDARD & POOR'S, A DIVISION OF
                                                MCGRAW-HILL

                                                By:_____________________________
                                                Name:
                                                Title:

                                                MOODY'S INVESTORS SERVICE, INC.

                                                By:_____________________________
                                                Name:
                                                Title:

                                                MBIA INSURANCE CORPORATION

                                                By:_____________________________
                                                Name:
                                                Title:


                                       2